Exhibit 2.1

Execution Version

BUSINESS COMBINATION AGREEMENT

BY AND AMONG

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION,

AMPLE MERGER SUB, INC.,

AND

JASPER THERAPEUTICS, INC.

DATED AS OF MAY 5, 2021

i

Exhibit A	Form of Subscription Agreement
Exhibit B	Form of Amended and Restated Registration Rights Agreement
Exhibit C	Form of Company Stockholder Support Agreement
Exhibit D	Form of Letter of Transmittal
Exhibit E	Form of AMHC New Certificate of Incorporation
Exhibit F	Form of AMHC New Bylaws
Exhibit G	Form of AMHC Incentive Equity Plan
Exhibit H	Form of Sponsor Support Agreement

Schedule I	Supporting Company Stockholders

BUSINESS COMBINATION AGREEMENT

This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of May 5, 2021, is made by and among Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC”), Ample Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Jasper Therapeutics, Inc., a Delaware corporation (the “Company”). AMHC, Merger Sub and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.

WHEREAS, (a) AMHC is a blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of AMHC that was formed for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents;

WHEREAS, pursuant to the Governing Documents of AMHC, AMHC is required to provide an opportunity for its stockholders to have their outstanding AMHC Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the AMHC Stockholder Approval;

WHEREAS, as of the date of this Agreement, Amplitude Healthcare Holdings LLC, a Delaware limited liability company (the “Sponsor”) owns 2,500,000 AMHC Class B Shares;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor, AMHC and the Company are entering into the sponsor support agreement, substantially in the form of Exhibit H hereto (the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive any adjustment to the conversion ratio set forth in the Governing Documents of AMHC or any other anti-dilution or similar protection with respect to the AMHC Class B Shares (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise), in each case, on the terms and subject to the conditions set forth in the Sponsor Support Agreement, (c) be bound by certain transfer restrictions with respect to its AMHC Class B Shares, (d) place into escrow certain AMHC Shares held by Sponsor, the release of which shall be contingent upon certain events and conditions set forth in the Sponsor Support Agreement, and (e) forfeit all private placement warrants owned by the Sponsor as of immediately prior to the Closing;

WHEREAS, on the Closing Date, (a) Merger Sub will merge with and into the Company (the “Merger”), with the Company as the surviving corporation in the Merger and, after giving effect to the Merger, the Company will be a wholly-owned Subsidiary of AMHC and (b) each Company Share will be automatically converted as of the Effective Time into a portion of the Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, it is anticipated that, prior to the consummation of the Merger, all shares of Series A-1 Preferred Stock of the Company will be converted into shares of Company Class A Common Stock;

WHEREAS, concurrently with the execution of this Agreement, the Sponsor and certain other investors (the “PIPE Investors”), are entering into a subscription agreement, substantially in the form attached hereto as Exhibit A (the “Subscription Agreement”), with AMHC, pursuant to which, among other things, the PIPE Investors have agreed to subscribe for and purchase on the Closing Date, and AMHC has agreed to issue and sell to the PIPE Investors on the Closing Date, the number of AMHC Shares provided for in the Subscription Agreement in exchange for the purchase price set forth therein (such equity financing under the Subscription Agreements hereinafter referred to as, the “PIPE Financing”), in each case, on the terms and subject to the conditions set forth in the applicable Subscription Agreement;

WHEREAS, at the Closing, AMHC, the Sponsor and the Company Stockholders set forth on Schedule I will enter into an amended and restated registration rights agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which, among other things, the Sponsor and the Company Stockholders set forth on Schedule I (i) will agree not to effect any sale or distribution of any Equity Securities of AMHC held by any of them during the lock-up period described therein and (ii) will be granted certain registration rights with respect to their respective AMHC Shares, in each case, on the terms and subject to the conditions set forth therein;

WHEREAS, the Board of Directors of AMHC (the “AMHC Board”) has (a) determined that this Agreement, the Ancillary Documents to which AMHC is or will be a party and the transactions contemplated by this Agreement and the Ancillary Documents (including the Merger) are fair to, and in the best interests of, AMHC and the stockholders of AMHC, (b) adopted, approved and declared advisable this Agreement, the Ancillary Documents to which AMHC is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (c) recommended, among other things, approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of AMHC Shares entitled to vote thereon, and (d) directed that each Transaction Proposal be submitted to the holders of AMHC Shares for approval;

WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, AMHC, as the sole stockholder of Merger Sub, has executed a written consent, which is conditioned upon, and shall become effective immediately following, the execution and delivery of this Agreement, and which, when effective, shall constitute the approval and adoption of this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company has (a) determined that this Agreement, the Ancillary Documents to which the Company is or will be a party and to consummate the transactions contemplated by this Agreement and the Ancillary Documents (including the Merger) are fair to, and in the best interests of the Company and the stockholders of the Company, (b) adopted, approved and declared advisable this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and the Transaction Proposals and (c) recommended, among other things, the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;

WHEREAS, AMHC has requested that promptly after the execution of this Agreement, each Company Stockholder listed on Schedule I attached hereto (collectively, the “Supporting Company Stockholders”) duly execute and deliver to AMHC a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Company Stockholder Support Agreements”), pursuant to which, among other things, each such Supporting Company Stockholder would agree to, among other things, (a) support and vote in favor of the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), and (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing; and

WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitute a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (clauses (a)-(b), the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

Article 1
CERTAIN DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

“Additional AMHC SEC Reports” has the meaning set forth in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

“Aggregate Transaction Proceeds” means an amount equal to the sum of (i) the aggregate cash proceeds available for release to any AMHC Party from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to all of the AMHC Stockholder Redemptions) and (ii) the aggregate cash proceeds actually received by any AMHC Party in respect of the PIPE Financing (whether prior to or on the Closing Date).

“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.

“Allocation Schedule” has the meaning set forth in Section 2.3.

“AMHC” has the meaning set forth in the introductory paragraph to this Agreement.

“AMHC Acquisition Proposal” means any transaction or series of related transactions under which AMHC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases any other Person(s), (ii) engages in a business combination with any other Person(s) or (iii) acquires or otherwise purchases at least a majority of the voting securities of such Person or all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a AMHC Acquisition Proposal.

“AMHC Board” has the meaning set forth in the recitals to this Agreement.

“AMHC Board Recommendation” has the meaning set forth in Section 5.9.

“AMHC New Bylaws” has the meaning set forth in Section 2.1(a)(x).

“AMHC Class A Shares” means AMHC’s Class A common stock, par value $0.0001 per share.

“AMHC Class B Shares” means AMHC’s Class B common stock, par value $0.0001 per share.

“AMHC D&O Persons” has the meaning set forth in Section 5.14(a).

“AMHC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by AMHC on the date of this Agreement.

“AMHC Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable by and not otherwise expressly allocated to the Company pursuant to the terms of this Agreement or any Ancillary Document, a AMHC Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any AMHC Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any AMHC Party pursuant to this Agreement or any Ancillary Document. AMHC Expenses shall include fifty percent (50%) of the HSR Act filing fee and, to the extent payable, any deferred underwriting fees or discounts, including any Deferred Underwriting Discount. Notwithstanding the foregoing or anything to the contrary herein, AMHC Expenses shall not include any Company Expenses.

“AMHC Financial Statements” means all of the financial statements of AMHC included in the AMHC SEC Reports.

“AMHC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of the AMHC Parties) and Section 4.15(j) (Tax Matters).

“AMHC Incentive Equity Plan” has the meaning set forth in Section 5.18.

“AMHC Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on: (a) the business, results of operations or financial condition of the AMHC Parties, taken as a whole, provided, however, that, in the case of this clause (a), no change, event, effect or occurrence to the extent resulting from or arising out of any of the changes, events, effects or occurrences described in clauses (i), (ii), (iii), (vi) (provided that the exception in clause (vi) shall not apply to the representations and warranties set forth in Section 4.3 to the extent that its purpose is to address the consequences resulting from the public announcement or pendency of the transactions contemplated by this Agreement or the condition set forth in Section 6.3(a) to the extent it relates to such representations and warranties) and (viii) of the definition of Company Material Adverse Effect (which shall apply as to the AMHC Parties, mutatis mutandis) shall be deemed to constitute a AMHC Material Adverse Effect or be taken into account in determining whether a AMHC Material Adverse Effect has occurred or is reasonably likely to occur; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clause a may be taken into account in determining whether an AMHC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate effect on the AMHC Parties, taken as a whole, relative to other participants operating in the industries or markets in which AMHC operates; or (b) the ability of any AMHC Party to consummate the Merger in accordance with the terms of this Agreement.

“AMHC New Certificate of Incorporation” has the meaning set forth in Section 2.1(a)(x).

“AMHC New Non-Voting Shares” means, at all times at or after the Effective Time, shares of AMHC’s non-voting common stock, par value $0.0001 per share.

“AMHC New Voting Shares” means, at all times at or after the Effective Time, shares of AMHC’s voting common stock, par value $0.0001 per share.

“AMHC Non-Party Affiliates” means, collectively, each AMHC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any AMHC Related Party (other than, for the avoidance of doubt, any AMHC Party).

“AMHC Parties” means, collectively, AMHC and Merger Sub.

“AMHC Related Party” has the meaning set forth in Section 4.9.

“AMHC Related Party Transactions” has the meaning set forth in Section 4.9.

“AMHC SEC Reports” has the meaning set forth in Section 4.7.

“AMHC Share Value” means $10.00.

“AMHC Shares” means (a) prior to the consummation of the Merger, collectively, the AMHC Class A Shares and the AMHC Class B Shares and (b) from and after the consummation of the Merger, the AMHC New Voting Shares and the AMHC New Non-Voting Shares. Any reference to the AMHC Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.

“AMHC Stockholder Approval” means, collectively, the Required AMHC Stockholder Approval and the Other AMHC Stockholder Approval.

“AMHC Stockholder Redemption” means the right of the holders of AMHC Class A Shares to redeem all or a portion of their AMHC Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of AMHC.

“AMHC Stockholders Meeting” has the meaning set forth in Section 5.9.

“Ancillary Documents” means the Registration Rights Agreement, Sponsor Support Agreement, the Subscription Agreements, the Company Stockholder Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.

“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other applicable anti-bribery or anti-corruption Laws related to combatting bribery, corruption and money laundering.

“Assumed Plan” has the meaning set forth in Section 2.4.

“Business” means the business of the Group Companies as of immediately prior to the Closing, including researching, developing and commercializing conditioning and cell therapy therapeutics to allow for expanded use of curative therapy with stem cell transplantation and gene therapies.

“Business Combination Proposal” has the meaning set forth in Section 5.9.

“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York are open for the general transaction of business.

“Certificate of Merger” has the meaning set forth in Section 2.1(a)(ii).

“Certificates” has the meaning set forth in Section 2.1(a)(viii).

“Change of Control Payment” means any success, change of control, retention, transaction bonus or other similar payment or amount that may be payable to any Person as a result of or in connection with this Agreement or the transactions contemplated hereby (including any such payments or similar amounts that may become due and payable based upon the occurrence of one or more additional circumstances, matters or events) (in each case, including the employer’s share of payroll, social security, Medicare and unemployment Taxes and other similar assessments arising out of such payments). Notwithstanding the foregoing or anything to the contrary herein, the AMHC Shares to be issued in respect of or that will become subject to, as applicable, the Rollover Options at the Effective Time on the terms and subject to the conditions of this Agreement shall not constitute Change of Control Payments.

“Closing” has the meaning set forth in Section 2.2.

“Closing Company Financial Statements” has the meaning set forth in Section 3.4(b).

“Closing Date” has the meaning set forth in Section 2.2.

“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the introductory paragraph to this Agreement.

“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases the Group Companies or (ii) all or a material portion of the assets or businesses of the Group Companies, taken as a whole (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (b) any equity or similar investment in the Group Companies (other than the issuance of the applicable class of shares of capital stock of the Company upon the exercise or conversion of any Company Options in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents, the transactions contemplated hereby or thereby or any Specified Strategic Transaction shall constitute a Company Acquisition Proposal.

“Company Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share.

“Company Common Stock” means, collectively, the Class A Common Stock, par value $0.001 per share, and Class B Common Stock, par value $0.001 per share, of the Company.

“Company D&O Persons” has the meaning set forth in Section 5.15(a).

“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to AMHC by the Company on the date of this Agreement.

“Company Equity Award” means, as of any determination time, each outstanding Company Option, each outstanding Company Restricted Stock Award, and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise.

“Company Equity Plan” means the Company’s 2019 Equity Incentive Plan and each other plan or standalone agreement that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company, including any Stock Restriction Agreement subjecting outstanding Equity Securities to certain rights of repurchase in favor of the Company in the event of the termination of the holder’s service relationship with the Company.

“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of the HSR Act filing fee. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any AMHC Expenses.

“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.16(n) (Tax Matters) and Section 3.17 (Brokers).

“Company IT Systems” means all computer systems, computer software and hardware, communication systems, servers, network equipment and related documentation, in each case, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by or licensed to any Person (in each case, other than a Group Company) that is licensed or sublicensed to any Group Company.

“Company Licensed Patent” has the meaning set forth in Section 3.13(a).

“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on: (a) the business, results of operations or financial condition of the Group Companies, taken as a whole; provided, however, that, in the case of this clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of the Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet any budgets, projections, estimates, predictions or forecasts; provided, that this clause (vii) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet budgets, projections, estimates, predictions or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has a disproportionate effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate; or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement.

“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company).

“Company Option” means, as of any determination time, each option to purchase Company Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.

“Company-Owned Intellectual Property” means all Intellectual Property Rights that are owned by any of the Group Companies.

“Company Product” means each product or product candidate that is being researched, tested, developed, or manufactured, offered, marketed, licensed, provided, sold, distributed or otherwise exploited by or on behalf of any of the Group Companies or any licensee of any of the Group Companies.

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed in the name of, any Group Company.

“Company Related Party” has the meaning set forth in Section 3.19.

“Company Related Party Transactions” has the meaning set forth in Section 3.19.

“Company Restricted Stock Award” means an award of restricted shares of Company Common Stock granted under a Company Equity Plan, which includes any shares of Company Common Stock issued pursuant to early-exercised Company Options that remain subject to vesting conditions and any shares of Company Common Stock made subject to certain rights of repurchase in favor of the Company pursuant to a Stock Restriction Agreement in the event of the termination of the holder’s service relationship with the Company.

“Company Series A-1 Conversion” has the meaning set forth in Section 2.1(a)(iii).

“Company Shares” means shares of the Company Common Stock, the Series A-1 Preferred Stock of the Company and the Series A-2 Preferred Stock of the Company.

“Company Stockholder Support Agreement Deadline” has the meaning set forth in Section 5.13(a).

“Company Stockholder Support Agreements” has the meaning set forth in the recitals to this Agreement.

“Company Stockholder Written Consent” has the meaning set forth in Section 5.13(b).

“Company Stockholder Written Consent Deadline” means within two (2) Business Days following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act.

“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.

“Company Stockholders Agreement” means the Investors’ Rights Agreement, dated as of November 21, 2019, by and among the Company and the Company Stockholders party thereto.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of February 3, 2021, by and between the Company and AMHC.

“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.

“Continental” means Continental Stock Transfer & Trust Company.

“Contingent Worker” means any independent contractor, consultant, contractor, subcontractor, temporary employee, leased employee or other agent used by any Group Company and classified by such Group Company as other than an employee, or compensated other than through wages paid by such Group Company through the Group Company’s payroll function.

“Contract” or “Contracts” means any written agreement, contract, license, sublicense, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.

“Conversion Shares” has the meaning set forth in Section 2.1(a)(iii).

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means the SARS-CoV-2 or COVID-19 virus.

“Creator” has the meaning set forth in Section 3.13(d).

“Deferred Underwriting Discount” means an aggregate of up to $3,500,000 payable to the underwriters of the IPO upon consummation of an initial business combination, as described in the Prospectus.

“Designated Holders” means, collectively, (i) any Electing Investor, as such term is defined in that certain Series A-1 Preferred Stock Purchase Agreement, dated as of November 21, 2019, by and among the Company and the investors party thereto (excluding any Person who has waived rights to receive any AMHC New Non-Voting Shares) and (ii) such other Company Stockholders as may be designated in writing by the Company prior to the initial filing of the Registration Statement / Proxy Statement.

“DGCL” has the meaning set forth in the recitals to this Agreement.

“Effective Time” has the meaning set forth in Section 2.1(a)(ii).

“Employee Benefit Plan” means any (a) “employee benefit plans,” as defined in Section 3(3) of ERISA, together with plans or arrangements that would be so defined if they were not (i) otherwise exempt from ERISA by Section 3(3) of ERISA or another Section of ERISA, (ii) maintained outside the United States or (iii) individually negotiated or applicable only to one individual and (b) any other written or oral benefit arrangement or obligation to provide benefits as compensation for services rendered, including employment or consulting agreements (except for agreements that provide for at will employment that can be terminated without notice and at no cost to the Group Companies and do not include retention or deal-based bonuses or that provide only such notice and severance as is required by applicable Law), severance agreements, arrangements, plans or pay policies, stay or retention bonuses or compensation, incentive (including equity or equity-linked) plans, programs or arrangements, patent award programs, sick leave, vacation pay, plant closing benefits, salary continuation or insurance for disability, consulting, or other compensation arrangements, retirement, deferred compensation, bonus, stock purchase plans or programs, hospitalization, medical insurance, life insurance, tuition reimbursement or scholarship programs, any plans subject to Section 125 of the Code and any plans providing compensatory benefits or payments in the event of a change of control, change in ownership or effective control, or sale of a substantial portion (including all or substantially all) of the assets of any business or portion thereof, with respect to which the Company or any of its Subsidiaries has any obligation or which are maintained, contributed to or sponsored by the Company or any of its Subsidiaries for the benefit of any current or former employee, officer, director or manager of the Company or its Subsidiaries or with respect to which the Company or any Subsidiary has any actual or contingent liability.

“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment or workplace health or safety.

“Equity Incentive Plan Proposal” has the meaning set forth in Section 5.9.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means $275,000,000.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes any Group Company.

“Excess Shares” means any AMHC New Voting Shares that would be delivered pursuant to the Merger (i) to a Designated Holder, which AMHC New Voting Shares would, after taking into account the AMHC Shares that such Designated Holder will have the right to receive as part of the Transaction Share Consideration, result in such Designated Holders owning beneficially or of record more than 9.9% of the issued and outstanding AMHC Shares immediately following the Effective Time or (ii) if such Designated Holder has delivered an election agreement regarding the allocation of Transaction Share Consideration to the Company, “Excess Shares” as defined in such election agreement.

“Exchange Act” means the Securities Exchange Act of 1934.

“Exchange Agent” has the meaning set forth in Section 2.5(a).

“Exchange Fund” has the meaning set forth in Section 2.5(c).

“FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

“FDCA” has the meaning set forth in Section 3.23(e).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.

“Financial Statements” has the meaning set forth in Section 3.4(a).

“Fraud” means intentional common law fraud under Delaware law by a party to this Agreement with respect to the making of the representations and warranties hereunder (excluding constructive fraud, equitable fraud, unfair dealings fraud, promissory fraud or negligent misrepresentation or omission or any form of fraud based on recklessness).

“GAAP” means United States generally accepted accounting principles.

“Good Clinical Practices” means the then current standards for clinical trials (including all applicable requirements relating to the protection of human subjects), as set forth in the FDCA, and applicable regulations and guidances promulgated thereunder, as amended from time to time, and such applicable standards of good clinical practice (including all applicable requirements relating to protection of human subjects) as are required by other organizations and Governmental Entities in any other countries, in which the Company Products are sold or intended to be sold.

“Good Laboratory Practices” mean the then current standards for conducting nonclinical laboratory studies, as set forth in the FDCA and applicable regulations and guidances promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Part 58, and such applicable standards of good laboratory practices as are required by Governmental Entities in any other countries in which the Company Products are sold or intended to be sold.

“Good Manufacturing Practices” mean the then current standards for the manufacture, processing, packaging, transportation, handling and holding of drug and biological products, as set forth in the FDCA and applicable regulations and guidances promulgated thereunder, as amended from time to time, including applicable requirements contained in 21 C.F.R. Parts 210, 211, 600-610, and 1271, and such applicable standards of good manufacturing practices as are required by Governmental Entities in any other countries in which the Company Products are sold or intended to be sold.

“Governing Document Proposal” has the meaning set forth in Section 5.9.

“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.

“Governmental Entity” means any United States or non-United States (a) federal, state, provincial, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private); provided, however, that (for the avoidance of doubt) institutional review boards shall not be “Governmental Entities” hereunder.

“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries.

“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon.

“Healthcare Laws” means all applicable Laws relating to the research (including preclinical, nonclinical, and clinical research or studies), development, testing, production, manufacture, transfer, storing or distribution of drugs, biological products, or medical devices subject to regulation under applicable federal, state, provincial, or foreign laws, including the FDCA and the United States Public Health Service Act, the 21st Century Cures Act (Pub. L. 114-255), and Section 543 of the Federal Public Health Services Act.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, but excluding for the avoidance of doubt the effects of Accounting Standards Update No. 2016-02, Leases (Topic 842), (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.

“Intellectual Property Rights” means all intellectual property rights and related priority rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs, industrial design registration and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing in respect of any of the foregoing and any reissues, reexaminations, substitutes, patent term extensions, supplementary protection certificates, or extensions of any of the foregoing, and any foreign counterparts of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, whether or not registered, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights and other works of authorship, database and design rights, mask work rights, rights of publicity and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; (e) rights in or to Software or other technology; (f) all improvements to any of the foregoing; (g) the right to sue and collect damages for past, present and future infringement of any of the foregoing; (h) tangible embodiments of the foregoing and (i) any other intellectual or proprietary rights protectable, arising under or associated with any of the foregoing, including those protected by any Law anywhere in the world.

“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.

“Investment Company Act” means the Investment Company Act of 1940.

“IPO” has the meaning set forth in Section 8.18.

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).

“Law” means any federal, state, provincial, local, foreign, national or supranational statute, law (including common law), directive, act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter.

“Leased Real Property” has the meaning set forth in Section 3.18(b).

“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit D hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of AMHC and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.

“Licensed Out IP” has the meaning set forth in Section 3.13(c).

“Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge, license or other similar interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contracts” has the meaning set forth in Section 3.7(a).

“Material Permits” has the meaning set forth in Section 3.6.

“Merger” has the meaning set forth in the recitals to this Agreement.

“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.

“Multiemployer Plan” has the meaning set forth in Section (3)37 of ERISA.

“Nasdaq” means the Nasdaq Capital Market.

“Nasdaq Proposal” has the meaning set forth in Section 5.9.

“Non-Party Affiliate” has the meaning set forth in Section 8.13.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions for a one-time license fee of less than $100,000 per license or an ongoing licensee fee of less than $75,000 per year.

“Officers” has the meaning set forth in Section 5.16(a).

“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.

“Other AMHC Stockholder Approval” means, with respect to (a) the proposal to elect directors effective as of the Closing as contemplated by Section 5.16(a) and Section 5.16(b), the affirmative vote of a plurality of the votes cast by the stockholders present in person or represented by proxy at the AMHC Stockholders Meeting and entitled to vote thereon and (b) the Other Transaction Proposals, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the AMHC Stockholders Meeting and entitled to vote thereon.

“Other Transaction Proposals” means each Transaction Proposal, other than the Required Transaction Proposals.

“Pandemic Measures” means any public health advisories or guidance, including quarantine, “shelter in place”, “stay at home”, social distancing, shut down, closure, sequester or other Laws, Orders, directives, guidelines or recommendations, by any Governmental Entity in connection with, or in response to, COVID-19.

“Parties” has the meaning set forth in the introductory paragraph to this Agreement.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Bridge Financing” means a bona fide financing in the form of a bridge loan or notes in an amount not to exceed $20,000,000 in the aggregate, at an interest rate not to exceed the then applicable prime rate (as reported by the Wall Street Journal), which shall, by its terms, automatically either (i) be repaid in full at the Closing or (ii) converted into shares of Company Class A Common Stock as of immediately prior to the Closing, and be treated at the Closing like all other outstanding shares of Company Class A Common Stock pursuant to Article II hereunder; provided, that, for clarity, the Aggregate Transaction Proceeds shall not be reduced by the amount or repayment of any such Permitted Bridge Financing.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of nonexclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice or in connection with material transfer agreements, early-stage research contracts or agreements with contract research organizations and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.

“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any data or information relating to an identified natural person that is regulated by the Privacy Laws.

“PIPE Financing” has the meaning set forth in the recitals to this Agreement.

“PIPE Investment Amount” has the meaning set forth in Section 4.16(a).

“PIPE Investors” has the meaning set forth in the recitals to this Agreement.

“Pre-Closing AMHC Holders” means the holders of AMHC Shares at any time prior to the Effective Time.

“Privacy and Data Security Policies” has the meaning set forth in Section 3.20(a).

“Privacy Laws” means Laws relating to the Processing or protection of Personal Data that apply to any of the Group Companies, including HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Fair and Accurate Credit Transaction Act, the Federal Trade Commission Act, the Privacy Act of 1974, the CAN-SPAM Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state social security number protection Laws, state data breach notification Laws, state data security Laws, including state consumer protection Laws, and the European Union Directives 95/46/EC and Canada’s Personal Information Protection and Electronic Documents Act and Canada’s Anti-Spam Law (CASL).

“Privacy Requirements” has the meaning set forth in Section 3.20(a).

“Proceeding” means any lawsuit, litigation, action, audit, investigation, examination, claim, complaint, charge, proceeding, suit, arbitration, investigation, or mediation (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.

“Process” (or “Processing” or “Processes”) means any operation or set of operations which is performed on Personal Data or on sets of Personal Data, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaption or alteration, retrieval, consultation, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.

“Prospectus” has the meaning set forth in Section 8.18.

“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.

“Public Stockholders” has the meaning set forth in Section 8.18.

“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.

“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.

“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.

“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of AMHC.

“Regulatory Permits” means all Permits granted by FDA or any comparable Governmental Entity to any Group Company, including investigational new drug applications, new drug applications, biologic licensing applications, abbreviated new drug applications, manufacturing approvals and authorizations, CE-mark certificates of conformity, clinical trial authorizations and ethical reviews or their national or foreign equivalents.

“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.

“Required Company Stockholder Approval” has the meaning set forth in Section 5.13(b).

“Required AMHC Stockholder Approval” means, with respect to (a) the Governing Document Proposal, the affirmative vote of a majority of each of the AMHC Class A Shares and AMHC Class B Shares then outstanding, voting separately and (b) the other Required Transaction Proposals, the affirmative vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the AMHC Stockholders Meeting and entitled to vote thereon.

“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the Nasdaq Proposal, the Governing Document Proposal, and the Equity Incentive Plan Proposal.

“Rollover Option” has the meaning set forth in Section 2.4(a).

“Rollover Restricted Stock Award” has the meaning set forth in Section 2.4(b).

“Sanctioned Country” means any country, territory or geographical region which is itself the subject or target of territory-wide sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine).

“Sanctions and Export Control Laws” means any applicable Law related to (a) import and export controls, including the U.S. Export Administration Regulations, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the AMHC Disclosure Schedules.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933.

“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).

“Signing Press Release” has the meaning set forth in Section 5.4(b).

“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; (d) application programming interfaces, user interfaces, firmware, Internet websites, web content and links; and (e) all documentation, including user manuals and other training documentation, related to any of the foregoing, and all rights associated with any of the foregoing.

“Specified Strategic Transaction” means any royalty based transaction, drug development partnership or similar transaction that does not contemplate the issuance of any Equity Securities of the Company or any of its Affiliates (including, after the Effective Time, AMHC or any of its Affiliates).

“Sponsor” has the meaning set forth in the recitals to this Agreement.

“Sponsor Group” has the meaning set forth in Section 8.19.

“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.

“Subscription Agreement” has the meaning set forth in the recitals to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.

“Surviving Company” has the meaning set forth in Section 2.1(a)(i).

“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes or charges in the nature of a tax imposed by a Governmental Entity, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not.

“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.

“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed with or required to be filed with any Governmental Entity.

“Termination Date” has the meaning set forth in Section 7.1(d).

“Transaction Litigation” has the meaning set forth in Section 5.2(e).

“Transaction Proposals” has the meaning set forth in Section 5.9.

“Transaction Share Consideration” means an aggregate number of AMHC Shares equal to (a) the Equity Value, divided by (b) the AMHC Share Value.

“Trust Account” has the meaning set forth in Section 8.18.

“Trust Account Released Claims” has the meaning set forth in Section 8.18.

“Trust Agreement” has the meaning set forth in Section 4.8.

“Trustee” has the meaning set forth in Section 4.8.

“Union” has the meaning set forth in Section 3.14(e).

“Unpaid AMHC Expenses” means the AMHC Expenses that are unpaid as of immediately prior to the Closing.

“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.

“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.

“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of immediately prior to the Effective Time or will vest solely as a result of the consummation of the Merger.

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as well as analogous applicable foreign, provincial, state or local Laws related to plant closings, relocations, mass layoffs and employment losses.

“Willful Breach” means a party’s material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an intentional act or failure to act undertaken by the breaching party with the actual knowledge that the taking of such act, or failure to act, or making of such representation or warranty, would result in such breach.

“WilmerHale” has the meaning set forth in Section 8.19.

Article 2
MERGER

Section 2.1 Closing Transactions. On the terms and subject to the conditions set forth in this Agreement, the following transactions shall occur as set forth in this Section 2.1:

(a) The Merger.

(i) On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, AMHC, Merger Sub and the Company shall consummate the Merger at the Effective Time. Upon the consummation of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue its corporate existence under the DGCL as the surviving corporation in the Merger (hereinafter referred to for the periods at and after the Effective Time as the “Surviving Company”).

(ii) At the Closing, the parties hereto shall cause a certificate of merger, in a form reasonably satisfactory to the Company and AMHC (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by AMHC and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).

(iii) The Company shall take all actions necessary to cause each share of Series A-1 Preferred Stock of the Company that is issued and outstanding immediately prior to the Effective Time to be automatically converted immediately prior to the Effective Time into a number of shares of Company Class A Common Stock at the then-effective conversion rate as calculated pursuant to and in accordance with the Company’s Governing Documents (the “Company Series A-1 Conversion”; the shares of Company Class A Common Stock into which the Series A-1 Preferred Stock is converted, the “Conversion Shares”). All of the shares of Series A-1 Preferred Stock of the Company converted into shares of Company Class A Common Stock shall no longer be outstanding and shall cease to exist and no payment or distribution shall be made with respect thereto, and each holder of shares of Series A-1 Preferred Stock of the Company shall thereafter cease to have any rights with respect to such securities

(iv) The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub, on whatever account, shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the Liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(v) At the Effective Time, the Governing Documents (including the certificate of incorporation) of the Surviving Company shall be amended so that the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.

(vi) At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.

(vii) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company.

(viii) At the Effective Time (after giving effect to the consummation of the Company Series A-1 Conversion), by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (including Conversion Shares, but excluding any Company Shares cancelled and extinguished pursuant to Section 2.1(a)(ix) and subject to Section 2.7) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the applicable number of AMHC New Voting Shares and the AMHC New Non-Voting Shares (including, for clarity, the number of AMHC New Non-Voting Shares to be received by the Designated Holders) set forth on the Allocation Schedule. A Company Stockholder may obtain the Transaction Share Consideration into which his, her or its Company Shares have been converted by following the requirements contemplated by Section 2.5. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.

(ix) At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.

(x) In connection with the Merger, (i) immediately prior to the Effective Time, AMHC shall cause (A) each AMHC Class B Share that is issued and outstanding immediately prior to the Merger to automatically convert into one AMHC Class A Share pursuant to Section 4.3(b) of AMHC’s certificate of incorporation immediately prior to the Merger, and (B) the AMHC Class A Shares issued and outstanding prior to the Merger (including the shares described in the foregoing clause (A) to be converted and reclassified as AMHC New Voting Shares, (ii) effective as of the Effective Time, AMHC shall amend and restate its certificate of incorporation, substantially in the form attached hereto as Exhibit E (the “AMHC New Certificate of Incorporation”), and its bylaws, substantially in the form attached hereto as Exhibit F (the “AMHC New Bylaws”) and (iii) as of the Effective Time, AMHC shall cause AMHC’s name to be changed to “Jasper Therapeutics, Inc.”.

Section 2.2 Closing of the Transactions Contemplated by this Agreement. In accordance with the terms and subject to the conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as AMHC and the Company may agree in writing.

Section 2.3 Allocation Schedule. No later than three (3) Business Days prior to the Closing Date, the Company shall deliver to AMHC an allocation schedule (the “Allocation Schedule”) setting forth (a) the number of Company Shares held by each Company Stockholder, including (without duplication) each Company Stockholder who holds Company Shares subject to a Company Restricted Stock Award, the number of Company Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, and, in the case of the Company Options the exercise price thereof, (b) the number of AMHC Shares that will be subject to each Rollover Option, the exercise price thereof at the Effective Time, as well as the exchange ratio on which such calculations are based (which shall, for the avoidance of doubt, be the same exchange ratio for each calculation pursuant to this clause (b)), (c) the portion of the Transaction Share Consideration allocated to each Company Stockholder (including the number of AMHC New Voting Shares and AMHC New Non-Voting Shares to be received by such Company Stockholder) and (d) a certification, duly executed by an authorized officer of the Company, that (i) the information delivered pursuant to clauses (a), (b) and (c) of this Section 2.3 are, and will be as of immediately prior to the Effective Time, true and correct in all respects and in accordance with the last sentence of this Section 2.3 and (ii) the Company has performed, or otherwise complied with, as applicable, its covenants and agreements set forth in Section 2.4(c). The Company will review any comments to the Allocation Schedule provided by AMHC or any of its Representatives and consider in good faith any reasonable comments proposed by AMHC or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (A) the aggregate number of AMHC Shares that each Company Stockholder, including (without duplication) each holder of a Rollover Restricted Stock Award, will have a right to receive pursuant to Section 2.1(a)(viii) will be rounded down to the nearest whole share, (B) in no event shall the aggregate number of AMHC Shares set forth on the Allocation Schedule that are allocated in respect of Company Shares (including Company Shares subject to Company Restricted Stock Awards) and Rollover Options exceed the Transaction Share Consideration, (C) in no event shall the Allocation Schedule (or the calculations or determinations therein) breach, as applicable, any applicable Law, the Governing Documents of the Company, the Company Stockholders Agreement, the Company Equity Plan or any other Contract to which the Company is a party or bound (taking into account, for the avoidance of doubt, any actions taken by the Company pursuant to Section 2.4(c)); and (D) in the event that the delivery of any AMHC Shares pursuant to the Merger would result in a Designated Holder holding any Excess Shares, then such Designated Holder shall receive one (1) AMHC New Non-Voting Share in lieu of each AMHC New Voting Share that is an Excess Share. Notwithstanding anything else herein, no fractional AMHC Shares shall be issued pursuant to this Agreement (with the intended effect that any AMHC Shares issuable to a Person under this Agreement shall be aggregated and then rounded to the nearest whole number).

Section 2.4 Treatment of Company Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to Section 2.4(c)), AMHC shall adopt and assume each Company Equity Plan (each an “Assumed Plan”). At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Option (whether a Vested Company Option or Unvested Company Option) shall cease to represent the right to purchase Company Shares and shall be assumed by AMHC and converted into an option to purchase AMHC New Voting Shares (each, a “Rollover Option”) in an amount, at an exercise price (rounded up to the nearest whole cent) and subject to such terms and conditions, in each case, as set forth on the Allocation Schedule. Each Rollover Option shall otherwise be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for such other immaterial administrative or ministerial changes as the AMHC Board (or the compensation committee of the AMHC Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such assumption and conversion shall occur in a manner intended to comply with the requirements of Section 409A and 424 of the Code, as applicable.

(b) At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each unvested Company Restricted Stock Award that is outstanding immediately prior to the Merger shall be converted into the right to receive restricted AMHC Shares (each a “Rollover Restricted Stock Award”) in an amount and subject to the terms and conditions, in each case, as set forth on the Allocation Schedule. Each Rollover Restricted Stock Award shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Restricted Stock Award immediately prior to the Effective Time, subject to the adjustments required by this Section 2.4 after giving effect to the Merger.

(c) Prior to the Closing, the Company and AMHC shall take, or cause to be taken, all necessary or appropriate actions under any Company Equity Plan (and the underlying grant, award or similar agreements), including to reserve for issuance a sufficient number of shares of AMHC Shares for delivery upon exercise or vesting of the Rollover Options and Rollover Restricted Stock Awards under the Assumed Plan, or otherwise to give effect to the provisions of this Section 2.4; no less than three (3) business days prior to Closing, the Company and AMHC shall each provide to the other copies of all such necessary or appropriate actions and a meaningful opportunity to provide comments, which comments will be considered in good faith.

Section 2.5 Deliverables.

(a) As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, AMHC shall appoint Continental (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(a)(viii) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything contrary herein, in the event that Continental is unable or unwilling to serve as the Exchange Agent, then AMHC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned, or delayed), AMHC shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent and each of AMHC and the Company shall mutually agree to any changes to the Letter of Transmittal in order to satisfy any requirements of such exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).

(b) At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to the Company Stockholders a Letter of Transmittal.

(c) At the Effective Time, AMHC shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of AMHC Shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(a)(viii) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Transaction Share Consideration issuable pursuant to Section 2.1(a)(viii) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.

(d) Each Company Stockholder whose Company Shares have been converted into a portion of the Transaction Share Consideration pursuant to Section 2.1(a)(viii) shall be entitled to receive the portion of the Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(e) If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), if any, is delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least one Business Day prior to the Closing Date, then AMHC and the Company shall take all necessary actions to cause the applicable portion of the Transaction Share Consideration to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than one Business Day prior to the Closing Date, then AMHC and the Company (or the Surviving Company) shall take all necessary actions to cause the applicable portion of the Transaction Share Consideration to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.

(f) If any portion of the Transaction Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Transaction Share Consideration that (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.

(g) No interest will be paid or accrued on the Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, the Company Shares cancelled and extinguished pursuant to Section 2.1(a)(ix) and subject to Section 2.7) shall solely represent the right to receive a portion of the Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(a)(viii).

(h) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i) Any portion of the Exchange Fund not obtained by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to AMHC or as otherwise instructed by AMHC, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to AMHC for the issuance of the applicable portion of the Transaction Share Consideration, without any interest thereon. None of AMHC, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Transaction Share Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of AMHC free and clear of any claims or interest of any Person previously entitled thereto.

Section 2.6 Withholding. AMHC, the Group Companies and the Exchange Agent and any of their Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).

Section 2.7 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the DGCL, Company Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders of the Company who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such Company Shares in accordance with Section 262 of the DGCL and otherwise complied with all of the provisions of the DGCL relevant to the exercise and perfection of dissenters’ rights shall not be converted into, and such stockholders shall have no right to receive, any of the Transaction Share Consideration unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the DGCL. Any stockholder of the Company who fails to perfect or who effectively withdraws or otherwise losses his, her or its rights to appraisal of such Company Shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into, as of the Effective Time, the portion of the Transaction Share Consideration, without any interest thereon, to which he, she or it is entitled pursuant to this Agreement upon (a) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (b) in the case of Company Shares held in book-entry form, a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any documents or agreements required by the Letter of Transmittal), to the Exchange Agent.

(b) Prior to the Closing, the Company shall give AMHC prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands. The Company shall not, except with the prior written consent of AMHC (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Article 3
REPRESENTATIONS AND WARRANTIES RELATING
TO THE GROUP COMPANIES

Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the AMHC Parties as follows:

Section 3.1 Organization and Qualification.

(a) Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) True and complete copies of the Governing Documents of the Company and the Company Stockholders Agreement have been made available to AMHC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Stockholders Agreement are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or in material breach of the Company Stockholders Agreement.

(c) Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.

Section 3.2 Capitalization of the Group Companies.

(a) Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof and (iii) with respect to each Company Equity Award, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) the expiration date, (D) any applicable commencement date and the vesting schedule or vesting requirements (including acceleration provisions), (E) the Company Equity Plan under which the Company Equity Award was granted, and (F) in the case of Company Options, whether the Company Option is intended to be an “incentive stock option” as defined in Section 422 of the Code or is a nonstatutory stock option. All of the Equity Securities of the Company have been duly authorized and validly issued. All of the outstanding Company Shares are fully paid and non-assessable. The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company or the Company Stockholders Agreement or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (3) have been offered, sold and issued in material compliance with applicable Law, including Securities Laws. As of the date hereof, except for the Company Equity Awards set forth on Section 3.2(a) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.

(b) To the knowledge of the Company, except for the Company Stockholders Agreement, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(c) None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.

(d) Section 3.2(d) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the principal amount of such Indebtedness, the outstanding balance as of the date of this Agreement, and the debtor and the creditor thereof.

(e) Section 3.2(e) of the Company Disclosure Schedules sets forth a list of, as of the date hereof, the Company’s reasonable calculation of all Change of Control Payments of the Group Companies.

(f) Each Company Equity Award was granted in compliance in all material respects with all applicable Laws and all of the terms and conditions of the applicable Company Equity Plan, and each Company Option has an exercise price per share that is equal to or greater than the fair market value of a Company Share on the date of such grant determined in a manner consistent with Section 409A of the Code.

Section 3.3 Authority. The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, and subject to the receipt of the Required Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, conveyance, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 3.4 Financial Statements; Undisclosed Liabilities.

(a) The Company has made available to AMHC a true and complete copy of the unaudited balance sheets of the Company as of March 31, 2021 (the “Latest Balance Sheet”) and December 31, 2020, and the related unaudited statements of operations of the Company for the quarters ending March 31, 2021 and March 31, 2020 and the years ended December 31, 2020 and December 31, 2019 (collectively, the “Financial Statements”). Except as set forth in Section 3.4(a) of the Company Disclosure Schedules, the Financial Statements: (A) were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and, (B) fairly present in all material respects the financial position and results of operations of the Company as at the date thereof and for the period indicated therein.

(b) Each of the financial statements or similar reports required to be included in the Registration Statement / Proxy Statement or any other filings to be made by the Company with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document (the financial statements described in this sentence, which the Parties acknowledge shall, with respect to historical financial statements, solely consist of the audited financial statements as of and for the years ended December 31, 2019 and December 31, 2020, along with unaudited financial statements as of and for the applicable quarterly interim periods thereafter, the “Closing Company Financial Statements”) when delivered following the date of this Agreement in accordance with Section 5.15, (i) will fairly present in all material respects the financial position of the Company as at the respective date(s) thereof, and the results of its operations, stockholders’ deficit and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of such delivery (including Regulation S-X or Regulation S-K, as applicable).

(c) Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents to which it is a party, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, (iv) for executory obligations under contracts to which any member of the Group Companies is a party (other than Liabilities for breach thereof), and (v) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

(d) Except as set forth in Section 3.4(d) of the Company Disclosure Schedules, since the incorporation of the Company, the Company has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Company to the Company’s knowledge, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies to the Company’s knowledge or (iii) fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the internal controls over financial reporting of the Company. Prior to the Closing, the Company will have established and, from the date of such establishment, maintained, a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP.

Section 3.5 Consents and Requisite Governmental Approvals; No Violations.

(a) Except as set forth on Section 3.5(a) of the Company Disclosure Schedules, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) filing of the Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.

(b) Except as set forth on Section 3.5(b) of the Company Disclosure Schedules, neither the execution, delivery or performance by the Company of this Agreement nor the Ancillary Documents to which the Company is or will be a party nor the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.

Section 3.6 Permits. Each of the Group Companies has all Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except where the failure to hold the same would not result in a Company Material Adverse Effect (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by the Group Companies.

Section 3.7 Material Contracts.

(a) Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, the “Material Contracts”):

(i) any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than any Permitted Lien) on any material assets or properties of any Group Company;

(ii) any Contract under which any Group Company is lessee of or holds, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iii) any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $250,000;

(iv) any joint venture, profit-sharing, partnership, collaboration, co-promotion, commercialization or research or development Contract, in each case, which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $100,000 over the life of the Contract;

(v) any Contract with respect to material Company Licensed Intellectual Property or Licensed Out IP which requires, or would reasonably be expected to require (based on any occurrence, development, activity or event contemplated by such Contract), aggregate payments to or from any Group Company in excess of $100,000 over the life of the Contract (other than (A) any Contract of the type described in Section 3.13(c)(i), (B) licenses to Off-the-Shelf Software, (C) licenses to Public Software, and (D) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors);

(vi) any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of AMHC or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or other similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell, manufacture, develop, commercialize, test or research products, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, AMHC or any of its Affiliates after the Closing;

(vii) any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $150,000 annually or (B) $300,000 over the life of the Contract;

(viii) any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $250,000;

(ix) any Contract with any Governmental Entity;

(x) any Contract involving the sale or purchase of substantially all of the assets or equity interests of any Person, or a merger, consolidation or business combination transaction with any Person;

(xi) any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;

(xii) any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;

(xiii) any Contract with any Person (A) pursuant to which any Group Company (or AMHC or any of its Affiliates after the Closing) may be required to pay milestones, royalties or other contingent payments based on any research, testing, development, regulatory filings or approval, sale, distribution, commercial manufacture or other similar occurrences, developments, activities or events or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;

(xiv) any Contract in respect of the manufacture or supply of any Company Product, except for any Contract in respect of the manufacture or supply of any Company Product solely for use in research other than clinical research;

(xv) any Contract governing the terms of, or otherwise related to, the employment, engagement or services of any current director, manager, officer, employee, or Contingent Worker of a Group Company whose annual base salary (or, in the case of a Contingent Worker, actual or anticipated annual base compensation) is in excess of $250,000;

(xvi) any Contract, plan, agreement, or arrangement governing the terms of, or otherwise related to, the employment, engagement or services of any former director, manager, officer, employee, or Contingent Worker of a Group Company pursuant to which any Group Company, as of the Closing, has, will have or could have an obligation to pay severance or other post-termination pay, retention pay or a Change of Control Payment;

(xvii) any collective bargaining agreements and any other agreements executed with a union or similar organization;

(xviii) any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation;

(xix) any Contract for the settlement or conciliation of a prior Proceeding or other dispute with a third party (A) the performance of which would be reasonably likely to involve any payments after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non- monetary obligations on any Group Company (or AMHC or any of its Affiliates after the Closing); and

(xx) any other Contract the performance of which requires either (A) annual payments to or from any Group Company in excess of $250,000 or (B) aggregate payments to or from any Group Company in excess of $500,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice.

(b) (i) Each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect and (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, or have repudiated, any Material Contract. To the Company’s knowledge, as of the date hereof, the Company is not party to any oral Material Contract (disregarding, for the purposes of this sentence only, the word “written” in the definition of “Contract”).

Section 3.8 Absence of Changes. During the period beginning on the date of the Latest Balance Sheet and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Company has conducted its business in the ordinary course in all material respects and (ii) the Company has not taken any action that would require the consent of AMHC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i) through Section 5.1(b)(iii), Section 5.1(b)(vii), Section 5.1(b)(ix) or Section 5.1(b)(x).

Section 3.9 Litigation. As of the date hereof, since January 1, 2018:

(a) there has been no Proceeding pending or, to the Company’s knowledge, threatened against any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole; and

(b) neither the Group Companies nor any of their respective properties or assets is subject to any material Order.

As of the date of this Agreement, there are no material Proceedings by a Group Company pending against any other Person.

Section 3.10 Compliance with Applicable Law. Each Group Company (a) conducts (and since the Company’s inception has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications from a Governmental Entity and, to the Company’s knowledge, there is no such pending communication that alleges that such Group Company is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan, its jurisdiction).

(b) True, complete and correct copies of the following documents, with respect to each Employee Benefit Plan, where applicable, have previously been delivered or made available to AMHC: (i) all documents embodying or governing such Employee Benefit Plan (or for unwritten Employee Benefit Plans a written description of the material terms of such Employee Benefit Plan) and any funding medium for the Employee Benefit Plan; (ii) the most recent IRS determination, advisory or opinion letter; (iii) the most recently filed Form 5500; (iv) the most recent actuarial valuation report; (v) the most recent summary plan description and all modifications thereto; (vi) the last three years of non-discrimination testing results; and (vii) all non-routine written correspondence during the last three years to and from any governmental agency.

(c) Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or approval from the Internal Revenue Service with respect to such qualification, or may rely on an opinion or advisory letter issued by the Internal Revenue Service with respect to a prototype plan adopted in accordance with the requirements for such reliance, or has time remaining for application to the Internal Revenue Service for a determination of the qualified status of such Employee Benefit Plan for any period for which such Employee Benefit Plan would not otherwise be covered by an Internal Revenue Service determination and to the knowledge of the Company, no event or omission has occurred that would reasonably be expected to cause any such Employee Benefit Plan to lose such qualification.

(d) Each Employee Benefit Plan is and has been established, operated and administered in all material respects in accordance with applicable Laws and with its terms, including without limitation ERISA, the Code and the Affordable Care Act. No litigation or governmental administrative proceeding, audit or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan or any fiduciary or service provider thereof and, to the knowledge of the Company, there is no reasonable basis for any such litigation or proceeding.

(e) No Group Company nor any ERISA Affiliate has in the past six (6) years maintained, contributed to, or been required to contribute to or had any liability (whether contingent or otherwise) or obligation (including on account of any ERISA Affiliate) with respect to: (i) any employee benefit plan that is or was subject to Title IV of ERISA, Section 412 of the Code, Section 302 of ERISA, (ii) a Multiemployer Plan, (iii) any funded welfare benefit plan within the meaning of Section 419 of the Code, (iv) any “multiple employer plan” (within the meaning of Section 210 of ERISA or Section 413(c) of the Code), or (v) any “multiple employer welfare arrangement” (as such term is defined in Section 3(40) of ERISA).

(f) No Group Company nor any ERISA Affiliate provides health care or any other non-pension benefits to any employees after their employment is terminated (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar Law).

(g) No Group Company has any present intention to modify or terminate any Employee Benefit Plan or adopt any arrangement or program which, once established, would come within the definition of an Employee Benefit Plan.

(h) Each Employee Benefit Plan that constitutes in any part a nonqualified deferred compensation plan within the meaning of Section 409A of the Code has been operated and maintained in all material respects in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder.

(i) Neither the execution and delivery of this Agreement, the stockholder approval of this Agreement nor the consummation of the transactions contemplated by this Agreement would be reasonably expected to (either alone or in combination with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or increase the amount or value of, any payment or benefit to any current or former director, manager, officer, employee, individual independent contractor or other service providers of any of the Group Companies, (ii) further restrict any rights of the Group Companies to amend or terminate any Employee Benefit Plan, or (iii) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(j) The Group Companies have no obligation to make any tax “gross-up” or similar “make whole” payments to any current or former employee or individual service provider of any of the Group Companies.

(k) No current or former employees of the Group Companies have, while so employed by the Group Companies, been covered by any Employee Benefit Plan subject to the laws of countries other than the United States.

Section 3.12 Environmental Matters. Except as would not have a Company Material Adverse Effect:

(a) None of the Group Companies have received any written notice or communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation in any respect of, or a failure to comply in any respect with, any applicable Environmental Laws.

(b) There is (and since the incorporation of the Company there has been) no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to applicable Environmental Laws.

(c) There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances in violation of applicable Environmental Laws.

(d) The Group Companies have made available to AMHC copies of all material environmental, health and safety reports and documents that are in any Group Company’s possession or control concerning any material non-compliance of the Group Companies with, or liability of the Group Companies under Environmental Law.

The representations and warranties in this Section 3.12 are the only representations and warranties with respect to environmental matters.

Section 3.13 Intellectual Property.

(a) Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property, (ii) Company Licensed Intellectual Property that is exclusively licensed to any Group Company that constitutes an issued Patent or pending Patent application owned by or registered to a third party (each, a “Company Licensed Patent”), (iii) material unregistered Marks owned by any Group Company, in each case, as of the date of this Agreement. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property as of the date of this Agreement (A) the record owner of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item, and (D) the issuance, registration or application number, as applicable, for such item, and for each Company Licensed Patent, such information as is provided under the applicable license agreement.

(b) As of the date of this Agreement, all necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such material Company Registered Intellectual Property in full force and effect. All necessary registration, maintenance and renewal fees currently due and owing in connection with all material Company Registered Intellectual Property have been paid and all necessary documents, recordations and certifications in connection with the material Company Registered Intellectual Property have been filed with the relevant United States or foreign patent, copyright or trademark authority or other Governmental Entities, as the case may be, for the purposes of maintaining ownership of and/or rights to such Company Registered Intellectual Property and recording ownership by the Company of such Company Registered Intellectual Property. As of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed, except where such Group Company has, in its reasonable business judgment, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application. As of the date of this Agreement there are no material Proceedings pending, including interference, re-examination, inter partes review, reissue, opposition, nullity or cancellation proceedings, that relate to any of the Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.

(c) A Group Company exclusively owns all right, title and interest in and to all material Company-Owned Intellectual Property free and clear of all Liens or obligations to others (other than Permitted Liens) except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Each inventor on any Patent owned by any of the Group Companies has assigned such inventor’s rights to a Group Company. Except as set forth on Section 3.7(a)(v) or Section 3.13(c) of the Company Disclosure Schedules, no Group Company has (i) transferred ownership of, granted any exclusive license, or granted any other license material to the Business with respect to, any material Company-Owned Intellectual Property or Company Licensed Intellectual Property used in the Business to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. Section 3.13(c)(i) of the Company Disclosure Schedule sets forth: (A) a list of all current Contracts with any Group Company for government (including US and foreign governments) sponsored or funded research or other activities; and (B) a list of all current licenses, sublicenses or other agreements, including covenants not to sue, under which any Person has been granted by any of the Group Companies any right or license (whether or not exercisable) to any Company-Owned Intellectual Property or Company Licensed Intellectual Property (“Licensed Out IP”), in each case (A) or (B), other than (I) licenses to Off-the-Shelf Software, (II) licenses to Public Software, (III) non-exclusive licenses granted by any of the Group Companies in the ordinary course of business that are not material to the Business, and (IV) non-disclosure agreements and licenses granted by employees, individual consultants or individual contractors of any Group Company pursuant to Contracts with employees, individual consultants or individual contractors. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company. To the knowledge of the Company, the Company-Owned Intellectual Property and the Company Licensed Intellectual Property constitute (Y) all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and (Z) all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Registered Intellectual Property and the Company Licensed Intellectual Property, to the knowledge of the Company, is valid, subsisting and enforceable (except for applications for Company Registered Intellectual Property that have not issued), and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company-Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (except for applications for Registered Intellectual Property that have not issued), in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity. No representation or warranty in this Section 3.13(c) shall apply to infringement of any intellectual property rights or assets, which shall be governed exclusively by Section 3.13(g), Section 3.13(h) and Section 3.13(i). Each item of Company-Owned Intellectual Property, material Company Licensed Intellectual Property or Company Registered Intellectual Property will be owned, licensed or held and available for use on identical terms following the Closing as such item was owned, licensed or held and available for use prior to the Closing.

(d) Each employee, consultant, advisor or independent contractor of any Group Company that solely or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or other development of any Company-Owned Intellectual Property since the Company’s inception (each such person, a “Creator”) has agreed to maintain and protect the trade secrets and confidential information of all Group Companies. Except as set forth on Section 3.13(d) of the Company Disclosure Schedules, each Creator has assigned to a Group Company, by way of a present assignment, or has agreed to a present assignment, of all Intellectual Property Rights authored, invented, created, improved, modified or otherwise developed by such Creator in the course of such Creator’s employment or other engagement with such Group Company.

(e) Each Group Company has taken reasonable steps, at least consistent with industry-standard practice, to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned, possessed or used by each Group Company or any trade secrets, know-how and other confidential information of any third party made available to any Group Company. Without limiting the foregoing, each Group Company has not disclosed any material trade secrets or know-how to any other Person unless such disclosure was under a written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or disclosure of any trade secrets, know-how or confidential information of or in the possession of any Group Company, or of any written obligations with respect to any of the foregoing. No structure, method of use or method of manufacture, in each case, of a compound, to the extent protected as a trade secret, has been disclosed under any non-disclosure agreement that has a limited term for any limitation on use, reproduction or disclosure.

(f) None of the Company-Owned Intellectual Property and, to the Company’s knowledge, none of the Company Licensed Intellectual Property, is subject to any outstanding Order that restricts in any manner the use, sale, transfer, licensing or exploitation thereof by any of the Group Companies or affects the validity, use or enforceability of any such Company-Owned Intellectual Property or Company Licensed Intellectual Property, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(g) Except as set forth in Section 3.13(g) of the Company Disclosure Schedules, to the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products researched, tested, developed, manufactured, offered, marketed, licensed, provided, sold, distributed or otherwise exploited by any of the Group Companies nor the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, maintenance or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(h) Except as set forth in Section 3.13(h) of the Company Disclosure Schedules, there is not as of the date of this Agreement, and has never been, any material Proceeding pending nor has any Group Company received any written communications (i) alleging that any Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company-Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of any of the Group Companies or to the conduct of the business of any of the Group Companies. There is not as of the date of this Agreement, to the knowledge of the Company, any valid basis for any such Proceeding.

(i) To the Company’s knowledge, no Person is infringing, misappropriating, or otherwise violating in any material respect any Company-Owned Intellectual Property or Company Licensed Intellectual Property. No Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company-Owned Intellectual Property.

(j) To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of the Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole.

(k) Each Group Company has in place binding Contracts to use all Software, systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the Business, all of which rights, to the extent material, shall survive the Closing unchanged.

(l) No Group Company has disclosed or delivered to any escrow agent any Company-Owned Intellectual Property.

(m) No Group Company has developed any Software that is material to the Business.

(n) Except as set forth in Section 3.13(n) of the Company Disclosure Schedules, there are no royalties, fees (including registration, maintenance and renewal fees), honoraria or other payments payable by any Group Company to any Person under any Contract by reason of the ownership, development, modification, use, license, sublicense, sale or other disposition of any Company-Owned Intellectual Property, Company Licensed Intellectual Property or Company Registered Intellectual Property, other than salaries and sales commissions paid to employees and sales agents, and customary license fees charged by third parties for Off-the-Shelf Software, in each case in the ordinary course of the Business.

Section 3.14 Labor Matters.

(a) Except as would not result in a material liability to the Group Companies, (i) each Group Company currently classifies and has properly classified for the last three (3) years each of its employees as exempt or non-exempt for the purposes of the Fair Labor Standards Act and state, provincial, local and foreign wage and hour Laws (as applicable), and is and has been otherwise in compliance with such Laws, and (ii) to the extent that any Contingent Workers are or were engaged by any Group Company, such Group Company currently classifies and treats them, and has properly classified and treated them for the last three (3) years, as Contingent Workers (as distinguished from employees) in accordance with applicable Law and for the purpose of all Employee Benefit Plans and perquisites.

(b) Each Group Company is, and for the past three (3) years has been, in compliance in all material respects with all applicable Laws and regulations respecting labor and employment matters, including fair employment practices, pay equity, the classification of independent contractors, the classification of employees as exempt or non-exempt for wage and hour purposes, workplace safety and health, work authorization and immigration, unemployment compensation, workers’ compensation, accommodation of disabilities, discrimination, harassment, whistleblowing, retaliation, affirmative action, background checks, prevailing wages, terms and conditions of employment, child labor, reductions in force, employee leave and wages and hours, including payment of minimum wages and overtime. No Group Company is delinquent in any material payments to any employee or Contingent Worker for any wages, salaries, commissions, bonuses, severance, fees or other direct compensation due with respect to any services performed for it or amounts required to be reimbursed to such employees or Contingent Workers.

(c) In the last three (3) years, (i) none of the Group Companies (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), or any penalty or other sums for failure to comply with any of the foregoing, and (B) has or has had any material Liability for any failure to pay into any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice); and (ii) except as would not result in a material liability to the Group Companies, the Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company.

(d) In the last three (3) years, no Group Company has experienced a “mass layoff” or “plant closing” as defined by WARN, and no Group Company has incurred any material Liability under WARN nor will they incur any Liability under WARN as a result of the transactions contemplated by this Agreement.

(e) No Group Company is a party to, bound by, or negotiating any collective bargaining agreements, work rules or practices, or other agreements or Contracts with any labor organization, labor union, works council or other Person purporting to act as exclusive bargaining representative (“Union”) of any employees or Contingent Workers with respect to the wages, hours or other terms and conditions of employment of any employee or Contingent Worker, nor is there any duty on the part of any Group Company to bargain with any Union. In the last three (3) years, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company. To the Company’s knowledge, in the last three (3) years, there have been no labor organizing activities with respect to any employees of any Group Company nor has the Company engaged in any unfair labor practice.

(f) No employee layoff, facility closure or shutdown (whether voluntary or by Order), reduction-in-force, furlough, temporary layoff, material work schedule change or reduction in hours, or reduction in salary or wages, or other workforce changes affecting employees of the Group Companies has occurred within the past six (6) months and no such events are reasonably likely to occur prior to the Closing, including as a result of COVID-19 or any applicable employment-related Pandemic Measure.

(g) Except as set forth on Section 3.14(g) of the Company Disclosure Schedules, in the past twelve (12) months (i) no director, officer, or management-level or key employee’s employment with any Group Company has been terminated or furloughed for any reason; and (ii) to the knowledge of the Company, no director, officer, or management-level or key employee, or group of employees or Contingent Workers, has provided notice of any plans to terminate his, her or their employment or service arrangement with the Company.

(h) Currently and within the three (3) years preceding the date of this Agreement, no Group Company has been a party to any form of litigation, arbitration, mediation, investigation (including but not limited to material internal investigations), audit, administrative agency proceeding, other private dispute resolution proceeding, settlement, or out-of-court or pre-charge or pre-litigation arrangement, in each case relating to employment or labor matters concerning the employees or Contingent Workers of the Company (including but not limited to those concerning allegations of employment discrimination, retaliation, breach of contract, noncompliance with wage and hour Laws, pay equity, the misclassification of employees or independent contractors, violation of restrictive covenants, sexual or other harassment or misconduct, other unlawful harassment, or unfair labor practices), and no such matters are pending or threatened against any Group Company or any employees or Contingent Workers of any Group Company (in their respective capacity as employees or Contingent Workers of any Group Company), as applicable.

(i) In the last five (5) years, no allegations of sexual harassment or sexual misconduct have been made to any Group Company against any employee, officer, or director of any Group Company in connection with such individual’s employment or service with a Group Company and no Group Company has otherwise become aware of any such allegations or entered into a settlement agreement, or out of court or pre-charge or pre-litigation arrangements relating to such matters. To the knowledge of the Company, there are no facts that would reasonably be expected to give rise to a claim of sexual harassment or misconduct, other unlawful harassment or unlawful discrimination or retaliation against or involving any Group Company or any employee, officer, or director of any Group Company in connection with such individual’s employment or service with a Group Company.

Section 3.15 Insurance. Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to AMHC. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

Section 3.16 Tax Matters.

(a) Each Group Company has timely filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws, and each Group Company has timely paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return, and has paid all material assessments and reassessments in respect of Taxes.

(b) Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) No Group Company is currently the subject of a Tax audit or examination with respect to Taxes. No Group Company has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) No Group Company has consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.

(f) No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of the Group Companies other than Permitted Liens.

(h) During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(i) No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U. S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(j) No Group Company will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) installment sale or open transaction disposition made prior to the Closing; or (iii) deferred revenue or prepaid amount received outside of the ordinary course of business prior to the Closing. The Company will not be required to make any payment after the Closing Date as a result of an election under Code Section 965.

(k) In the past three (3) years, no written claims have been received by any Group Company from any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(l) No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(m) The Group Companies have not deferred any payroll Tax obligations (including those imposed by Code Sections 3101(a) and 3201) pursuant to or in connection with the Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, dated August 8, 2020 or under Section 2302, or any other provision, of the Coronavirus Aid, Relief, and Economic Security Act (or any similar provision of state, local or non-U.S. Law).

(n) No Group Company has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(o) The Company has not been, is not, and immediately prior to the Effective Time will not be, treated as an “investment company” within the meaning of Code Section 368(a)(2)(F).

(p) Each holder of a Company Restricted Stock Award has filed a timely and valid election under Section 83(b) of the Code.

Section 3.17 Brokers. Except for fees payable to Persons set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.

Section 3.18 Real and Personal Property.

(a) Owned Real Property. Section 3.18(a) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses), as of the date hereof, of all real property owned by any of the Group Companies.

(b) Leased Real Property. Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord, in each case, as of the date of this Agreement. True and complete copies of all such Real Property Leases have been made available to AMHC. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any third party under any Real Property Lease, and to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases.

(c) Personal Property. Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.

Section 3.19 Transactions with Affiliates. Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies, (ii) Contracts with respect to a Company Stockholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company, (iii) any Ancillary Documents, and (iv) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, lender, partner, lessor, lessee or other material business relation of the Company or (C) owes any material amount to, or is owed any material amount by, any Group Company (other than ordinary course accrued compensation, employee benefits, employee or director expense reimbursement or other transactions entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 are referred to herein as “Company Related Party Transactions”.

Section 3.20 Data Privacy and Security.

(a) Each Group Company has implemented written policies relating to the Processing of Personal Data as and to the extent required by applicable Law (“Privacy and Data Security Policies”). Each Group Company has at all times complied in all material respects with all applicable Privacy Laws, the Privacy and Data Security Policies and contractual obligations entered into by a Group Company relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disposal, destruction, disclosure, or transfer of Personal Data (collectively, the “Privacy Requirements”).

(b) As of the date hereof, the Company has not received notice of any pending Proceedings, nor has there been any material Proceedings against any Group Company initiated by (i) any Person; (ii) the United States Federal Trade Commission, any state attorney general or similar state official; or (iii) any other Governmental Entity, in each case, alleging that any Processing of Personal Data by or on behalf of a Group Company is in violation of any Privacy Requirements.

(c) Since the incorporation of the Company, except as set forth on Section 3.20(c) of the Company Disclosure Schedules, (i) there has been no material unauthorized Processing of Personal Data in the possession or control of any Group Company and/or any of the service providers of any Group Company and (ii) to the Company’s knowledge, there have been no unauthorized intrusions or breaches of security into any Company IT Systems under the control of any Group Company.

(d) Each Group Company owns or has a binding Contract in place to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted in all material respects.

(e) Each Group Company has established data safeguards against the destruction, loss, damage, corruption, alteration, loss of integrity, commingling or unauthorized access, acquisition, use, disclosure or other Processing of Personal Data that are consistent with industry standards and the requirements of applicable Law. Each Group Company maintains backups of all data used to conduct the business of such Group Company at a reasonable frequency.

Section 3.21 Compliance with International Trade & Anti-Corruption Laws.

(a) Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since the incorporation of the Company, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a Sanctioned Country; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in unlawful dealings with or for the benefit of any Person described in clauses (i) - (iii) or any Sanctioned Country.

(b) Neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing has, for the benefit of the Group Companies, (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any improper contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.

Section 3.22 Information Supplied. None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing AMHC Holders or at the time of the AMHC Stockholders Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement / Proxy Statement (a) that is modified in any material respect by AMHC or any of its Affiliates or Representatives without the Company’s prior written approval, which is misleading by virtue of such modification or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of AMHC or any of its Affiliates specifically for inclusion in the Registration Statement / Proxy Statement which is misleading by virtue of such reliance and conformity.

Section 3.23 Regulatory Compliance.

(a) Section 3.23(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a complete and correct list of all Regulatory Permits held by the Group Companies, which are the only Regulatory Permits that are necessary for the Group Companies to conduct their Business. The Group Companies and the Company Products are in compliance in all material respects with all Regulatory Permits, and to the knowledge of the Company, no event, circumstance or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of a Group Company to be in compliance in all material respects with the terms of any such Regulatory Permit. To the knowledge of the Company, (i) no Governmental Entity is considering limiting, suspending or revoking any Regulatory Permit and (ii) each third party that is a partner, manufacturer, contractor or agent for the Group Companies is in compliance in all material respects with all Regulatory Permits required by all Healthcare Laws insofar as they reasonably pertain to the Company Products.

(b) As of the date hereof, there is no, and since the Company’s inception there has not been, any material Proceeding against any Group Company related to compliance with Healthcare Laws, or, to the knowledge of the Company, any such Proceedings that have been threatened in writing. To the Company’s knowledge, the Group Companies do not have any Liability for failure to comply with any Healthcare Laws.

(c) All Company Products are being, whether by the Company or a third-party, researched, developed, tested and investigated in compliance in all material respects with the Healthcare Laws or any comparable Law.

(d) Except as described in Section 3.23(d) of the Company Disclosure Schedules, the Company has not nor, to the Company’s knowledge, any of its Representatives acting for or on behalf of the Company has received any written notice that the FDA or any other Governmental Entity responsible for oversight or enforcement of any applicable Healthcare Laws, or any institutional review board (or similar body responsible for oversight of human subjects research) or institutional animal care and use committees (or similar body responsible for oversight of animal research), has initiated, or threatened in writing to initiate, any Proceeding to restrict or suspend nonclinical research on or clinical study of any Company Product, or to recall or request a recall of any Company Product, or to suspend or otherwise restrict the manufacture of any Company Product, or in which the Governmental Entity alleges or asserts a failure to comply, with applicable Healthcare Laws.

(e) As of the date hereof, there are no Proceedings pending or, to the Company’s knowledge, threatened, with respect to any alleged violation by the Company or, to the Company’s knowledge, any of its Representatives acting for or on behalf of the Company, of the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”) or any other applicable Healthcare Law as it relates to a Company Product, and neither the Company nor, to the Company’s knowledge, any of its Representatives acting for or on behalf of the Company, is party to or subject to any corporate integrity agreement, monitoring agreement, consent decree, deferred prosecution agreement, settlement orders or similar Contract with or imposed by any Governmental Entity related to any applicable Healthcare Law that applies to the transactions contemplated by this Agreement.

(f) All Company Products are developed, tested and investigated in compliance in all material respects with applicable Healthcare Laws. To the Company’s knowledge, all manufacture of Company Products, including all clinical supplies used in clinical trials, by or on behalf of the Company has been conducted in compliance with the applicable specifications and requirements of Good Manufacturing Practices and all other applicable Laws. No manufacturing site used for the manufacture of Company Product is subject to a Governmental Entity shutdown or import or export prohibitions or has received any Form FDA 483, notice of violation, warning letter, untitled letter or similar correspondence or notice from FDA or other Governmental Entity alleging noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Entity, and to the knowledge of the Company, neither FDA or any other Governmental Entity is considering such action.

(g) The Company has not, nor as it relates to the Company or any Company Product, to the Company’s knowledge, has any Person engaged by the Company for contract research, contract manufacturing, consulting, or other collaboration services with respect to any Company Product, made an untrue statement of a material fact or a fraudulent statement to the FDA or any other Governmental Entity responsible for enforcement or oversight with respect to applicable Healthcare Laws, or failed to disclose a material fact required to be disclosed to the FDA or such other Governmental Entity that, at the time such disclosure was made, would reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991), or for any other Governmental Entity to invoke a similar policy.

(h) The clinical trials conducted by or on behalf of the Group Companies or involving any Company Products are being and have been conducted in all material respects in accordance with all applicable clinical trial protocols, informed consents and applicable requirements and Healthcare Laws, including those of the FDA and any comparable Governmental Entity. To the Company’s knowledge, all preclinical studies and clinical trials conducted or being conducted with respect to all Company Products by or at the direction of the Company have been and are being conducted in material compliance with accepted professional scientific standards and all applicable Law, including (i) all applicable Healthcare Laws, including the applicable requirements of Good Laboratory Practices and Good Clinical Practices and applicable foreign Laws in the jurisdictions where clinical trials were or are being conducted; and (ii) applicable Law governing the privacy of patient medical records and other personal information and data.

(i) As of the date of this Agreement, no Group Company, nor any clinical trial site conducting a clinical trial of any Company Product, has undergone any inspection related to any Company Product or any other Governmental Entity investigation.

(j) Except as described on Section 3.23(j) of the Company Disclosure Schedules, no Company Products have been detained or subject to a suspension (other than in the ordinary course of business) of research, development, or testing and, to the knowledge of the Company, there are no facts or circumstances reasonably likely to cause a termination or suspension of research, development, testing, or clinical investigation of any Company Product, in either case. As of the date hereof, there are no Proceedings in the United States or any other jurisdiction seeking the suspension of any research, development, testing, or clinical investigation in relation to the Company Product are pending or, to the Company’s knowledge, threatened in writing against the Group Companies, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(k) None of the Group Companies nor any of their respective directors, managers, officers, employees, relevant individual independent contractors or other relevant service providers, including clinical trial investigators, coordinators, monitors, Company Products or services, have been or are currently disqualified, excluded or debarred from, or threatened with or currently subject to an investigation or proceeding that could result in disqualification, exclusion or debarment under state or federal statutes or regulations, or convicted of any crime regarding health care products or services, or engaged in any conduct that would reasonably be expected to result in any such debarment, exclusion, disqualification, or ineligibility, including, without limitation, debarment under 21 U.S.C. Section 335a or any similar Law. None of the Group Companies nor any of their current or former members, officers, partners, employees, contractors or agents has been (i) subject to any enforcement, regulatory or administrative proceedings against or affecting the Company or any of its Affiliates relating to or arising under any Healthcare Law and no such enforcement, regulatory or administrative proceeding has been threatened, or (ii) a party to any corporate integrity agreement, monitoring agreement, deferred prosecution agreement, consent decree, settlement order, or similar agreement imposed by any Governmental Entity.

(l) All material reports, documents, claims, permits and notices required to be filed, maintained or furnished to the FDA or any other Governmental Entity by the Company or any third-party involving Company Products have been so filed, maintained or furnished. All such reports, documents, claims, permits and notices were complete and accurate in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).

Section 3.24 Investigation; No Other Representations.

(a) The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the AMHC Parties and (ii) it has been furnished with or given access to such documents and information about the AMHC Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any AMHC Party, any AMHC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the AMHC Parties, any AMHC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 3.25 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY AMHC PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3 OR THE ANCILLARY DOCUMENTS, NONE OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, AND THE AMHC PARTIES HEREBY AGREE THAT THEY ARE NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF THE MATERIALS OR ANY OTHER INFORMATION RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY AMHC PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY AMHC PARTY OR ANY AMHC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 3 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY AMHC PARTY OR ANY AMHC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE AMHC PARTIES

(a) Subject to Section 8.8, except as set forth on the AMHC Disclosure Schedules, or (b) except as set forth in any AMHC SEC Reports filed with or furnished to the SEC prior to the date of this Agreement that are publicly available on the SEC’s Electronic Data Gathering, Analysis and Retrieval system (excluding any risk factor or similar disclosure under the headings “Risk Factors”, “Forward-Looking Statements” or any similar cautionary, predictive or forward-looking sections or statements) (provided, that the parties hereto acknowledge that such AMHC SEC Reports do not modify or qualify (i) any AMHC Fundamental Representations or (ii) the representations and warranties in Section 4.8 (Trust Account) and Section 4.15 (Tax Matters)), each AMHC Party hereby represents and warrants to the Company as follows:

Section 4.1 Organization and Qualification. Each AMHC Party is a corporation duly organized, incorporated, validly existing and in good standing under the Laws of the State of Delaware.

Section 4.2 Authority. Each AMHC Party has the requisite corporate power and authority to execute and deliver this Agreement and each of the Ancillary Documents to which it is or will be a party, and (subject to the AMHC Stockholder Approval), to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which a AMHC Party is or will be a party, and (subject to the receipt of the AMHC Stockholder Approval) the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of such AMHC Party. This Agreement has been and each Ancillary Document to which a AMHC Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such AMHC Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such AMHC Party (assuming this Agreement has been and the Ancillary Documents to which such AMHC Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against such AMHC Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

Section 4.3 Consents and Requisite Governmental Approvals; No Violations.

(a) No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a AMHC Party with respect to such AMHC Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement or by the Ancillary Documents, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of Nasdaq to permit the AMHC Shares to be issued in connection with the transactions contemplated by this Agreement and the other Ancillary Documents to be listed on Nasdaq, (iv) filing of the Certificate of Merger, (v) filing of the AMHC New Certificate of Incorporation with the Delaware Secretary of State, (vi) the AMHC Stockholder Approval or (vii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a AMHC Material Adverse Effect.

(b) Neither the execution, delivery or performance by a AMHC Party of this Agreement nor the Ancillary Documents to which a AMHC Party is or will be a party nor the consummation by a AMHC Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in any breach of any provision of the Governing Documents of a AMHC Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a AMHC Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such AMHC Party or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a AMHC Party, except in the case of clauses (ii) through (iv) above, as would not have a AMHC Material Adverse Effect.

Section 4.4 Brokers. Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the AMHC Disclosure Schedules (which fees shall be the sole responsibility of the AMHC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of AMHC for which AMHC has any obligation.

Section 4.5 Information Supplied. None of the information supplied or to be supplied by or on behalf of either AMHC Party expressly for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing AMHC Holders or at the time of the AMHC Stockholders Meeting, and in the case of any amendment or supplement thereto, at the time of such amendment or supplement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the AMHC Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement / Proxy Statement (a) that is modified in any material respect by the Company or any of its Affiliates or Representatives without AMHC’s prior written approval, which is misleading by virtue of such modification, or (b) in reliance upon and in conformity with information furnished in writing by or on behalf of the Company or any of its Affiliates specifically for inclusion in the Registration Statement / Proxy Statement which is misleading by virtue of such reliance and conformity.

Section 4.6 Capitalization of the AMHC Parties.

(a) Section 4.6(a) of the AMHC Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the issued and outstanding AMHC Shares and other Equity Securities of AMHC as of immediately prior to the consummation of the Merger. All outstanding Equity Securities of AMHC (except to the extent such concepts are not applicable under the applicable Law of AMHC’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) prior to the consummation of the Merger have been duly authorized and validly issued and are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of AMHC and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of AMHC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the AMHC Shares set forth on Section 4.6(a) of the AMHC Disclosure Schedules (taking into account, for the avoidance of doubt, any changes or adjustments to the AMHC Shares as a result of, or to give effect to, the Merger and assuming that no AMHC Stockholder Redemptions are effected), immediately prior to Closing, there shall be no other outstanding Equity Securities of AMHC.

(b) Immediately after the Effective Time, (i) the authorized capital stock of AMHC will consist of such number of AMHC New Voting Shares (including AMHC New Non-Voting Shares) and shares of AMHC’s preferred stock, par value $0.0001 per share as set forth in the AMHC New Certificate of Incorporation, and (ii) any and all of the issued and outstanding AMHC New Voting Shares and AMHC New Non-Voting Shares, including for the avoidance of doubt, the Transaction Share Consideration, (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any, and not subject to any Lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any, provision of applicable Law, AMHC’s Governing Documents, or any Contract to which AMHC is a party or otherwise bound.

(c) Except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed to by the Company and AMHC, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require AMHC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise mutually agreed in writing by the Company and AMHC, there is no obligation of AMHC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of AMHC.

(d) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, and as of the date hereof, all such shares are issued and outstanding. The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by AMHC free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, AMHC has no Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.

Section 4.7 SEC Filings. AMHC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “AMHC SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional AMHC SEC Reports”). Each of the AMHC SEC Reports, as of their respective dates of filing or furnishing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional AMHC SEC Reports, as of their respective dates of filing or furnishing, and as of the date of any amendment or filing or furnishing that superseded the initial filing or furnishing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the AMHC SEC Reports or the Additional AMHC SEC Reports (for purposes of the Additional AMHC SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing or furnishing, the AMHC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading (for purposes of the Additional AMHC SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of the date of this Agreement, there are no outstanding or unresolved comments in any comment letters received from the SEC with respect to the AMHC SEC Reports.

Section 4.8 Trust Account. As of the date of this Agreement, AMHC has an amount in cash in the Trust Account equal to at least $100,204,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Account Agreement, dated as of November 19, 2019 (the “Trust Agreement”), between AMHC and Continental, as trustee (the “Trustee”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of AMHC and, to the knowledge of AMHC, the Trustee, enforceable in accordance with its terms (subject to applicable bankruptcy, conveyance, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and to the knowledge of AMHC, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the AMHC SEC Reports to be inaccurate in any material respect or, to AMHC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions set forth in Section 4.8 of the AMHC Disclosure Schedules, or Taxes, (ii) the Pre-Closing AMHC Holders who shall have elected to redeem their AMHC Class A Shares pursuant to the Governing Documents of AMHC or (iii) if AMHC fails to complete a business combination within the allotted time period set forth in the Governing Documents of AMHC and liquidates the Trust Account, subject to the terms of the Trust Agreement, AMHC (in limited amounts to permit AMHC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of AMHC) and then the Pre-Closing AMHC Holders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of AMHC and the Trust Agreement. AMHC has performed all material obligations required to be performed by it, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of AMHC, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. AMHC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing AMHC Holders who have elected to redeem their AMHC Class A Shares pursuant to the Governing Documents of AMHC, each in accordance with the terms of and as set forth in the Trust Agreement, AMHC shall have no further obligation under either the Trust Agreement or the Governing Documents of AMHC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms. As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, AMHC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to AMHC at the Closing.

Section 4.9 Transactions with Affiliates. Section 4.9 of the AMHC Disclosure Schedules sets forth all Contracts between (a) AMHC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including the Sponsor) or Affiliate of either AMHC or the Sponsor, on the other hand (each Person identified in this clause (b), an “AMHC Related Party”), other than (i) Contracts with respect to a AMHC Related Party’s employment with, or the provision of services to, AMHC entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation), or (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No AMHC Related Party (A) owns any interest in any material asset used in the business of AMHC, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of AMHC or (C) owes any material amount to, or is owed material any amount by, AMHC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 are referred to herein as “AMHC Related Party Transactions”.

Section 4.10 Litigation. There is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to AMHC’s knowledge, threatened against or involving any AMHC Party that, if adversely decided or resolved, would be material to the AMHC Parties, taken as a whole, or which in any manner challenges or seeks to prevent the transactions contemplated hereby. None of the AMHC Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any AMHC Party pending against any other Person.

Section 4.11 Compliance with Applicable Law. Each AMHC Party is (and since its incorporation has been) in compliance with all applicable Laws, except as would not have a AMHC Material Adverse Effect. Except as would not be material to AMHC, without limiting the foregoing, none of the AMHC Parties have violated or, to AMHC’s knowledge, are under investigation with respect to, or have been threatened in writing or charged with or given notice of any violation of any provisions of: (a) Privacy Laws (substituting “AMHC Parties” for “Group Companies” in the definition thereof) and Laws applicable to lending activities; (b) the U.S. Foreign Corrupt Practices Act (FCPA) or any comparable or similar Law of any jurisdiction; or (c) any Law regulating or covering conduct in, or the nature of, the workplace, including regarding sexual harassment or, on any impermissible basis, a hostile work environment.

Section 4.12 Business Activities.

(a) Since its incorporation, AMHC has not conducted any business activities other than activities (i) in connection with or incident or related to its incorporation or continuing corporate (or similar) existence, (ii) directed toward the accomplishment of a business combination, including those incident or related to or incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative, ministerial or otherwise immaterial in nature. Except as set forth in AMHC’s Governing Documents, there is no Contract, commitment, or Order binding upon any AMHC Party or to which any AMHC Party is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it or its Subsidiaries, any acquisition of property by it or its Subsidiaries or the conduct of business by it or its Subsidiaries (including, in each case, following the Closing).

(b) Merger Sub was incorporated solely for the purpose of entering into this Agreement, the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to or incurred in connection with its incorporation or continuing corporate existence or the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.

(c) AMHC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, in each case within the meaning of the Investment Company Act. AMHC constitutes an “emerging growth company” within the meaning of the JOBS Act.

Section 4.13 Internal Controls; Listing; Financial Statements.

(a) Except as is not required in reliance on exemptions from various reporting requirements by virtue of AMHC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) AMHC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of AMHC’s financial reporting and the preparation of AMHC’s financial statements for external purposes in accordance with GAAP and (ii) AMHC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to AMHC is made known to AMHC’s principal executive officer and principal financial officer by others within AMHC.

(b) AMHC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c) Since its initial public offering, AMHC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The classes of securities representing issued and outstanding AMHC Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq. There is no Proceeding pending or, to the knowledge of AMHC, threatened against AMHC by Nasdaq or the SEC with respect to any intention by such entity to deregister AMHC Class A Shares or prohibit or terminate the listing of AMHC Class A Shares on Nasdaq. AMHC has not taken any action that is designed to terminate the registration of AMHC Class A Shares under the Exchange Act.

(d) The AMHC SEC Reports contain true and complete copies of the applicable AMHC Financial Statements. The AMHC Financial Statements (i) fairly present in all material respects the financial position of AMHC as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited AMHC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(e) AMHC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for AMHC’s and its Subsidiaries’ assets. AMHC maintains and, for all periods covered by the AMHC Financial Statements, has maintained books and records of AMHC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of AMHC in all material respects.

(f) Since its incorporation, AMHC has not received any written complaint, allegation, assertion, notice or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of AMHC, (ii) a “material weakness” in the internal controls over financial reporting of AMHC or (iii) fraud, whether or not material, that involves management or other employees of AMHC who have a significant role in the internal controls over financial reporting of AMHC.

Section 4.14 No Undisclosed Liabilities. Except for the Liabilities (a) set forth in Section 4.14 of the AMHC Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (it being understood and agreed that the expected third parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (b) shall be set forth on Section 4.14 of the AMHC Disclosure Schedules), (c) that are incurred in connection with or incident or related to a AMHC Party’s incorporation, or continuing corporate existence, in each case, which are immaterial in nature, (d) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (e) that are either permitted pursuant to Section 5.10(d) or incurred in accordance with Section 5.10(d) (for the avoidance of doubt, in each case, with the written consent of the Company) or (f) set forth or disclosed in the AMHC Financial Statements included in the AMHC SEC Reports, none of the AMHC Parties has any Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.

Section 4.15 Tax Matters.

(a) AMHC has prepared and timely filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws, and AMHC has timely paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.

(b) AMHC has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.

(c) AMHC is not currently the subject of a Tax audit or examination with respect to Taxes. AMHC has not been informed of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed.

(d) AMHC has not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.

(e) No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any AMHC Party which agreement or ruling would be effective after the Closing Date.

(f) None of the AMHC Parties is and none of the AMHC Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).

(g) There are no Liens for Taxes on any assets of any AMHC Party other than Permitted Liens.

(h) No AMHC Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was AMHC) or (ii) has any material Liability for the Taxes of any Person (other than a AMHC Party) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business the principal purpose of which does not relate to Taxes).

(i) No AMHC Party will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date and made prior to the Closing; (ii) installment sale or open transaction disposition made on or prior to the Closing; or (iii) deferred revenue or prepaid amount received outside of the ordinary course of business prior to the Closing. No AMHC Party will be required to make any payment after the Closing Date as a result of an election under Code Section 965.

(j) None of the AMHC Parties has taken any action, has omitted to take any action, or has any knowledge of any fact or circumstance, the taking, omission, or existence of which, as the case may be, could reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

Section 4.16 PIPE Investment.

(a) AMHC has delivered to the Company a true, correct and complete copy of the Subscription Agreement entered into by AMHC with the PIPE Investors named therein, pursuant to which the PIPE Investors have committed to provide equity financing to AMHC solely for purposes of consummating the transactions contemplated hereby in the aggregate amount of the Subscription Agreement (the “PIPE Investment Amount”). As of the date of this Agreement, there are no other agreements, side letters, or arrangements between AMHC and any PIPE Investor relating to the Subscription Agreement.

(b) To AMHC’s knowledge, with respect to each PIPE Investor, the Subscription Agreements are in full force and effect and have not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by AMHC. Each Subscription Agreement is a legal, valid and binding obligation of AMHC and, to AMHC’s knowledge, each PIPE Investor.

(c) Neither the execution nor delivery by AMHC or, to AMHC’s knowledge, any other party thereto nor the performance of AMHC’s or, to AMHC’s knowledge, any other party’s obligations under such Subscription Agreement violates any applicable Laws.

(d) To AMHC’s knowledge, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of AMHC under any material term or condition of any Subscription Agreement and, as of the date hereof, AMHC has no reason to believe that the conditions of closing to be satisfied by it contained in any Subscription Agreement shall not be satisfied at the applicable times required.

(e) The Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to AMHC the applicable portion of the PIPE Investment Amount set forth in the Subscription Agreements on the terms therein.

(f) As of the date of this Agreement, no fees, consideration or other discounts are payable or have been agreed to by AMHC or any of its Subsidiaries (including, from and after the Closing, the Company and its Subsidiaries) to any PIPE Investor in respect of its portion of the PIPE Investment Amount.

(g) As of the date hereof, the aggregate committed amount of the PIPE Financing is at least $100,000,000. On or prior to the date of this Agreement, AMHC has identified to the Company each of the PIPE Investors (or has caused the identification of each such PIPE Investor to the Company). The PIPE Investment Amount, together with the amount in the Trust Account at the Closing, are in the aggregate sufficient to enable AMHC to: (a) pay all cash amounts required to be paid by AMHC or its Subsidiaries under or in connection with this Agreement; and (b) pay any and all fees and expenses of or payable by AMHC with respect to the transactions contemplated by this Agreement and the Ancillary Documents.

Section 4.17 Investigation; No Other Representations.

(a) Each AMHC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

(b) In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each AMHC Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and each AMHC Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3 and in the Ancillary Documents to which it is or will be a party, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.

Section 4.18 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 AND THE ANCILLARY DOCUMENTS, NONE OF THE AMHC PARTIES, ANY AMHC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND EACH AMHC PARTY EXPRESSLY DISCLAIMS, AND THE COMPANY HEREBY AGREES THAT IT IS NOT RELYING ON, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE ACCURACY OR COMPLETENESS OF MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF ANY AMHC PARTY THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF ANY AMHC PARTY BY OR ON BEHALF OF THE MANAGEMENT OF SUCH AMHC PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY AMHC PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY AMHC PARTY, ANY AMHC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Article 5
COVENANTS

Section 5.1 Conduct of Business of the Company.

(a) From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document (including, after August 15, 2021, a Permitted Bridge Financing), as required by applicable Law (including Pandemic Measures), as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by AMHC (it being agreed that any request for a consent shall not be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use commercially reasonable efforts to maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole.

(b) Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document (including, after August 15, 2021, a Permitted Bridge Financing), as required by applicable Law (including Pandemic Measures), as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by AMHC (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(vi), Section 5.1(b)(x), Section 5.1(b)(xi) and Section 5.1(b)(xiv) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:

(i) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;

(ii) (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

(iii) adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Stockholders Agreement (other than to effect the transactions contemplated by this Agreement and the Ancillary Documents);

(iv) transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than the issuance of shares of the applicable class of capital stock of the Company upon the exercise or conversion of any Company Options outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement;

(v) incur, create or assume any Indebtedness, other than ordinary course trade payables;

(vi) make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business;

(vii) except (x) as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on Section 3.11(a) of the Company Disclosure Schedules, (y) in the ordinary course of business consistent with past practice (it being understood and agreed, for the avoidance of doubt, that in no event shall the exception in this clause (y) be deemed or construed as permitting any Group Company to take any action that is not permitted by any other provision of this Section 5.1(b)), or (z) as required by applicable Law, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase the compensation or benefits payable to any current director, manager, officer, employee, or Contingent Worker of any Group Company earning annual compensation in excess of $300,000, increase the aggregate annual compensation or benefits payable to any other current director, manager, officer, employee, or Contingent Worker of any Group Company to be greater than $300,000, (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, or Contingent Worker of any Group Company, (D) waive or release any noncompetition, non-solicitation, no-hire, nondisclosure or other restrictive covenant obligation of any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company, (E) pay any special bonus or special remuneration to any director, officer or employee of any Group Company, (F) terminate (other than for cause) or furlough the employment of any director, officer, management-level or key employee of any Group Company, or (G) enter into a settlement agreement with any current or former director, officer, or employee of any Group Company;

(viii) make, change or revoke any material election concerning Taxes, amend any material Tax Return, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(ix) enter into any settlement, conciliation or substantially similar Contract regarding the resolution of a Proceeding, the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or AMHC or any of its Affiliates after the Closing);

(x) authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;

(xi) change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;

(xii) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xiii) enter into any material amendment of any Material Contract, enter into any Contract that if entered into prior to the Effective Time would be a Material Contract other than in the ordinary course of business pursuant to clause (a) of the definition thereof or the entry into any purchase agreement, or other than in the ordinary course of business, voluntarily terminate any Material Contract, except for any termination at the end of the term of such Material Contract pursuant to the terms of such Material Contract; or

(xiv) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.

Section 5.2 Efforts to Consummate; Litigation.

(a) Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and deliver such Ancillary Document when required pursuant to this Agreement and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents. The Company shall bear the costs incurred in connection with obtaining such Consents; provided, however, that the AMHC Parties, on the one hand, and the Company, on the other hand, shall pay fifty percent (50%) of the HSR Act filing fee; provided, further, that each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any such Consents. Each Party shall (i) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. AMHC shall promptly inform the Company of any communication between any AMHC Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform AMHC of any communication between the Company, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, (a) the Parties agree, if available to request early termination of the applicable waiting period under the HSR Act, and (b) each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of AMHC and the Company.

(b) Prior to the Closing, the AMHC Parties shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if such acquisition or agreement would reasonably be expected to delay obtaining or significantly increase the risk of not obtaining, any authorizations, consents, orders, declarations or approvals of any Governmental Entity necessary to consummate the transactions contemplated herein or the expiration or termination of any applicable waiting period.

(c) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the AMHC Parties, on the one hand, and the Company, on the other hand, shall give counsel for the Company (in the case of any AMHC Party) or AMHC (in the case of the Company), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any AMHC Party, the Company, or, in the case of the Company, AMHC in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any AMHC Party, the Company, or, in the case of the Company, AMHC, the opportunity to attend and participate in such meeting or discussion.

(d) Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.

(e) From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, AMHC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any stockholder demands or other stockholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of AMHC, any of the AMHC Parties or any of their respective Representatives (in their capacity as a representative of a AMHC Party) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a representative of a Group Company). AMHC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation (to the extent such action would not jeopardize an attorney-client privilege or the attorney work product doctrine), (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with the other, including with respect to the defense, settlement and compromise of any such Transaction Litigation.

Section 5.3 Confidentiality and Access to Information.

(a) The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein shall govern and control to the extent of such conflict.

(b) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to AMHC and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to AMHC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Privacy Law, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any AMHC Party, any AMHC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

(c) From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, AMHC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the AMHC Parties (in a manner so as to not interfere with the normal business operations of the AMHC Parties). Notwithstanding the foregoing, AMHC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any AMHC Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any AMHC Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any AMHC Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), AMHC shall use, and shall cause the other AMHC Parties to use, commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a AMHC Party, on the one hand, and any Group Company, any Company Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that AMHC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.

Section 5.4 Public Announcements.

(a) Subject to Section 5.4(b), Section 5.8 and Section 5.9, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and AMHC or, after the Closing, AMHC; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with the Company, if the disclosing party is any AMHC Party, or AMHC, if the disclosing party is the Company, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, or (B) after the Closing, the disclosing Party and its Representatives shall use reasonable best efforts to consult with AMHC and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Sponsor and its Affiliates may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities, in each case, of any Affiliate of the Sponsor.

(b) The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and AMHC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, AMHC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and AMHC shall consider such comments in good faith. The Company, on the one hand, and AMHC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or AMHC, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), AMHC shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which AMHC shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.

Section 5.5 Section 280G. To the extent the Merger constitutes a “change in ownership or control” within the meaning of Section 280G and the regulations thereunder of the Company, the Company shall (a) prior to the Closing Date, obtain from each “disqualified individual” (within the meaning of Section 280G(c) of the Code and any regulations promulgated thereunder) who could otherwise receive or retain any payment or benefits that could constitute a “parachute payment” (within the meaning of Section 280G(b)(2)(A) of the Code and any regulations promulgated thereunder) a waiver of such disqualified individual’s rights to some or all of such payments or benefits (the “Waived 280G Benefits”) so that no payments and/or benefits shall be deemed to be “excess parachute payments” (within the meaning of Section 280G of the Code and any regulations promulgated thereunder) and (b) prior to the Closing Date submit to a stockholder vote (along with adequate disclosure) satisfying the requirements of Section 280G(b)(5)(B) of the Code and any regulations promulgated thereunder, the right of any such “disqualified individual” to receive the Waived 280G Benefits. The Company shall provide drafts of the calculations, waivers and approval materials to AMHC for its review and comment no later than five (5) Business Days prior to soliciting such waivers and soliciting such approval, and the Company shall incorporate any comments provided by AMHC in good faith. If any of the Waived 280G Benefits fail to be approved in accordance with the requirements of Section 280G(b)(5)(B) of the Code as contemplated above, such Waived 280G Benefits shall not be made or provided. Prior to the Closing, the Company shall deliver to AMHC evidence reasonably acceptable to AMHC that a vote of the stockholders was solicited in accordance with the foregoing provisions of this Section and that either (i) the requisite number of votes of the stockholders was obtained with respect to the Waived 280G Benefits (the “280G Approval”) or (ii) the 280G Approval was not obtained, and, as a consequence, the Waived 280G Benefits shall not be retained or provided.

Section 5.6 Tax Matters.

(a) Tax Treatment.

(i) The Parties intend that the Merger shall be treated as a transaction that qualifies as a “reorganization” within the meaning of Section 368 of the Code (and any comparable provision of applicable state or local Tax law). The Parties shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), the treatment described in this Section 5.6(a)(i) unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.

(ii) AMHC and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). From the date hereof through the Closing, and following the Closing, the Parties shall not, and shall not permit or cause their respective Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent the Merger from qualifying for the Intended Tax Treatment.

(iii) If, in connection with the preparation and filing of the Registration Statement / Proxy Statement, the SEC requests or requires that tax opinions be prepared and submitted, AMHC and the Company shall deliver to WilmerHale and Paul Hastings LLP, respectively, customary Tax representation letters satisfactory to its counsel, dated and executed as of the date the Registration Statement / Proxy Statement shall have been declared effective by the SEC and such other date(s) as determined reasonably necessary by such counsel in connection with the preparation and filing of the Registration Statement / Proxy Statement.

(iv) Tax Matters Cooperation. Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or tax proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

(v) Transfer Taxes. Notwithstanding anything to the contrary contained herein, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Merger and the other transactions contemplated hereby shall be borne by AMHC, which shall file all necessary Tax Returns with respect to all such Taxes and timely pay (or cause to be timely paid) to the applicable Governmental Entity such Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Taxes.

Section 5.7 Exclusive Dealing.

(a) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or take any steps in connection with a public offering of any Equity Securities of any Group Company (or any Affiliate or successor of any Group Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify AMHC promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep AMHC reasonably informed on a current basis of any modifications to such offer or information. The Company shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than AMHC) conducted prior to or as of the date hereof by the Company or any of its Subsidiaries, and will cause the other Group Companies and its and their respective Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a Company Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of the Company or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential Company Acquisition Proposal. For clarity, any actions taken by any of the Representatives of the Group Companies on behalf of the Company that are inconsistent with this Section 5.7(a) will be deemed to be a breach of this Section 5.7(a) by the Group Companies.

(b) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the AMHC Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing non-public information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a AMHC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a AMHC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a AMHC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of any AMHC Party (or any Affiliate or successor of any AMHC Party); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. AMHC agrees to (A) notify the Company promptly upon receipt of any AMHC Acquisition Proposal by any AMHC Party, and to describe the material terms and conditions of any such AMHC Acquisition Proposal in reasonable detail (including the identity of any person or entity making such AMHC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information. AMHC shall immediately cease and cause to be terminated any and all existing activities, discussions or negotiations with any Persons (other than with the Group Companies) conducted prior to or as of the date hereof by any of the AMHC Parties, and will cause its Representatives to cease and cause to be terminated any and all existing activities, discussions or negotiations, that would reasonably be expected to lead to a AMHC Acquisition Proposal, and shall, as promptly as practicable, terminate access by each such Person and its Representatives to any online or other data rooms containing any non-public information in respect of AMHC or any of its Subsidiaries for the purpose of permitting such Persons to evaluate a potential AMHC Acquisition Proposal. For clarity, any actions taken by any of the Representatives of AMHC on behalf of AMHC that are inconsistent with this Section 5.7(b) will be deemed to be a breach of this Section 5.7(b) by AMHC.

Section 5.8 Preparation of Registration Statement / Proxy Statement.

(a) As promptly as reasonably practicable following the date of this Agreement, AMHC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either AMHC or the Company, as applicable), and following delivery of the financial statements to AMHC pursuant to Section 5.17, AMHC shall file with the SEC, the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of AMHC which will be included therein as a prospectus, in connection with the registration under the Securities Act of (i) the AMHC Shares to be issued in the Merger and (ii) the AMHC New Voting Shares issued or issuable upon conversion of the AMHC New Non-Voting Shares, and which will be used as a proxy statement for the AMHC Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by AMHC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq). Each of AMHC and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective as long as necessary in order to permit the consummation of the transactions contemplated by this Agreement. AMHC also agrees to use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated hereby, and the Company shall furnish all information concerning the Company, its Subsidiaries and any of their respective members or stockholders as may be reasonably requested in connection with any such action. AMHC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.8 or for including in any other statement, filing, notice or application made by or on behalf of AMHC to the SEC or Nasdaq in connection with the transactions contemplated by this Agreement or the Ancillary Documents. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any AMHC Party, the Company, or, in the case of the Company, AMHC, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of AMHC, the Company, or, in the case of the Company, AMHC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) AMHC shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing AMHC Holders. AMHC shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement or the filing of any supplement or amendment thereto, the issuance of any stop order relating thereto or the suspension of the qualification of AMHC Shares for offering or sale in any jurisdiction, of the initiation or written threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement / Proxy Statement or for additional information and AMHC and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Non-Party Affiliates or its or their respective Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(b) To the extent not prohibited by Law, the Company and its counsel shall be given a reasonable opportunity to review and comment on the Registration Statement / Proxy Statement each time it is filed with the SEC, and AMHC shall give reasonable and good faith consideration to any comments made by the Company and its counsel. To the extent not prohibited by Law, AMHC shall provide the Company and counsel of the Company with (i) any comments or other communications, whether written or oral, that AMHC or its counsel may receive from time to time from the SEC or its staff with respect to the Registration Statement / Proxy Statement promptly after receipt of those comments or other communications and (ii) a reasonable opportunity to participate in the response of AMHC to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or counsel of the Company in any discussions or meetings with the SEC.

Section 5.9 AMHC Stockholder Approval. As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, AMHC shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “AMHC Stockholders Meeting”) in accordance with the Governing Documents of AMHC, for the purposes of obtaining the AMHC Stockholder Approval and, if applicable, any approvals related thereto and providing its stockholders with the opportunity to elect to effect a AMHC Stockholder Redemption. AMHC shall, through unanimous approval of its board of directors, recommend to its stockholders (the “AMHC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (ii) the adoption and approval of the issuance of the AMHC Shares in connection with the transactions contemplated by this Agreement as required by Nasdaq listing requirements (the “Nasdaq Proposal”); (iii) the adoption and approval to amend and restate the AMHC New Certificate of Incorporation attached hereto as Exhibit E and amend and restate the AMHC New Bylaws (collectively, the “Governing Document Proposal”); (iv) the adoption and approval of the AMHC Incentive Equity Plan (the “Equity Incentive Plan Proposal”); (v) election of directors effective as of the Closing as contemplated by Section 5.16(a) and Section 5.16(b); (vi) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (vii) the adoption and approval of each other proposal reasonably agreed to by AMHC and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (viii) the adoption and approval of a proposal for the adjournment of the AMHC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (viii) together, the “Transaction Proposals”); provided, that AMHC may adjourn the AMHC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the AMHC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that AMHC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing AMHC Holders prior to the AMHC Stockholders Meeting, or (D) if the holders of AMHC Class A Shares have elected to redeem a number of AMHC Class A Shares as of such time that would reasonably be expected to result in the Minimum Cash Condition not being satisfied; provided that, without the consent of the Company, in no event shall AMHC adjourn the AMHC Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. The AMHC recommendation contemplated by the preceding sentence shall be included in the Registration Statement / Proxy Statement. AMHC covenants that none of the AMHC Board or AMHC nor any committee of the AMHC Board shall withdraw or modify, or propose publicly or by formal action of the AMHC Board, any committee of the AMHC Board or AMHC to withdraw or modify, in a manner adverse to the Company, the AMHC Board Recommendation or any other recommendation by the AMHC Board or AMHC of the proposals set forth in the Registration Statement / Proxy Statement.

Section 5.10 Conduct of Business of AMHC. From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, AMHC shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on Section 5.10 of the AMHC Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:

(a) adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any AMHC Party or any of its Subsidiaries;

(b) declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of AMHC or any of its Subsidiaries, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of AMHC or any of its Subsidiaries, as applicable;

(c) split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

(d) incur, create or assume any material Indebtedness for borrowed money or incur any material Liabilities;

(e) make any loans or advances to, or capital contributions in, any other Person, other than to, or in, AMHC or any of its Subsidiaries;

(f) issue any Equity Securities of AMHC or any of its Subsidiaries or grant any additional options, warrants or stock appreciation rights with respect to Equity Securities of the foregoing of AMHC or any of its Subsidiaries;

(g) enter into, renew, modify or revise any AMHC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a AMHC Related Party Transaction);

(h) engage in any activities or business, other than activities or business (i) in connection with or incident or related to such Person’s organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;

(i) make, change or revoke any material election concerning Taxes, enter into any Tax closing agreement, amend any material Tax Return, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;

(j) authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

(k) enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(l) enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.

Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any AMHC Party from using the funds held by AMHC outside the Trust Account to pay any AMHC Expenses or from otherwise distributing or paying over any funds held by AMHC outside the Trust Account to the Sponsor or any of its Affiliates, in each case, prior to the Closing.

Section 5.11 Nasdaq Listing. AMHC shall use its reasonable best efforts to cause: (a) AMHC’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved: (b) AMHC to satisfy all applicable initial and continuing listing requirements of Nasdaq; and (c) the AMHC Shares issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 5.12 Trust Account. Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, AMHC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of AMHC pursuant to the AMHC Stockholder Redemption, (B) pay the amounts due to the underwriters of AMHC’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to AMHC in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 5.13 Company Stockholder Support Agreements; Company Stockholder Approval; Subscription Agreements.

(a) As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement (the “Company Stockholder Support Agreement Deadline”), the Company shall deliver, or cause to be delivered, to AMHC the Company Stockholder Support Agreements duly executed by each Supporting Company Stockholder.

(b) The Company shall use its reasonable best efforts to obtain and deliver to AMHC, by the Company Stockholder Written Consent Deadline, a true and correct copy of a written consent (in form and substance reasonably satisfactory to AMHC) (the “Company Stockholder Written Consent”) approving and adopting this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), the amendment of the Company’s Amended and Restated Certificate of Incorporation in the form attached as Schedule B to the form of Company Stockholder Support Agreement, and the Company Series A-1 Conversion, that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Shares required to approve and adopt such matters in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreement (the “Required Company Stockholder Approval”). The Company, through its board of directors, shall recommend to the holders of Company Shares the approval and adoption of this Agreement and the transactions contemplated by this Agreement (including the Merger).

(c) AMHC may not modify or waive any provisions of a Subscription Agreement without the prior written consent of the Company; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the Company.

Section 5.14 AMHC Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of each AMHC Party, as provided in the applicable AMHC Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) AMHC will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, AMHC shall advance, or caused to be advanced, expenses incurred in connection with such indemnification as provided in the applicable AMHC Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the AMHC Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any AMHC Party (the “AMHC D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such AMHC D&O Person was a director or officer of any AMHC Party immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) AMHC shall not have any obligation under this Section 5.14 to any AMHC D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such AMHC D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) For a period of six (6) years after the Effective Time, AMHC shall maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of the AMHC Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under AMHC’s directors’ and officers’ liability insurance policies as of the date of this Agreement.

(d) The AMHC Parties shall purchase, at or prior to the Closing, and AMHC shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the AMHC Parties as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the AMHC Parties’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of AMHC or any of its Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by AMHC prior to the date of this Agreement and, in such event, AMHC or one of its Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by AMHC prior to the date of this Agreement.

(e) If AMHC or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of AMHC shall assume all of the obligations set forth in this Section 5.14.

(f) The AMHC D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of AMHC.

Section 5.15 Company Indemnification; Directors’ and Officers’ Insurance.

(a) Each Party agrees that (i) all rights to indemnification, advancement or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) AMHC will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity, advancement and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, AMHC shall cause the applicable Group Companies to advance expenses incurred in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification, advancement and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.

(b) None of AMHC or the Group Companies shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.

(c) The Company shall purchase, at or prior to the Closing, and AMHC shall maintain, or cause to be maintained, in effect for a period of six (6) years after the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies as of the date of this Agreement; provided that none of the Company, AMHC or any of their respective Affiliates shall pay a premium for such “tail” policy in excess of three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company, AMHC or one of their respective Affiliates shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.

(d) If AMHC or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of AMHC shall assume all of the obligations set forth in this Section 5.15.

(e) The Company D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of AMHC.

Section 5.16 Post-Closing Directors and Officers.

(a) AMHC shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time (i) the AMHC Board shall initially consist of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of three (3) directors with an initial term that expires in 2022, Class II consisting of two (2) directors with an initial term that expires in 2023, and Class III consisting of two (2) directors with an initial term that expires in 2024; (ii) the members of the AMHC Board are the individuals determined in accordance with Section 5.16(b); (iii) the members of the compensation committee, audit committee and nominating committee of the AMHC Board are the individuals determined in accordance with Section 5.16(c); and (iv) the officers of AMHC (the “Officers”) are the individuals determined in accordance with Section 5.16(d).

(b) The seven (7) individuals identified in, or in the manner set forth in, Section 5.16(b) of the Company Disclosure Schedules shall be directors on the AMHC Board immediately after the Effective Time, six (6) of whom shall be selected by the Company and one (1) of whom shall be selected by AMHC. Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing AMHC Holders, each of the Company and AMHC may in its sole discretion replace any of its respective designee(s) with any individual by notice to AMHC or the Company, as applicable. Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing AMHC Holders, the board of directors of the Company shall designate whether each individual who will serve on the AMHC Board immediately after the Effective Time will be designated as a member of Class I, Class II or Class III; provided that AMHC’s designee shall be designated as a member of Class III. At least three (3) of the Company’s designees and AMHC’s designee shall be “independent” directors for the purposes of Nasdaq.

(c) Prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing AMHC Holders, the Company and AMHC shall mutually agree to each director that will serve on the compensation committee, the audit committee and the nominating committee of the AMHC Board immediately after the Effective Time, based on the qualifications of each director, subject to applicable listing rules of Nasdaq and applicable Law.

(d) The individuals identified in, or in the manner set forth in, Section 5.16(d) of the Company Disclosure Schedules shall be the Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that such individuals identified in, or in the manner set forth in, Section 5.16(d) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability, termination of service or otherwise) to serve as an Officer, then, prior to the mailing of the Registration Statement / Proxy Statement to the Pre-Closing AMHC Holders, the Company may in its sole discretion replace such individual with another individual to serve as such Officer by (i) amending Section 5.16(d) of the Company Disclosure Schedules by written notice to AMHC (which such amendment shall not require approval of any party) or (ii) in the manner set forth in Section 5.16(d) of the Company Disclosure Schedules.

Section 5.17 PCAOB Financials.

(a) As promptly as reasonably practicable, but in no event later than June 15, 2021, the Company shall deliver to AMHC any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of any other different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) as applicable that is required to be included in the Registration Statement / Proxy Statement. All such financial statements, together with any audited or unaudited consolidated balance sheet and the related audited or unaudited consolidated statements of operations and comprehensive loss, stockholders’ deficit and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter (and as of and for the same period from the previous fiscal year) or fiscal year (and as of and for the prior fiscal quarter) that is required to be included in the Registration Statement / Proxy Statement (A) will fairly present in all material respects the financial position of the Group Companies as at the date thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (B) will be prepared in conformity with GAAP applied on a consistent basis during the periods involved (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and contain an unqualified report of the Company’s auditor and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).

(b) The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, AMHC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by AMHC with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.

Section 5.18 AMHC Incentive Equity Plan. Prior to the effectiveness of the Registration Statement / Proxy Statement, the AMHC Board shall approve and adopt an equity incentive plan, in substantially the form attached hereto as Exhibit G and with any changes or modifications thereto as the Company and AMHC may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or AMHC, as applicable) (the “AMHC Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one (1) day prior to the Closing Date, reserving for grant thereunder an initial number of AMHC Shares equal to eight percent (8%) of the issued and outstanding AMHC Shares as of immediately following the Effective Time, including, for the avoidance of doubt, in the outstanding shares calculation, the AMHC Shares issuable upon the exercise or conversion of the Rollover Options and any other Company Equity Awards that are issued and outstanding as of immediately prior to the Effective Time.

Section 5.19 Certain PIPE Matters. Unless otherwise approved in writing by the Company (which approval shall not be unreasonably withheld, conditioned or delayed), AMHC shall not permit any amendment or modification to be made to, any waiver (in whole or in part) of, or provide consent to modify (including consent to terminate), any provision or remedy under, or any replacements of, any of the Subscription Agreements in a manner adverse to the Company, in each case, other than as a result of any assignment or transfer contemplated therein or permitted thereby. Subject to the immediately preceding sentence and in the event that all conditions in the Subscription Agreements have been satisfied, AMHC shall use its reasonable best efforts to take, or to cause to be taken, all actions required, necessary or that it otherwise deems to be proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms described therein, including using its reasonable best efforts to enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that AMHC or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the PIPE Investors to pay to (or as directed by) AMHC the applicable purchase price under each PIPE Investor’s applicable Subscription Agreement in accordance with its terms.

Section 5.20 FIRPTA Certificates. At or prior to the Closing, the Company shall deliver, or cause to be delivered, to AMHC a signed certification that the Company Shares are not United States real property interests as defined in Section 897(c) of the Code, together with a notice to the Internal Revenue Service (which shall be filed by AMHC with the Internal Revenue Service following the Closing), in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code.

Article 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
CONTEMPLATED BY THIS AGREEMENT

Section 6.1 Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:

(a) the applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated;

(b) no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c) the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;

(d) AMHC’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement shall have been approved (subject to notice of issuance) and, immediately following the Effective Time, AMHC shall satisfy any applicable initial and continuing listing requirements of Nasdaq, and AMHC shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the AMHC Shares to be issued pursuant to the Merger and the transactions contemplated by this Agreement shall have been approved for listing on Nasdaq;

(e) the Company Stockholder Written Consent representing the Required Company Stockholder Approval shall have been obtained;

(f) after giving effect to the transactions contemplated hereby, AMHC shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time; and

(g) the Required AMHC Stockholder Approval shall have been obtained.

Section 6.2 Other Conditions to the Obligations of the AMHC Parties. The obligations of the AMHC Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by AMHC (on behalf of itself and the other AMHC Parties) of the following further conditions:

(a) (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a), which are addressed in clause (ii) below) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date); provided, however, that this clause (iii) shall be deemed to be satisfied if no Company Material Adverse Effect is continuing, and (iv) the representations and warranties of the Company set forth in Article 3 (other than the Company Fundamental Representations and the representations and warranties of the Company set forth in Section 3.8(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;

(b) the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;

(c) since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;

(d) at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to AMHC:

(i) a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to AMHC;

(ii) the employees of the Company listed on Section 6.2(d)(ii) of the Company Disclosure Schedules shall have executed and delivered employment agreements, in form and substance reasonably agreed to by AMHC and the Company; and

(iii) the Registration Rights Agreement duly executed by the stockholders of the Company set forth therein.

Section 6.3 Other Conditions to the Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:

(a) (i) the AMHC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a), which are addressed in clause (ii) below) shall be true and correct in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the AMHC Parties (other than the AMHC Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “AMHC Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a AMHC Material Adverse Effect;

(b) the AMHC Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;

(c) the Aggregate Transaction Proceeds shall be at least $130,000,000 (the “Minimum Cash Condition”); and

(d) at or prior to the Closing, AMHC shall have delivered, or caused to be delivered, the following documents to the Company:

(i) a certificate duly executed by an authorized officer of AMHC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company; and

(ii) the Registration Rights Agreement duly executed by AMHC and the Sponsor.

Section 6.4 Frustration of Closing Conditions. The Company may not rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement by any Group Company. None of the AMHC Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by a AMHC Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2 or a breach of this Agreement by any AMHC Party.

Article 7
TERMINATION

Section 7.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:

(a) by mutual written consent of AMHC and the Company;

(b) by AMHC, if any of the representations or warranties set forth in Article 3 shall not be true and correct or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by AMHC, and (ii) the Termination Date; provided, however, that none of the AMHC Parties is then in breach in any material respect of this Agreement which would prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;

(c) by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any AMHC Party has failed to perform any covenant or agreement on the part of such applicable AMHC Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to AMHC by the Company and (ii) the Termination Date; provided, however, the Company is not then in breach of this Agreement in any material respect which would prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;

(d) by either AMHC or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to November 30, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to AMHC if any AMHC Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if the Company’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;

(e) by either AMHC or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;

(f) by either AMHC or the Company if the AMHC Stockholders Meeting has been held (including any adjournment thereof), has concluded, AMHC’s stockholders have duly voted and the Required AMHC Stockholder Approval was not obtained; or

(g) by AMHC, if the Company does not deliver, or cause to be delivered to AMHC (i) a Company Stockholder Support Agreement duly executed by each Supporting Company Stockholder in accordance with Section 5.13(a) on or prior to the Company Stockholder Support Agreement Deadline or (ii) the Company Stockholder Written Consent in accordance with Section 5.13(b) on or prior to the Company Stockholder Written Consent Deadline.

Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of Section 5.3(a), this Section 7.2, Article 8 and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties, and the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or for Fraud.

Article 8
MISCELLANEOUS

Section 8.1 Non-Survival. The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except for those covenants and agreements that, by their terms, contemplate performance after the Effective Time.

Section 8.2 Entire Agreement; Assignment. This Agreement (together with the Ancillary Documents and the Schedules) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) AMHC and the Company prior to Closing and (b) AMHC and the Sponsor after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 8.3 Amendment. This Agreement may be amended or modified only by a written agreement executed and delivered by (a) AMHC and the Company prior to the Closing and (b) AMHC and the Sponsor after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio. Any failure by any party at any time to enforce any of the provisions of this Agreement shall not be construed a waiver of such provision or any other provisions hereof.

Section 8.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail during normal business hours (and otherwise as of the immediately following Business Day) (upon confirmation of receipt by the intended recipient, but excluding any automated reply, such as an out-of-office notification), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

(a) If to any AMHC Party prior to the Effective Time, to:

Amplitude Healthcare Acquisition Corporation
1177 Avenue of the Americas, Fl 40
New York, New York
Attention: Vishal Kapoor
E-mail: [*]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, New York 10007

Attention:	Christopher Barnstable Brown, Esq.
Glenn Pollner, Esq.

Email:	[*] [*]

(b) If to the Company or to any AMHC Party after the Effective Time, to:

Jasper Therapeutics, Inc.

725 Mariposa Avenue, #207

Mountain View, California 94041
Attention: Jeet Mahal
E-mail: [*]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
1117 S. California Avenue

Palo Alto, CA 94304
Attention: Jeffrey T. Hartlin, Esq.

Jason M. Rabbitt-Tomita, Esq.

E-mail:	[*] [*]

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

Section 8.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.

Section 8.6 Fees and Expenses. Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and AMHC shall pay, or cause to be paid, all Unpaid AMHC Expenses and (b) if the Closing occurs, then AMHC shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid AMHC Expenses.

Section 8.7 Construction; Interpretation. The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to AMHC, any documents or other materials posted to the electronic data room located at www.sharevault.net under the project name “M&A Data Room” as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

Section 8.8 Exhibits and Schedules. All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the AMHC Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the AMHC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the AMHC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature, nor shall such additional information be deemed to establish a standard of materiality.

Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Sponsor shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).

Section 8.10 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 8.11 Counterparts; Electronic Signatures. This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12 Knowledge of Company; Knowledge of AMHC. For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable inquiry. For all purposes of this Agreement, the phrase “to AMHC’s knowledge” and “to the knowledge of AMHC” and any derivations thereof shall mean as of the applicable date, the knowledge of the individuals set forth on Section 8.12(b) of the AMHC Disclosure Schedules, assuming reasonable inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the AMHC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.

Section 8.13 No Recourse. Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any AMHC Non-Party Affiliate (each, a “Non-Party Affiliate”), each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the AMHC Non-Party Affiliates, in the case of AMHC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, AMHC or any Non-Party Affiliate concerning any Group Company, any AMHC Party, this Agreement or the transactions contemplated hereby.

Section 8.14 Extension; Waiver. The Company prior to the Closing and the Company and the Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the AMHC Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the AMHC Parties set forth herein or (c) waive compliance by the AMHC Parties with any of the agreements or conditions set forth herein. AMHC may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 8.15 Waiver of Jury Trial. THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.

Section 8.16 Submission to Jurisdiction. Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within the State of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.

Section 8.17 Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Without limiting the foregoing, each Party hereto hereby agrees that service of process upon such party in any action or proceeding contemplated by this Section shall be effective if notice is given in accordance with Section 8.4 of this Agreement.

Section 8.18 Trust Account Waiver. Reference is made to the final prospectus of AMHC, filed with the SEC (File No. 333-234324) on November 21, 2019 (the “Prospectus”). The Company acknowledges and agrees and understands that AMHC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of AMHC’s public stockholders (including overallotment shares acquired by AMHC’s underwriters, the “Public Stockholders”), and AMHC may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of AMHC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company nor any of it Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between AMHC or any of its Representatives, on the one hand, and, the Company or any of its Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company, on its own behalf and on behalf of its Representatives, hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with AMHC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with AMHC or its Affiliates).

Section 8.19 Conflicts and Privilege. The Company, AMHC and Merger Sub, on behalf of their respective successors and assigns, hereby agree that, in the event a dispute with respect to this Agreement or the transactions contemplated hereby arises after the Closing between or among (i) the Sponsor, the shareholders or holders of other equity interests of AMHC or the Sponsor or any of their respective directors, members, partners, officers, employees or Affiliates (other than the Company after the Closing) (collectively, the “Sponsor Group”), on the one hand, and (ii) the Company and/or AMHC after the Closing or any of the shareholders or holders of other equity interests of the Company prior to the Closing or any of their respective directors, members, partners, officers, employees or Affiliates, on the other hand, Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”), which represented AMHC or the Sponsor prior to the Closing, may represent the Sponsor or any other member of the Sponsor Group, in such dispute even though the interests of such Persons may be directly adverse to the Company and/or AMHC, and even though such counsel may have represented AMHC in a matter substantially related to such dispute, or may be handling ongoing matters for the Company, AMHC or the Sponsor. The Company, AMHC and Merger Sub, on behalf of their respective successors and assigns (including, after the Closing, the Company), further agree that, as to all legally privileged communications prior to the Closing (made in connection with the negotiation, preparation, execution, delivery and performance under, or any dispute or action arising out of or relating to, this Agreement, any Ancillary Agreements or the transactions contemplated hereby or thereby) between or among AMHC, the Sponsor or any other member of the Sponsor Group, on the one hand, and WilmerHale, on the other hand, the attorney/client privilege and the expectation of client confidence shall survive the transactions contemplated by this Agreement and, after the Closing, belong to the Sponsor Group, and shall not pass to or be claimed or controlled by the Company or AMHC. Notwithstanding the foregoing, after the Closing, in the event that a dispute arises between any member of the Sponsor Group, on the one hand, and a third party other than the Sponsor Group, on the other hand, AMHC and the Company Group may assert the attorney-client privilege to prevent disclosure of confidential communications to such third party.

* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

By:	/s/ Bala Venkataraman
Name:	Bala Venkataraman
Title:	Chief Executive Officer

AMPLE MERGER SUB, INC.

By:	/s/ Vishal Kapoor
Name:	Vishal Kapoor
Title:	President and Secretary

JASPER THERAPEUTICS, INC.

By:	/s/ William Lis
Name:	William Lis
Title:	Chief Executive Officer

Exhibit A

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 5th day of May, 2021, by and between Amplitude Healthcare Acquisition Corporation, a Delaware corporation (the “Issuer”), and the undersigned (“Subscriber” or “you”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, the Issuer, Jasper Therapeutics, Inc., a Delaware corporation (“Jasper”), and the other parties named therein will, substantially concurrently with the execution of this Subscription Agreement, enter into that certain Business Combination Agreement, dated as of the date hereof (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which a wholly owned subsidiary of the Issuer will merge with and into Jasper, with Jasper surviving as a wholly owned subsidiary of the Issuer (together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Issuer, that number of shares of the Issuer’s Class A common stock (the “Common Shares”) set forth on the signature page hereto (the “Subscribed Shares”) for a purchase price of $10.00 per share, and for the aggregate purchase price set forth on the signature page hereto (the “Purchase Price”), and the Issuer desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price therefor by or on behalf of Subscriber to the Issuer, all on the terms and subject to the conditions set forth herein; and

WHEREAS, concurrently with the execution of this Subscription Agreement, and in connection with the Transactions, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with the Issuer that are substantially similar to this Subscription Agreement (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase Common Shares on the Closing Date (as defined below) at the same per share purchase price as Subscriber, and the aggregate amount of securities to be sold by the Issuer pursuant to this Subscription Agreement and the Other Subscription Agreements equals, as of the date hereof, 10,000,000 Common Shares.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows, severally and not jointly with any Other Subscriber in the offering contemplated by this Subscription Agreement:

1. Subscription. Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees, upon the substantially concurrent consummation of the Transactions, to subscribe for and purchase, and the Issuer hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “Subscription”). Notwithstanding anything herein to the contrary, the consummation of the Subscription is contingent upon the subsequent occurrence of the closing of the Transactions as further described herein.

2. Representations, Warranties and Agreements.

2.1 Subscriber’s Representations, Warranties and Agreements. To induce the Issuer to issue the Subscribed Shares, Subscriber hereby represents and warrants to the Issuer and acknowledges and agrees with the Issuer, as of the date hereof and as of the Closing Date, as follows:

2.1.1 If Subscriber is not an individual, Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement. If Subscriber is an individual, Subscriber has the authority to enter into, deliver and perform its obligations under this Subscription Agreement.

2.1.2 If Subscriber is not an individual, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, the signature on this Subscription Agreement is genuine, and Subscriber has legal competence and capacity to execute the same. Assuming that this Subscription Agreement constitutes the valid and binding agreement of the Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

2.1.3 The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) if Subscriber is not an individual, result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

2.1.4 Subscriber (i) is (a) either (x) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act or (y) an Institutional Account as defined in FINRA Rule 4512(c) and (b) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, including Subscriber’s participation in the purchase of the Subscribed Shares, in each case, satisfying the applicable requirements set forth on Schedule I, (ii) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule I following the signature page hereto). Nothing contained herein shall be deemed a representation or warranty by Subscriber to hold the Subscribed Shares for any period of time. Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

2.1.5 Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Except in respect of any stock lending program, Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Issuer or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144). Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144 promulgated under the Securities Act until at least one (1) year from the Closing Date. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares.

2.1.6 Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by or on behalf of the Issuer, Jasper, or any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement.

2.1.7 If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

2.1.8 In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied upon (i) independent investigation made by Subscriber, (ii) the SEC Documents (as defined below) and (iii) the representations, warranties and covenants of the Issuer contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by or on behalf of anyone (including Credit Suisse Securities (USA) LLC, Cantor Fitzgerald & Co. and William Blair & Company, L.L.C. (collectively, in their capacity as placement agents, the “Placement Agents”)), other than the Issuer and its representatives concerning the Issuer or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Issuer, Jasper and the Transactions, and Subscriber further acknowledges that such information is subject to change, and that any changes to such information, including any changes based on updated information or changes in the terms of the Transactions, shall in no way affect the Subscriber’s obligation to purchase the Subscribed Shares hereunder, except as otherwise provided herein. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Except as expressly set forth herein, Subscriber represents and warrants it is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice you deem appropriate) with respect to the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuer and Jasper including but not limited to all business, legal, regulatory, accounting, credit and tax matters. Subscriber further acknowledges that Subscriber has not relied upon the Placement Agents in connection with Subscriber’s due diligence review of the offering of the Subscribed Shares and the Issuer.

2.1.9 Subscriber acknowledges and agrees that (a) it has been informed that each of the Placement Agents is acting solely as placement agent in connection with the Transactions and is not acting as an underwriter or in any other capacity in connection with the Subscriptions and is not and shall not be construed as a fiduciary for Subscriber in connection with the Transactions, (b) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, in each case, to Subscriber, (c) the Placement Agents will have no responsibility to Subscriber with respect to (i) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) thereof, or (ii) the business, condition (financial and otherwise), management, operations, properties or prospects of, the Issuer, Jasper or the Transactions, and (d) the Placement Agents shall have no liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transactions. Subscriber further acknowledges that Credit Suisse Securities (USA) LLC is acting as capital markets advisor to Jasper in connection with the Transactions. Issuer and Jasper are solely responsible for paying any fees or other commission owed to the Placement Agents in connection with the Transactions.

2.1.10 Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Issuer or Jasper or one of their respective representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any general solicitation. Subscriber acknowledges that the Issuer represents and warrants that the Subscribed Shares were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.

2.1.11 Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares.

2.1.12 Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine or any other country or territory embargoed or subject to substantial trade restrictions in the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

2.1.13 If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that neither the Issuer nor any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

2.1.14 Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Subscriber with the United States Securities and Exchange Commission (the “Commission”) with respect to the beneficial ownership of the Issuer’s securities, Subscriber is not currently a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision) acting for the purpose of acquiring, holding or disposing of equity securities of the Issuer (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

2.1.15 Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Issuer as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Issuer from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.

2.1.16 On each date the Purchase Price would be required to be funded to the Issuer pursuant to Section 3.1 Subscriber will have, sufficient immediately available funds to pay the Purchase Price pursuant to Section 3.1.

2.1.17 No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

2.2 Issuer’s Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, the Issuer hereby represents and warrants to Subscriber and agrees with Subscriber, as of the date hereof and as of the Closing Date, as follows:

2.2.1 The Issuer has been duly incorporated and is validly existing and in good standing under the laws of its jurisdiction of incorporation, with all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

2.2.2 The Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment for the Subscribed Shares and registered with the Issuer’s transfer agent, the Subscribed Shares will be validly issued, fully paid and non-assessable, will be free and clear of any liens or other restrictions whatsoever in accordance with the terms of this Subscription Agreement and will not have been issued in violation of or subject to any preemptive or similar rights under the Issuer’s constitutive agreements or applicable law.

2.2.3 This Subscription Agreement has been duly authorized, validly executed and delivered by the Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of the Subscriber, is the valid and binding obligation of the Issuer, and is enforceable against Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

2.2.4 The execution, delivery and performance of this Subscription Agreement (including compliance by the Issuer with all of the provisions hereof), the issuance and sale of the Subscribed Shares and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any of its subsidiaries is bound or to which any of the property or assets of the Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuer or Jasper or their respective subsidiaries individually or taken as a whole and including the combined company after giving effect to the Transactions, or materially affects the validity or enforceability of the Subscribed Shares or the legal authority or other ability of the Issuer to enter into and timely perform its obligations under this Subscription Agreement (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of the Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Issuer or any of its subsidiaries or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect.

2.2.5 Neither the Issuer, nor any person acting on its behalf has, directly or indirectly, made (and no such person or entity acting at the direction of the Issuer will make) any offers or sales of any security of the Issuer nor solicited any offers to buy any security under circumstances that would adversely affect reliance by the Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares under the Securities Act.

2.2.6 Neither the Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither the Issuer, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

2.2.7 Substantially concurrently with the execution and delivery of this Subscription Agreement, the Issuer is entering into the Other Subscription Agreements providing for the sale of an aggregate of 10,000,000 Common Shares for an aggregate purchase price of $10.00 (including the Subscribed Shares purchased and sold under this Subscription Agreement). There are no Other Subscription Agreements, side letter agreements or other agreements or understandings (including written summaries of any oral understandings) with any Other Subscriber or any other investor or potential investor with respect to the purchase of equity securities of the Issuer (other than as described in the last sentence of this Section 2.2.7 and pursuant to the Business Combination Agreement) which include terms and conditions (economic or otherwise) that are materially more advantageous to any such Other Subscriber, investor or potential investor (as compared to Subscriber). The Other Subscription Agreements have not been amended or modified in any material respect following the date of this Subscription Agreement. This Section 2.2.7 shall not apply to any purchase of any equity securities of the Issuer by the sponsor of Amplitude Healthcare Acquisition Corporation or any of its affiliates that have been disclosed to the Subscriber. The Issuer and its affiliates shall not release any Other Subscriber or investor (or any of its affiliates) under any Other Subscription Agreement from any of its obligations thereunder or any other agreements (including side letters or similar agreements in respect thereof) with any Other Subscriber or investor (or any of its affiliates) under any Other Subscription Agreement unless it offers a similar release to the Subscriber with respect to any similar obligations it has hereunder.

2.2.8 As of the date of this Subscription Agreement and the Transactions, the authorized capital stock of the Issuer consists of 100,000,000 shares of Class A Common Stock, $0.0001 par value per share, 10,000,000 shares of Class B Common Stock, $0.0001 par value per share, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value per share. As of the date of this Subscription Agreement, (i) 10,000,000 shares of such Class A Common Stock and 2,500,000 shares of such Class B Common Stock are issued and outstanding, (ii) no shares of capital stock of the Issuer is held in treasury by the Issuer, (iii) 4,000,000 private placement warrants (as described in the Prospectus) are issued and outstanding and 4,000,000 shares of such authorized Class A Common Stock are issuable upon (and have been reserved solely for issuance upon) exercise of such private placement warrants, (iv) 5,000,000 public warrants (as described in the Prospectus) are issued and outstanding and 5,000,000 shares of such authorized Class A Common Stock are issuable upon (and have been reserved solely for issuance upon) exercise of such public warrants and (v) there are no outstanding shares of preferred stock of the Issuer. All issued and outstanding shares of capital stock and warrants of the Issuer have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. As of the date hereof, the issued and outstanding shares of Common Stock and such public warrants of the Issuer are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on the Nasdaq Capital Market under the symbols, “AMHC” and “AMHCW”. Except as set forth above and pursuant to the Other Subscription Agreements and the Business Combination Agreement, there are no outstanding, and between the date hereof and the Closing, the Issuer will not issue, sell or cause to be outstanding any (a) shares, equity interests or voting securities of the Issuer, (b) securities of the Issuer convertible into or exchangeable for shares or other equity interests or voting securities of the Issuer, (c) options, warrants or other rights (including preemptive rights) or agreements, arrangements or commitments of any character, whether or not contingent, of the Issuer to subscribe for, purchase or acquire from any individual, entity or other person, and no obligation of the Issuer to issue, any ordinary shares of the Issuer, or any other equity interests or voting securities in the Issuer or any securities convertible into or exchangeable or exercisable for such shares or other equity interests or voting securities, (d) equity equivalents or other similar rights of or with respect to the Issuer, or (e) obligations of the Issuer to repurchase, redeem, or otherwise acquire any of the foregoing securities, shares, options, equity equivalents, interests or rights. As of the date hereof, and between the date hereof and the Closing, the Issuer has no subsidiaries and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which the Issuer is a party or by which it is bound relating to the voting of any securities of the Issuer, other than as contemplated by the Business Combination Agreement and the Ancillary Documents (as defined in the Business Combination Agreement). There are no securities or instruments issued by or to which the Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of (i) the Subscribed Shares or (ii) the shares to be issued pursuant to any Other Subscription Agreement that have not been or will not be validly waived on or prior to the closing of the Transactions.

2.2.9 Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 2.1 of this Subscription Agreement, (i) no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Issuer to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws and filings required to consummate the Transactions as provided under the Business Combination Agreement, which filings will be made at the Issuer’s sole expense.

2.2.10 There are no pending or, to the knowledge of the Issuer, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. There is no unsatisfied judgment or any open injunction binding upon the Issuer, which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

2.2.11 The Issuer is, and has been since its inception, in compliance in all material respects with all applicable laws. The Issuer has not received any written communication from a governmental entity, exchange or self regulatory organization that alleges that the Issuer is not in compliance in any material respect with, or is in material default or violation of, any applicable law. Subject to the last sentence of Section 2.2.13, the Issuer is in all material respects in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder.

2.2.12 The Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Issuer of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state securities laws, (iii) filings required in accordance with Section 4, (iv) those required by the Nasdaq Capital Market, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

2.2.13 The Issuer has timely filed all forms, reports, schedules, exhibits, prospectuses, proxy statements and other documents required to be filed by the Issuer with the Commission since its inception and through the date hereof. As of their respective dates, each form, report, statement, schedule, prospectus, exhibit, proxy, registration statement and other document filed by the Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder as in effect at the time of filing. There are no material outstanding or unresolved comments in comment letters received by the Issuer from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Documents. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that the Issuer was required to file with the Commission since its inception and through the date hereof. There are no material outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the SEC Documents. Notwithstanding anything else contained herein, no representation or warranty is made as to the accounting treatment of Issuer’s issued and outstanding warrants, or as to any deficiencies in disclosure, accounting treatment and/or disclosure controls related to the treatment of such warrants as equity rather than liabilities by the Issuer for purposes of its financial statements or otherwise.

2.2.14 No broker, finder or other financial consultant has acted on behalf of the Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

2.2.15 The Issuer is not, and immediately after receipt of payment for the Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.2.16 The Issuer acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Shares may be pledged by the Subscriber in connection with a bona fide margin agreement, provided such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and the Subscriber effecting a pledge of Shares shall not be required to provide the Issuer with any notice thereof; provided, however, that none of the Issuer, Jasper or their respective counsels shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Shares are not subject to any contractual prohibition on pledging or lock up, the form of such acknowledgment to be subject to review and comment by the Issuer in all respects.

2.2.17 Substantially concurrently with the Closing of this Subscription Agreement, the Issuer, Jasper, and other parties named therein, are entering into the Business Combination Agreement, pursuant to which the Issuer will enter into the Transactions with Jasper.

2.2.18 There has been no action taken by the Issuer, or, any officer, director, shareholder, manager, employee, agent or representative of the Issuer, in each case, acting on behalf of the Issuer, in violation of any applicable Anti-Corruption Laws (as herein defined), (i) the Issuer has not been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) the Issuer has not conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) the Issuer has not received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, “Anti-Corruption Laws” means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended) and any similar law that prohibits bribery or corruption.

3. Settlement Date and Delivery.

3.1 Closing. The closing of the Subscription contemplated hereby (the “Closing”) shall occur on the date of, and substantially concurrently with (but contingent upon), the consummation of the Transactions (the date of the Closing, the “Closing Date”). Upon written notice from (or on behalf of) the Issuer to Subscriber (the “Closing Notice”) (which notice shall specify (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Issuer), at least five (5) Business Days prior to the date that the Issuer reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 3, Subscriber shall deliver to the Issuer, (i) the Purchase Price for the Subscribed Shares, (A) no later than one (1) Business Day prior to the Expected Closing Date by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice, such funds to be held by the Issuer in escrow until the Closing, or (B) to an account specified by the Issuer and as otherwise mutually agreed by the Subscriber and the Issuer (“Alternative Settlement Procedures”) and (ii) any other information that is reasonably requested in the Closing Notice in order for the Issuer to issue the Subscribed Shares, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable. For the avoidance of doubt, mutually agreeable Alternative Settlement Procedures shall include, without limitation, the Subscriber delivering to the Issuer on the Closing Date the Purchase Price for the Subscribed Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by the Issuer in the Closing Notice against delivery to the undersigned of the Subscribed Shares. Notwithstanding the foregoing, for any Subscriber that informs the Issuer (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures above in this Section 3.1, the following shall apply: such Subscriber shall deliver at or before 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Issuer’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date) the Purchase Price for the Subscribed Shares being purchased by such Subscriber by wire transfer of United States dollars in immediately available funds to the account specified by the Issuer in the Closing Notice. On the Closing Date, the Issuer shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Subscribed Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Subscribed Shares, unless otherwise determined by the Issuer, shall be uncertificated, with record ownership reflected only in the register of shareholders of the Issuer and shall, prior to Subscriber delivering the funds on the Closing Date as provided in clause (i), provide evidence of such issuance from the Issuer’s transfer agent showing Subscriber as the owner of the Subscribed Shares on and as of the Closing Date. If the Transactions are not consummated within ten (10) Business Day after the Expected Closing Date, the Issuer shall promptly (but no later than one (1) Business Day thereafter) return the Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and the Subscribed Shares shall be cancelled. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 3 to be satisfied or waived on or prior to the Closing Date, and (ii) unless and until this Subscription Agreement is terminated in accordance with Section 5 hereof, Subscriber shall remain obligated (A) to redeliver funds to the Issuer following the Issuer’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 3. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

3.2 Conditions to Closing of the Issuer.

The Issuer’s obligations to sell and issue the Subscribed Shares at the Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by the Issuer, on or prior to the Closing Date, of each of the following conditions:

3.2.1 Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 2.1 hereof shall be true and correct in all material respects when made (other than the representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date.

3.2.2 Compliance with Covenants. Subscriber shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by Subscriber under this Subscription Agreement at or prior to the Closing.

3.2.3 Closing of the Transactions. All conditions precedent to each of the Issuer’s and Jasper’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated substantially concurrently with the Closing.

3.2.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Subscription.

3.2.5 Amendment of Business Combination Agreement. The terms of the Business Combination Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement unless the Subscriber has consented in writing to such amendment.

3.2.6 Listing. No suspension of the qualification of the Common Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the Common Shares on the Nasdaq Capital Market, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Subscribed Shares shall be approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

3.3 Conditions to Closing of Subscriber.

Subscriber’s obligation to purchase the Subscribed Shares at the Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

3.3.1 Representations and Warranties Correct. The representations and warranties made by the Issuer in Section 2.2 hereof shall be true and correct in all material respects when made (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

3.3.2 Compliance with Covenants. The Issuer shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Issuer under this Subscription Agreement at or prior to the Closing.

3.3.3 Closing of the Transactions. All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated substantially concurrently with the Closing. No amendment, modification or waiver of the Business Combination Agreement (as the same exists on the date hereof as provided to the Subscriber) or any terms thereof shall have occurred that would reasonably be expected to materially adversely affect the economic benefits that the Subscriber would reasonably expect to receive under this Subscription Agreement without having received the Subscriber’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

3.3.4 Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition (except in the case of a governmental authority located outside the United States where such restraint or prohibition would not be reasonably expected to result in an Issuer Material Adverse Effect).

4. Registration Statement.

4.1 The Issuer agrees that, within thirty (30) calendar days after the consummation of the Transactions (the “Filing Date”), the Issuer will file with the Commission (at the Issuer’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Subscribed Shares (the “Registrable Securities”), and the Issuer shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th Business Day after the date the Issuer is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that the Issuer’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to the Issuer that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of the Issuer held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as the Issuer may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Issuer shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by the Issuer to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve the Issuer of its obligations to file or effect the Registration Statement as set forth above in this Section 4. For purposes of this Section 4, Registrable Securities shall include, as of any date of determination, the Subscribed Shares and any other equity security of the Issuer issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. The Issuer will provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement, provided, that if the Commission requires that the Subscriber be identified as a statutory underwriter in the Registration Statement, the Subscriber will have the option, at its sole and absolute discretion, to either (i) have the opportunity to withdraw from the Registration Statement upon its written notice to the Issuer or (ii) be included as such in the Registration Statement. Notwithstanding the foregoing, if the Commission prevents the Issuer from including any or all of the Subscribed Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission and (ii) the number of Subscribed Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Issuer shall amend the Registration Statement or file a new Registration Statement to register such Subscribed Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. For as long as the Registration Statement shall remain effective pursuant to this Subscription Agreement, the Issuer will use commercially reasonable efforts to file all reports, and use commercially reasonable efforts to provide all customary and reasonable cooperation, necessary to enable the undersigned to resell the Subscribed Shares pursuant to the Registration Statement or Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Issuer), as applicable, qualify the Subscribed Shares for listing on the applicable stock exchange on the which the Issuer’s share are then listed, and update or amend the Registration Statement as necessary to include the Subscribed Shares as required by this Subscription Agreement.

4.2 In the case of the registration effected by the Issuer pursuant to this Subscription Agreement, the Issuer shall, upon reasonable request, inform Subscriber as to the status of such registration. The Issuer shall, at its sole expense:

4.2.1 except for such times as the Issuer is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Issuer determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities, (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) and (iii) three (3) years from the date of effectiveness of the Registration Statement;

4.2.2 advise Subscriber, as promptly as practicable but in any event within three (3) Business Days:

(a) when the Registration Statement or any post-effective amendment thereto has become effective;

(b) of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(c) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(d) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, the Issuer shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Issuer other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (a) through (d) above constitutes material, nonpublic information regarding the Issuer;

4.2.3 use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

4.2.4 upon the occurrence of any event contemplated in Section 4.2.2(d), except for such times as the Issuer is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Issuer shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

4.2.5 use its commercially reasonable efforts to cause all Subscribed Shares to be listed on each securities exchange or market, if any, on which the Issuer’s common stock is then listed.

4.3 Notwithstanding anything to the contrary in this Subscription Agreement, the Issuer shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of a current, quarterly or annual report of the Issuer under the Exchange Act, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require the Issuer to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of the Issuer, after consultation with counsel to the Issuer, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if a Registration Statement were not being filed at that time, and (c) the Issuer has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that the Issuer may not delay or suspend the Registration Statement for a period of more than sixty (60) consecutive calendar days or more than two (2) times or more than ninety (90) total calendar days in any three hundred and sixty (360) calendar day period. Upon receipt of any written notice from the Issuer (which notice shall not contain any material non-public information regarding the Issuer, except to the extent such notice itself may be deemed to constitute material non-public information) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which the Issuer agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Issuer that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Issuer except (A) for disclosure to Subscriber’s employees, agents and professional advisers who need to know such information and are obligated to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners who have agreed to keep such information confidential and (C) as required by law or subpoena. If so directed by the Issuer, Subscriber will deliver to the Issuer or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (A) to the extent Subscriber is required to retain a copy of such prospectus (1) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up in the ordinary course of business.

4.4 Subscriber may deliver written notice (including via email) in accordance with Section 6.3 (an “Opt-Out Notice”) to the Issuer requesting that Subscriber not receive notices from the Issuer otherwise required by Section 4.3; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) the Issuer shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify the Issuer in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 4.4) and the related suspension period remains in effect, the Issuer will so notify Subscriber, within one (1) business day of Subscriber’s notification to the Issuer, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability.

4.5 The parties agree that:

4.5.1 The Issuer shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling from and against any and all out-of-pocket losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and disbursements) (collectively, “Losses”), as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are solely caused by or contained in any information furnished in writing to the Issuer by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of the Issuer (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Issuer be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by the Issuer in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Issuer, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 4.3 hereof. The Issuer shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 4 of which the Issuer is aware.

4.5.2 Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, the Issuer, its directors, officers, employees and agents and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that solely arise out of or are based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 4.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

4.5.3 Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.5.4 The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

4.5.5 If the indemnification provided under this Section 4.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.5 from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

4.5.6 Certificates or book entry notations evidencing the Subscribed Shares shall not contain any legend: (i) following any sale or other transfer by the Subscriber pursuant to the Registration Statement in accordance with the plan of distribution described therein, or (ii) following any sale of such Subscribed Shares pursuant to Rule 144, or (iii) if such Subscribed Shares are eligible for sale under Rule 144 without volume or manner-of-sale limitations or current information requirements and Rule 144 has been amended such that Rule 144(i) is no longer applicable to the Subscribed Shares. The Issuer shall cause its counsel to issue a legal opinion to its transfer agent or the Subscriber promptly if required by the transfer agent to effect the removal of the legend thereunder, or if requested by a Subscriber, respectively. The Issuer agrees that following such time a restrictive legend is no longer required under this Section 4.6 (the “Legend Removal Date”), the Issuer will, not later than two (2) Business Days following the receipt by Jasper of written notice from the Subscriber certifying that a Legend Removal Date has occurred, deliver or cause to be delivered to the Subscriber a certificate or book entry notation representing such Subscribed Shares free from any restrictive or other legends.

5. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (iii) if the conditions to Closing set forth in Sections 3.2 and 3.3 of this Subscription Agreement are not satisfied or waived, or are not capable of being satisfied, on or prior to the Closing and, as a result thereof, the transactions contemplated by this Subscription Agreement will not be or are not consummated at the Closing, (iv) by written notice by either party to the other party after the date that is thirty (30) days after the “Termination Date” set forth in the Business Combination Agreement, if the Closing shall not have occurred by such date and (v) November 30, 2021; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Issuer shall promptly notify Subscriber of the termination of the Business Combination Agreement promptly after the termination of such agreement. Upon a valid termination of this Subscription Agreement pursuant to this Section 5, after the delivery by the Subscriber of the Purchase Price for the Subscribed Shares, the Issuer shall promptly (but not later than one (1) Business Day thereafter) cause the escrow agent to return the Purchase Price (to the extent such Purchase Price has been deposited in escrow).

6. Miscellaneous.

6.1 Further Assurances. At the Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

6.1.1 Subscriber acknowledges that the Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. The Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by the Issuer contained in this Subscription Agreement.

6.1.2 Each of the Issuer and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

6.1.3 The Issuer may request from Subscriber such additional information as the Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that the Issuer agrees to keep confidential any such information provided by Subscriber.

6.1.4 Each of Subscriber and the Issuer shall pay all of its own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of the Issuer to the extent provided in Section 4).

6.1.5 Each of Subscriber and the Issuer shall take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary to consummate the transactions contemplated by this Subscription Agreement on the terms and conditions described therein prior to the consummation of the Transactions.

6.2 Subscriber hereby acknowledges and agrees that Subscriber will not, nor will any of Subscriber’s controlled affiliates, or any person or entity acting on behalf of Subscriber or any of Subscriber’s controlled affiliates or pursuant to any understanding with Subscriber or any of Subscriber’s controlled affiliates, directly or indirectly, engage in any “short sales” with respect to, any Subscribed Shares or any securities of the Issuer or any instrument exercisable or exchangeable for or convertible into any Subscribed Shares or any securities of the Issuer until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). For purposes hereof, “short sale” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, call, swaps, hedging activities and other similar arrangements (including on a total return basis), including through non-US. Broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the transactions contemplated hereby (including Subscriber’s controlled affiliates and/or affiliates) from entering into any short sales; (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers or desks manage separate portions of such Subscriber’s assets, this Section 6.2 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement (the “Investing Portfolio Manager”) and the portfolio managers or desks who have direct knowledge of the investment decisions made by the Investing Portfolio Manager.

6.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) if sent by email, upon confirmation of receipt by the intended recipient or when sent with no undeliverable email or other rejection notice, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii) if to the Issuer, to:

Amplitude Healthcare Acquisition Corporation
1177 Avenue of the Americas, Floor 40

New York, NY 10036

Attention: Vishal Kapoor

Email: [*]

with a required copy (which copy shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center

250 Greenwich Street
New York, NY 10007
Attention: Christopher Barnstable Brown, Esq.

Glenn Pollner, Esq.
Email: [*]

    [*]

6.4 Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

6.5 Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought (and in the case where the Issuer’s consent is required, also signed by Jasper).

6.6 Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be transferred or assigned without the prior written consent of the Issuer; provided that Subscriber’s rights and obligations hereunder may be assigned to any fund or account managed by the same investment manager as Subscriber, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided, further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

6.7 Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns, except that the Placement Agents shall be third-party beneficiaries to the representations and warranties made by the Issuer in this Subscription Agreement. Notwithstanding anything to the contrary herein, each party hereto agrees that Jasper is a third party beneficiary of the Subscriber’s agreement to purchase the Subscribed Shares under this Subscription Agreement and subject to the satisfaction (or waiver) of the conditions herein, Jasper may directly enforce (including by an action for specific performance) the obligation of Subscriber to pay the Purchase Price and acquire the Subscribed Shares under this Subscription Agreement.

6.8 Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

6.9 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6.3 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 6.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

6.10 Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

6.11 No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

6.12 Remedies.

6.12.1 The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 6.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 6.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

6.12.2 The parties acknowledge and agree that this Section 6.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

6.13 Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Closing.

6.14 Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

6.15 Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.16 Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

6.17 Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

7. Cleansing Statement; Disclosure.

7.1 The Issuer shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases and/or file with the Commission a Current Report on Form 8-K (collectively, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions and any other material nonpublic information that the Issuer or its officers, directors, employees, agents or any other person acting at the direction of the Issuer has provided to Subscriber in connection with the Transactions prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of the Issuer, Subscriber shall not be in possession of any material, non-public information received from the Issuer or any of its officers, directors, employees, agents or any other person acting at the direction of the Issuer, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with the Issuer, the Placement Agents or any of their respective affiliates, relating to the transactions contemplated by this Subscription Agreement.

7.2 The Issuer shall not (and shall cause its officers, directors, employees and agents not to) publicly disclose the name of Subscriber or any affiliate or investment adviser of Subscriber, or include the name of Subscriber or any affiliate or investment adviser of Subscriber without the prior written consent (including by e-mail) of Subscriber (i) in any press release or marketing materials, or (ii) in any filing with the Commission or any regulatory agency or trading market, except (A) as required by the federal securities laws, rules or regulations, (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under regulations of any national securities exchange on which the Issuer’s securities are listed for trading or (C) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release, or other communications previously approved in accordance with this Section 7.

8. Trust Account Waiver. Reference is made to the final prospectus of the Issuer filed with the Commission (File No. 333-234324) on November 21, 2019 (the “Prospectus”). Subscriber acknowledges and agrees that the Issuer has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Issuer’s public stockholders (including overallotment shares acquired by the Issuer’s underwriters), and the Issuer may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of the Issuer entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby agrees that, notwithstanding the foregoing or anything to the contrary in this Subscription Agreement, Subscriber does not now have and shall not have at any time hereafter any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claims against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as to a result of, in connection with or relating in any way to, this Subscription Agreement or any proposed or actual business relationship between the Issuer, on the one hand, and Subscriber, on the other hand, or any matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (and any such claims are collectively referred to hereafter as the “Trust Account Released Claims”). Subscriber hereby irrevocably waives any Trust Account Released Claims that it may have against the Trust Account (including distributions therefrom) now or in the future as a result of, or arising out of, negotiations or contracts with the Issuer and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with the Issuer). Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of the Issuer, including, but not limited to, any redemption right with respect to any such securities of the Issuer. In the event Subscriber has any claim against the Issuer under this Subscription Agreement, Subscriber shall pursue such claim solely against the Issuer and its assets outside the Trust Account and not against the property or any monies in the Trust Account.

9. Non-Reliance and Exculpation. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuer expressly set forth in this Subscription Agreement or in the SEC Documents, in making its investment or decision to invest in the Issuer. Subscriber agrees that none of (i) the Other Subscribers pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) or (ii) any other party to the Business Combination Agreement (other than the Issuer or Jasper), including any such party’s representatives, affiliates or any of its or their control persons, officers, directors or employees, that is not a party hereto, shall be liable to the Subscriber pursuant to this Subscription Agreement, or to any Other Subscriber pursuant to this Subscription Agreement, any Other Subscription Agreement or any other agreement related to the private placement of shares of the Issuer’s capital stock, the negotiation hereof or thereof or the subject matter hereof or thereof, or the transactions contemplated hereby or thereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares.

10. Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of the Issuer to the public without registration are available to holders of the Issuer’s shares of common stock and for so long as the Subscriber holds the Subscribed Shares, the Issuer agrees to:

10.1 make and keep public information available, as those terms are understood and defined in Rule 144; and

10.2 file with the Commission in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act so long as the Issuer remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144.

If the Subscribed Shares are eligible to be sold without restriction under, and without the requirement for the Issuer to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), then the Subscriber shall cause an opinion of nationally recognized counsel to the Subscriber to be delivered to the Issuer and its transfer agent establishing that the applicable restrictive legend is no longer required. Following the Issuer’s receipt of the foregoing opinion, (i) the Issuer will cause any authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to issue such Subscribed Shares without any such legend to be delivered and (ii) the Subscriber will cause customary representations and other documents, if any, reasonably requested by the Issuer, its counsel or the transfer agent, establishing that the restrictive legends are no longer required, to be delivered. Notwithstanding the foregoing, the Issuer will not be required to deliver any such authorization, certificate or direction if it reasonably believes that removal of the legend could result in or facilitate transfers of securities in violation of applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION
By:
Name:
Title:

Accepted and agreed this 5th day of May, 2021.

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: May 5, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and Capacity of person signing above)	(Please print. Please indicate name and Capacity of person signing above)

Name in which securities are to be registered (if different from the name of Subscriber listed directly above):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

Subscriber’s EIN:________________________________	Joint Subscriber’s EIN:______________________

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Subscribed Shares subscribed for:

Aggregate Purchase Price: $____________________________.

You must pay the Purchase Price by wire transfer of U.S. dollars in immediately available funds, to be held in escrow until the Closing, to the account specified by the Issuer in the Closing Notice.

SCHEDULE I

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.	QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.	AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	An investment adviser registered pursuant to section 203 of the Investment Advisors Act of 1940 or registered pursuant to the law of a state;

☐	An investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Investment Advisers Act of 1940;

☐	A Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse or cohabitant occupying a relationship generally equivalent of a spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or cohabitant occupying a relationship generally equivalent of a spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐	Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the Issuer, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the Issuer is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Issuer, and (iii) whose prospective investment in the Issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.

Exhibit B

Form of Amended & Restated Registration Rights Agreement

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2021, is made and entered into by and among Jasper Therapeutics, Inc. (f/k/a Amplitude Healthcare Acquisition Corporation), a Delaware corporation (the “Company”), Amplitude Healthcare Holdings LLC, a Delaware limited liability company (the “Sponsor”), and certain former stockholders of Jasper Therapeutics, Inc., a Delaware corporation (“Jasper”), set forth in Schedule 1 hereto (such stockholders, the “Jasper Holders”, together with the Sponsor and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, the Company and the Sponsor are party to that certain Registration Rights Agreement, dated as of November 19, 2019 (the “Original RRA”);

WHEREAS, the Company has entered into that certain Business Combination Agreement, dated as of [●], 2021 (as may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Ample Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), and Jasper, pursuant to which Merger Sub merged with and into Jasper (the “Merger”), with Jasper continuing as the surviving corporation and becoming a direct, wholly owned subsidiary of the Company;

WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, the Jasper Holders received shares of the Company’s voting common stock, par value $0.0001 per share (the “Voting Common Stock”) and/or shares of the Company’s non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”);

WHEREAS, on the date hereof, pursuant to the Business Combination Agreement, certain Jasper Holders received Rollover Options, as defined in the Business Combination Agreement (“Equity Awards”);

WHEREAS, on the date hereof, the Sponsor, certain Jasper Holders and certain investors (such other investors, collectively, the “Third-Party Investor Stockholders”) purchased an aggregate of [10,000,000] shares of Common Stock (the “Investor Shares”) in a transaction (the “PIPE Financing”) exempt from registration under the Securities Act pursuant to the respective Subscription Agreements, each dated as of [●], 2021, entered into by and between the Company and each of the Sponsor, certain Jasper Holders and such Third-Party Investor Stockholders (each, a “Subscription Agreement” and, collectively, the “Subscription Agreements”);

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority-in-interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor (as defined in the Original RRA) holds all of the Registrable Securities as of the date hereof; and

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement, and amend and restate in all respects the Original RRA.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1. Definitions. The terms defined in this ARTICLE I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Board” shall mean the Board of Directors of the Company.

“Business Combination Agreement” shall have the meaning given in the Recitals hereto.

“Change in Control” means any transfer (whether by tender offer, merger, stock purchase, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of outstanding voting securities of the Company (or surviving entity) or would otherwise have the power to control the board of directors of the Company or to direct the operations of the Company.

“Closing” shall have the meaning given in the Business Combination Agreement.

“Closing Date” shall have the meaning given in the Business Combination Agreement.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or other similar transaction.

“Demanding Holder” shall have the meaning given in Section 2.1.4.

“EDGAR” shall have the meaning given in Section 3.1.3.

“Equity Awards” shall have the meaning given in the Recitals hereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Filing Date” shall have the meaning given in Section 2.1.1.

“Form S-1 Shelf” shall have the meaning given in Section 2.1.1.

“Form S-3 Shelf” shall have the meaning given in Section 2.1.1.

“Holder Information” shall have the meaning given in Section 4.1.2.

“Holders” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.

“Investor Shares” shall have the meaning given in the Recitals hereto.

“Jasper” shall have the meaning given in the Preamble hereto.

“Jasper Holder” shall have the meaning given in the Preamble hereto.

“Lock-up” shall have the meaning given in Section 5.1.1.

“Lock-up Parties” shall mean the Sponsor, the Jasper Holders and their respective Permitted Transferees.

“Lock-up Period” shall mean the period beginning on the Closing Date and ending on the date that is one hundred eighty (180) days after the Closing Date, or such earlier date specified in Section 5.1.

“Lock-up Shares” shall mean the shares of Common Stock and any other equity securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Jasper Holders immediately following the Closing or shares of Common Stock issued with respect to or in exchange for Equity Awards on or after the Closing as permitted by this Agreement (other than the Investor Shares or shares of Common Stock acquired in the public market).

“Maximum Number of Securities” shall have the meaning given in Section 2.1.5.

“Merger” shall have the meaning given in the Recitals hereto.

“Merger Sub” shall have the meaning given in the Recitals hereto.

“Minimum Takedown Threshold” shall have the meaning given in Section 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Non-Voting Common Stock” shall mean shares of the Company’s non-voting common stock, par value $0.0001 per share.

“Original RRA” shall have the meaning given in the Recitals hereto.

“Permitted Transferees” shall mean with respect to each Holder and its Permitted Transferees, (a) prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities prior to the expiration of the Lock-up Period pursuant to Section 5.1 and (b) after the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such Registrable Securities, subject to and in accordance with any applicable agreement between such Holder and/or its Permitted Transferees and the Company and any transferee thereafter.

“Piggyback Registration” shall have the meaning given in Section 2.2.1.

“Plan of Distribution” shall have the meaning given in Section 2.1.1.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any outstanding shares of Common Stock and any other equity security (including warrants to purchase shares of Common Stock and shares of Voting Common Stock issued or issuable upon the exercise or conversion of Non-Voting Common Stock or any other equity security) of the Company held by a Holder immediately following the Closing (including any securities distributable pursuant to the Business Combination Agreement and any Investor Shares), (b) any outstanding share of Common Stock or any other equity security (including warrants to purchase shares of Common Stock and shares of Common Stock issued or issuable upon the exercise or conversion of Non-Voting Common Stock or any other equity security) of the Company acquired by a Holder following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, and (c) any other equity security of the Company or any of its Subsidiaries issued or issuable with respect to any securities reference in clauses (a) or (b) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off, reorganization or similar transaction; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Holder; (B) (i) such securities shall have been otherwise transferred (other than to a Permitted Transferee), (ii) new certificates for such securities not bearing (or book entry position not subject to) a legend restricting further transfer shall have been delivered by the Company and (iii) subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or manner of sale or current public information requirement); (E) such securities have been sold without registration pursuant to Section 4(a)(1) of the Securities Act or Rule 145 promulgated under the Securities Act or any successor rules promulgated under the Securities Act; and (F) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration, listing and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) printing, messenger, telephone and delivery expenses;

(D) reasonable fees and disbursements of counsel for the Company;

(E) reasonable fees and disbursements of all independent registered public accountants of the Company and any other persons, including special experts, retained by the Company, incurred in connection with such Registration;

(F) all expenses in connection with the preparation, printing and filing of a Registration Statement, any Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities; and

(G) in an Underwritten Offering, reasonable fees and expenses of one (1) legal counsel for all holders of Registrable Securities to be registered for offer and sale in the applicable Registration, selected by a majority-in-interest of the Demanding Holders (not to exceed $50,000 without the consent of the Company).

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 2.1.5.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any Subsequent Shelf Registration Statement, as the case may be.

“Shelf Registration” shall mean a registration of securities pursuant to registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Sponsor” shall have the meaning given in the Preamble hereto.

“Subscription Agreement” shall have the meaning given in the Preamble hereto.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 2.1.2.

“Surveyor” means Citadel Multi-Strategy Equities Master Fund Ltd.

“Third-Party Investor Stockholders” shall have the meaning given in the Recitals hereto.

“Transfer” shall mean the (a) the sale or assignment of, offer to sell, contract or agreement to sell, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Lock-up Share, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Share, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 2.1.4.

“Withdrawal Notice” shall have the meaning given in Section 2.1.6.

ARTICLE II
REGISTRATIONS

2.1. Shelf Registration

2.1.1 As soon as practicable but no later than thirty (30) calendar days following the Closing Date (the “Filing Date”), the Company shall submit to or file with the Commission a Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”), in each case, covering the resale of all the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as soon as practicable after the filing thereof, but no later than the earlier of (x) ninety (90) calendar days (or 120 calendar days if the Commission notifies the Company that it will “review” the Shelf Registration) following the Closing Date and (y) ten (10) business days after the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Shelf Registration will not be “reviewed” or will not be subject to further review. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available (the “Plan of Distribution”) to, and requested by, any Holder named therein. The Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration Statement) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use a Form S-3 Shelf. The Company’s obligation under this Section 2.1.1, shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to the Plan of Distribution. If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (b) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration Statement shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form. The Company’s obligation under this Section 2.1.2 shall, for the avoidance of doubt, be subject to Section 3.4.

2.1.3 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of such Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered once per calendar year for each of the Sponsor and the Jasper Holders for an aggregate of not more than three (3) additional registrations per calendar year.

2.1.4 Requests for Underwritten Shelf Takedowns. Subject to Section 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, (a) the Sponsor or (b) Holders of a majority-in-interest of the Registrable Securities held by the Jasper Holders (any such Holders, the “Demanding Holders”) may request to sell all or any portion of their Registrable Securities in an Underwritten Offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include either (x) Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $30 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Sponsor and the Jasper Holders may each demand not more than three (3) Underwritten Shelf Takedowns, for an aggregate of not more than six (6) Underwritten Shelf Takedowns pursuant to this Agreement. The Company shall not be required to effect more than one (1) Underwritten Shelf Takedown during any twelve (12) month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

2.1.5 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and the Holders requesting piggy-back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities, the Registrable Securities of (a) first, the Demanding Holders that can be sold without exceeding the Maximum Number of Securities (pro rata based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Demanding Holders have requested be included in such Underwritten Shelf Takedown) and (b) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that all of the Requesting Holders have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities.

2.1.6 Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that the Requesting Holders may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Sponsor and the Jasper Holders or any of their respective Affiliates, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.4, unless either (a) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (b) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if the Sponsor or any Jasper Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by one of the Sponsor or any Jasper Holders, as applicable, for purposes of Section 2.1.4. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 2.1.6, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (b) of the second sentence of this Section 2.1.6.

2.2. Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 2.1), other than a Registration Statement (or any registered offering with respect thereto) (a) filed in connection with any employee stock option or other benefit plan, (b) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (c) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (d) for an offering of debt that is convertible into equity securities of the Company or (e) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (i) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (ii) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such registered offering, a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1 hereof, pro rata, based on the respective number of Registrable Securities that each Holder has so requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or registered offering has been requested pursuant to separate written contractual piggy-back registration rights of persons or entities other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is pursuant to a demand by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 2.2.1, pro rata, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to the piggy-back registration rights, if any, of the Third-Party Investor Stockholders set forth in the Subscription Agreements, which can be sold without exceeding the Maximum Number of Securities; (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (E) fifth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B), (C) and (D), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such persons or entities other than the Holders of Registrable Securities hereunder or the Third-Party Investor Stockholders, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering and Underwritten Shelf Takedown is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.5.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 2.1.6) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration (which, in no circumstance, shall include a Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 2.1.6), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 2.1.6, any Piggyback Registration effected pursuant to Section 2.2 hereof shall not be counted as a demand for an Underwritten Shelf Takedown under Section 2.1 hereof.

2.3. Market Stand-off. In connection with any Underwritten Offering of Common Stock of the Company, if requested by the Underwriters managing the offering, each Holder that (a) is an executive officer or director of the Company or (b) is a beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock of the Company participating in such Underwritten Offering as a selling stockholder, and any other Holder reasonably requested by the managing Underwriter, agrees not to sell, transfer, make any short sale of, loan, pledge, or otherwise hypothecate or encumber, grant any option for the purpose of, or otherwise dispose of any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement) during the ninety (90) day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the managing Underwriters otherwise agree by written consent. Each Holder participating in such Underwritten Offering as a selling stockholder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders), on terms and conditions consistent with Section 5.1. With respect to Surveyor, this Section 2.3 shall only apply to each Registrable Security that is a Lock-up Share. This Section 2.3 shall not apply to any Investor Shares acquired by Sponsor through the PIPE Financing.

ARTICLE III
COMPANY PROCEDURES

3.1. General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have ceased to be Registrable Securities;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the majority-in-interest of the Holders with Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Company shall have no obligation to furnish any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System (“EDGAR”);

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 use its commercially reasonable efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus (excluding any exhibits thereto and any filings made under the Exchange Act that is to be incorporated by reference therein), furnish a copy thereof to each seller of such Registrable Securities or its counsel;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 in the event of an Underwritten Offering, permit a representative of the Holders, the Underwriters, if any, and any attorney or accountant retained by such Holders, or Underwriter to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney or accountant in connection with the Registration; provided, however, that such representative or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

3.1.11 obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration to the extent customary for a transaction of this type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters;

3.1.13 in the event of any Underwritten Offering pursuant to such Registration, enter into and perform its obligations under an underwriting or other purchase or sales agreement, in usual and customary form, with the managing Underwriter;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);

3.1.15 with respect to an Underwritten Offering pursuant to Section 2.1.4, use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the participating Holders, consistent with the terms of this Agreement in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter if such Underwriter has not been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter.

3.2. Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that each Holder shall bear, with respect to such Holder’s Registrable Securities being sold, all Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3. Requirements for Participation in Registration Statement in Offerings. Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. In addition, no person or entity may participate in any Underwritten Offering or other offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person or entity (a) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting, sales, distribution or placement arrangements approved by the Company and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such underwriting, sales, distribution or placement arrangements. For the avoidance of doubt, the exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

3.4. Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, or (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time (but in no event more than ninety (90) days in any 12 month period) determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 3.4.2, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4.

3.5. Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holder pursuant to this Section 3.5. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect).

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1. Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person or entity who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person or entity who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company. For the avoidance of doubt, the obligation to indemnify under this Section 4.1.2 shall be several, not joint and several, among the Holders of Registrable Securities, and the total indemnification liability of a Holder under this Section 4.1.2 shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person or entity entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action and the benefits received by such indemnified party or indemnifying party; provided, however, that the liability of any Holder under this Section 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.1.5. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.1.5 from any person or entity who was not guilty of such fraudulent misrepresentation.

ARTICLE V
LOCK-UP

5.1. Lock-up.

5.1.1 Each Lock-up Party agrees that it shall not, without the consent of the Company, Transfer any Lock-up Shares prior to the end of the Lock-up Period (the “Lock-up”), subject to the early release provisions set forth in Section 5.1.5 below. Notwithstanding the foregoing, the provisions of Section 5.1 shall not apply to: (a) Transfers or distributions to the Lock-up Party’s current or former general or limited partners, managers or members, stockholders, other equityholders or other direct or indirect affiliates (within the meaning of Rule 405 under the Securities Act) or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the Lock-up Party or who shares a common investment advisor with the Lock-up Party or to the estates of any of the foregoing; (b) transfers by bona fide gift to a member of the Lock-up Party’s immediate family or to a trust, the beneficiary of which is the Lock-up Party or a member of the Lock-up Party’s immediate family for estate planning purposes; (c) by virtue of will, intestate succession or the laws of descent and distributions upon death of the Lock-up Party; (d) pursuant to a qualified domestic relations order, in each case where such transferee agrees to be bound by the terms of this Agreement; (e) pursuant to a bona fide third-party tender offer, merger, consolidation, business combination, stock purchase or other similar transaction or series of related transactions approved by the Board and made to all holders of the Company’s capital stock that would result in a Change in Control; (f) establishment of a trading plan pursuant to Rule 10b-1 under the Exchange Act for the transfer of restricted securities; provided, that such plan does not provide for the transfer of Lock-up Shares during the Lock-up Period; (g) in the case of an entity, Transfers by virtue of the laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity, (h) transactions and Transfers (including without limitation any swap, hedge, derivative or other synthetic arrangement) relating to Investor Shares or other securities acquired as part of the PIPE Financing or issued in exchange for, or on conversion or exercise of, any Investor Shares or securities issued as part of the PIPE Financing, (i) Transfers and transactions (including without limitation any swap, hedge, derivative or other synthetic arrangement) relating to Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market or other transactions after the effective time of the Merger or that otherwise do not involve or relate to Lock-up Shares, (j) transactions in the event of completion of a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property, (k) transactions to satisfy any U.S. federal, state, or local income tax obligations of the Lock-up Party (or its direct or indirect owners) arising from a change in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), or the U.S. Treasury Regulations promulgated thereunder (the “Regulations”) after the date on which the Business Combination Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes), in each case solely and to the extent necessary to cover any tax liability as a direct result of the transaction, and (l) Transfers or conversions of Non-Voting Common Stock into Voting Common Stock.

5.1.2 If any Transfer of Lock-up Shares prior to the end of the Lock-up Period is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Lock-up Shares as one of its equityholders for any purpose. In order to enforce this Section 5.1, the Company may impose stop-transfer instructions with respect to the Lock-up Shares until the end of the Lock-up Period, except in compliance with the foregoing restrictions.

5.1.3 During the Lock-up Period, each certificate evidencing any Lock-up Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, DATED AS OF [●], 2021, BY AND AMONG THE COMPANY (THE “ISSUER”), THE ISSUER’S STOCKHOLDERS NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUE TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

Promptly upon the expiration of the Lock-up Period, the Company will make best efforts to remove such legend from the certificates evidencing the Lock-up Shares.

5.1.4 For the avoidance of doubt, each Lock-up Party shall retain all of its rights as a stockholder of the Company during the Lock-up Period including the right to vote any Lock-up Shares.

5.1.5 In the event that the Company releases or waives, in full or in part, any Lock-up Party (“Released Lock-up Party”) from the Lock-up, then the same percentage of Lock-up Shares held by the other Lock-up Parties as the percentage of Lock-up Shares held by such Released Lock-up Party to such other Lock-up Party’s aggregate number of Lock-up Shares that are the subject of such waiver or release shall be automatically, immediately and fully released on the same terms from the Lock-Up; provided, that no such release shall apply unless the Company releases or waives from the Lock-up, in full or in part, Lock-Up Shares (i) held by any officer or director, or (ii) held by stockholders which individually or in the aggregate represent more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding preferred stock of the Company, par value $0.0001 per share). In the event that, as a result of this subsection, any Lock-up Shares owned by Lock-up Parties are to be released from the restrictions imposed by Lock-up, the Company shall notify the Lock-up Parties in writing at least three (3) business days prior to the effective date of such release or waiver, which notice shall state the percentage of Lock-up Shares held by the Lock-up Parties to be released and the effective date of such release.

5.1.6 The Lock-up Period shall terminate upon the earlier of (i) 180 days after the Closing Date, or (ii) the closing of a merger, liquidation, stock exchange, reorganization or other similar transaction after the Closing Date that results in all of the public stockholders of the Company having the right to exchange their shares of Common Stock for cash securities or other property.

ARTICLE VI
MISCELLANEOUS

6.1. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail during normal business hours (and otherwise as of the immediately following Business Day) (upon confirmation of receipt by the intended recipient, but excluding any automated reply, such as an out-of-office notification), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof). Any notice or communication under this Agreement must be addressed, if to the Company, to: 1177 Avenue of the Americas, Fl 40, New York, NY 10036, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2. Assignment; No Third Party Beneficiaries.

6.2.1 Subject to Section 6.2.3, this Agreement and the rights, duties and obligations of the Company and the Holders of Registrable Securities, as the case may be, hereunder may not be assigned or delegated by the Company or the Holders of Registrable Securities, as the case may be, in whole or in part.

6.2.2 Subject to Section 6.2.4 and Section 6.2.5, this Agreement and the rights, duties and obligations of a Holder hereunder may be assigned in whole or in part to such Holder’s Permitted Transferees to which it transfers Registrable Securities; provided that (1) immediately following such transfer such Registrable Securities remain Registrable Securities, and (2) with respect to the Sponsor and the Jasper Holders, the rights hereunder that are personal to such Holder may not be assigned or delegated in whole or in part, except that (i) the Sponsor shall be permitted to transfer its rights hereunder as the Sponsor to one or more affiliates or any direct or indirect partners, members or equity holders of the Sponsor and (ii) each of the Jasper Holders shall be permitted to transfer its rights hereunder as the Jasper Holders to one or more affiliates or any direct or indirect partners, members or equity holders of such Jasper Holder (it being understood that no such transfer shall reduce or modify any rights of such Jasper Holder or such transferee). Prior to the expiration of the applicable Lock-up Period, no Holder subject to any such Lock-up Period may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, in violation of the applicable Lock-up Period, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any persons or entities that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (a) written notice of such assignment as provided in Section 6.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3. Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

6.4. Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (A) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (B) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN NEW YORK COUNTY IN THE STATE OF NEW YORK.

EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.5. Amendments and Modifications. Upon the written consent of the Company and the Holders of a majority-in-interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder or group of affiliated Holders, solely in his, her or its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected, and (b) any amendment hereto or waiver hereof that adversely affects the rights or increases the obligations of any Holder shall require the consent of such Holder. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

6.6. Other Registration Rights. Other than the Sponsor and Third-Party Investor Stockholders who each have registration rights with respect to their Investor Shares pursuant to their respective Subscription Agreements, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail. The Company will not grant any person or entity with any registration rights with respect to the capital stock of the Company that are senior to or in conflict or inconsistent with the rights of the Holders as set forth in ARTICLE II in any material respect (it being understood that this shall not preclude the grant of additional demand or piggyback registration rights in and of themselves so long as such rights are not prior in right to the rights under this Agreement).

6.7. Termination of Existing Registration Rights. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to any shares or securities of the Company or Jasper granted under any other agreement, including, but not limited to, the Original RRA and that certain Investors’ Rights Agreement, dated as of November 21, 2019, by and among Jasper and the other parties thereto, any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

6.8. Term. This Agreement shall terminate on the earlier of (a) the tenth (10th) anniversary of the date of this Agreement, (b) the date as of which all of the Registrable Securities have been sold or disposed of and (c) with respect to any particular Holder, on the date such Holder no longer holds Registrable Securities. The provisions on Section 3.5 and ARTICLE IV shall survive any termination.

6.9. Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

JASPER THERAPEUTICS, INC., a Delaware corporation

By:

HOLDERS:

[●]

By:

Schedule 1

Jasper Holders

Exhibit C

Form of Company Stockholder Support Agreement

FORM OF COMPANY STOCKHOLDER SUPPORT AGREEMENT

This COMPANY STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”) is entered into as of May 5, 2021, by and among Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC”), and [•], a [•] (the “Stockholder”). Each of AMHC and the Stockholder are sometimes referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Business Combination Agreement (defined below).

RECITALS

WHEREAS, on May [●], 2021, AMHC, Ample Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Jasper Therapeutics, Inc., a Delaware corporation (the “Company”), entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with its terms and the terms hereof, the “Business Combination Agreement”) pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the Merger and, after giving effect to such Merger, becoming a wholly-owned Subsidiary of AMHC, each Company Share (including the Subject Company Shares (as defined below)) will be converted into the right to receive a portion of the Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware;

WHEREAS, the Stockholder is the record and beneficial owner of the number and class or series (as applicable) of Equity Securities of the Company set forth on Schedule A hereto (together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof, collectively, the “Subject Company Shares”);

WHEREAS, in consideration for the benefits to be received by the Stockholder under the terms of the Business Combination Agreement and as a material inducement to AMHC and the other AMHC Parties agreeing to enter into and consummate the transactions contemplated by the Business Combination Agreement and the Ancillary Documents, including the Merger, the Stockholder agrees to enter into this Agreement and to be bound by the agreements, covenants and obligations contained in this Agreement; and

WHEREAS, the Parties acknowledge and agree that AMHC and the other AMHC Parties would not have entered into and agreed to consummate the transactions contemplated by the Business Combination Agreement without the Stockholder entering into this Agreement and agreeing to be bound by the agreements, covenants and obligations contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Company Stockholder Consent and Related Matters.

(a) Subject to the earlier termination of the Agreement in accordance with Section 5, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Stockholder shall duly execute and deliver to the Company and AMHC an irrevocable written consent (the “Company Stockholder Written Consent”) in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreement, approving and adopting the Business Combination Agreement, the Ancillary Documents to which the Company is or will be a party, and the transactions contemplated thereunder (including the Merger), the amendment of the Certificate of Incorporation of the Company in the form attached thereto as Schedule B hereto (the “Amendment”), and the matters, actions and proposals contemplated by Section 5.13(b) of the Business Combination Agreement as and to the extent provided herein. Without limiting the generality of the foregoing in this Section 1(a), prior to the Closing, the Stockholder shall vote (or cause to be voted) the Subject Company Shares, at any meeting of the Company Stockholders, however called, and in any action by written consent of Company Stockholders, (1) in favor of the adoption of the Business Combination Agreement and the approval of the Merger, and (2) against and withhold consent with respect to (A) any Company Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Company’s covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.2 of the Business Combination Agreement not being satisfied.

(b) Without limiting any other rights or remedies of AMHC, the Stockholder hereby irrevocably appoints AMHC or any individual designated by AMHC as the Stockholder’s agent, attorney-in-fact and proxy (with full power of substitution and resubstituting), for and in the name, place and stead of the Stockholder, to attend on behalf of the Stockholder any meeting of the Company Stockholders with respect to the matters described in Section 1(a), to include the Subject Company Shares in any computation for purposes of establishing a quorum at any such meeting of the Company Stockholders, to vote (or cause to be voted) the Subject Company Shares or consent (or withhold consent) with respect to any of the matters described in Section 1(a) in connection with any meeting of the Company Stockholders or any action by written consent by the Company Stockholders (including the Company Stockholder Written Consent), in each case, in the event that the Stockholder fails to perform or otherwise comply with the covenants, agreements or obligations set forth in Section 1(a).

(c) The proxy granted by the Stockholder pursuant to Section 1(b) is coupled with an interest sufficient in law to support an irrevocable proxy and is granted in consideration for AMHC entering into the Business Combination Agreement and agreeing to consummate the transactions contemplated thereby. The proxy granted by the Stockholder pursuant to Section 1(b) is also a durable proxy and shall survive the bankruptcy, dissolution, death, incapacity or other inability to act by the Stockholder and shall revoke any and all prior proxies granted by the Stockholder with respect to the Subject Company Shares. The vote or consent of the proxyholder in accordance with Section 1(b) and with respect to the matters described in Section 1(a) shall control in the event of any conflict between such vote or consent by the proxyholder of the Subject Company Shares and a vote or consent by the Stockholder of the Subject Company Shares (or any other Person with the power to vote or provide consent with respect to the Subject Company Shares) with respect to the matters described in Section 1(a). The proxyholder may not exercise the proxy granted pursuant to Section 1(b) on any matter except for those matters described in Section 1(a).

(d) Except as expressly set forth herein, at any time prior to the Termination Date, the Stockholder shall not enter into any agreement, understanding or arrangement (whether written or oral) with any Person to vote or give instructions in any manner inconsistent with this Section 1, other than customary prime broker arrangements. Any such vote shall be cast, or consent shall be given, in accordance with such procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent.

2. Other Covenants and Agreements.

(a) The Stockholder hereby agrees that, notwithstanding anything to the contrary in any such agreement, (i) each of the agreements set forth on Schedule C hereto shall be automatically terminated and of no further force and effect (including any provisions of any such agreement that, by its terms, survive such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing and (ii) upon such termination neither the Company nor any of its Affiliates (including, from and after the Effective Time, AMHC and its Affiliates) shall have any further obligations or liabilities under each such agreement. Without limiting the generality of the foregoing, the Stockholder hereby agrees to promptly execute and deliver all additional agreements, documents or instruments, take, or cause to be taken, all actions and provide, or cause to be provided, all additional information or other materials as may be necessary or reasonably advisable, in each case, as reasonably determined by AMHC, in connection with, or otherwise in furtherance of, the consummation of the transactions contemplated by the Business Combination Agreement or this Agreement.

(b) The Stockholder shall be bound by and subject to (i) Section 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties of the Business Combination Agreement, as if the Stockholder is directly party thereto, and (ii) the first sentence of Section 5.7(a) (Exclusive Dealing) and Section 8.18 (Trust Account Waiver) of the Business Combination Agreement to the same extent as such provisions apply to the Company, as if the Stockholder is directly party thereto.

(c) The Stockholder acknowledges and agrees that AMHC and the other AMHC Parties are entering into the Business Combination Agreement in reliance upon the Stockholder entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement.

(d) The Stockholder hereby agrees to execute and deliver the Registration Rights Agreement prior to the closing of the Merger.

3. Stockholder Representations and Warranties. The Stockholder represents and warrants to AMHC as follows:

(a) If such Stockholder is not an individual, the Stockholder is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable).

(b) The Stockholder has the requisite corporate, limited liability company or other similar power and authority (or, if Stockholder is a natural person, Stockholder has the legal capacity) to execute and deliver this Agreement, to perform his, her or its covenants, agreements and obligations hereunder (including, for the avoidance of doubt, those covenants, agreements and obligations hereunder that relate to the provisions of the Business Combination Agreement), and to consummate the transactions contemplated hereby. If the Stockholder is an entity, the execution and delivery of this Agreement has been duly authorized by all necessary corporate (or other similar) action on the part of the Stockholder. This Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid, legal and binding agreement of the Stockholder (assuming that this Agreement is duly authorized, executed and delivered by AMHC), enforceable against the Stockholder in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).

(c) To the Stockholder’s knowledge, no consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Stockholder with respect to the Stockholder’s execution, delivery or performance of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby, except for any consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(d) None of the execution or delivery of this Agreement by the Stockholder, the performance by the Stockholder of any of his, her or its covenants, agreements or obligations under this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Business Combination Agreement) or the consummation of the transactions contemplated hereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) if the Stockholder is an entity, result in any breach of any provision of the Stockholder’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which the Stockholder is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which the Stockholder or any of his, her or its properties or assets are bound or (iv) result in the creation of any Lien upon the Subject Company Shares, except, in the case of any of clauses (ii)  and (iii) above, as would not adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of his, her or its covenants, agreements or obligations hereunder in any material respect.

(e) The Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, or holds through its prime broker, the Subject Company Shares and has valid and good title to the Subject Company Shares, free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreement). Except for the Equity Securities of the Company set forth on Schedule A hereto, together with any other Equity Securities of the Company that the Stockholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.1(b)(iv) and Section 5.18 of the Business Combination Agreement, the Stockholder does not own, beneficially or of record, any Equity Securities of the Company. Except (i) as otherwise expressly contemplated by the Company Stockholders Agreement and (ii) for rights under that certain Right of First Refusal and Co-Sale Agreement, dated as of November 21, 2019, by and among the Company, the Major Investors listed on Schedule A therein and the Key Holders listed on Schedule B therein (the “ROFR Agreement”), or equity awards set forth on Schedule A hereto, the Stockholder does not have the right to acquire any Equity Securities of the Company. The Stockholder has the sole right to vote or to direct the voting of (and provide consent in respect of, as applicable) the Subject Company Shares and, except for this Agreement, the Business Combination Agreement, the ROFR Agreement and the Company Stockholders Agreement, the Stockholder is not party to or bound by (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer any of the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of any of the Subject Company Shares, other than customary arrangements with its prime broker.

(f) The Stockholder agrees to promptly notify AMHC in writing of any updates to Schedule A hereto after the date hereof.

(g) The Stockholder understands that, at the Effective Time, each outstanding Company Share will be converted into the right to receive the allocable portion of the Transaction Share Consideration as set forth in the Business Combination Agreement.

(h) There is no Proceeding pending or, to the Stockholder’s knowledge, threatened against the Stockholder that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Stockholder to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement in any material respect.

(i) The Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that (i) he, she or it has conducted his, her or its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the AMHC Parties and (ii) he, she or it has been furnished with or given access to such documents and information about the AMHC Parties and their respective businesses and operations as he, she or it and his, her or its Representatives have deemed necessary to enable him, her or it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the other Ancillary Documents to which he, she or it is or will be a party and the transactions contemplated hereby and thereby.

(j) In entering into this Agreement and the other Ancillary Documents to which he, she or it is or will be a party, the Stockholder has relied solely on his, her or its own investigation and analysis and the representations and warranties expressly set forth in the Ancillary Documents to which he, she or it is or will be a party and no other representations or warranties of any AMHC Party (including, for the avoidance of doubt, none of the representations or warranties of any AMHC Party set forth in the Business Combination Agreement or any other Ancillary Document), any AMHC Non-Party Affiliate or any other Person, either express or implied, and the Stockholder, on his, her or its own behalf and on behalf of his, her or its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in this Agreement or in the other Ancillary Documents to which he, she or it is or will be a party, none of the AMHC Parties, any AMHC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents to which he, she or it is or will be a party or the transactions contemplated hereby or thereby.

4. Transfer of Subject Securities. Except as expressly contemplated by the Business Combination Agreement or with the prior written consent of AMHC (such consent to be given or withheld in its sole discretion), from and after the date hereof through the termination of this Agreement pursuant to Section 5 hereof, the Stockholder agrees not to (a) Transfer any of the Subject Company Shares, (b) enter into (i) any option, warrant, purchase right, or other Contract that would (either alone or in connection with one or more events or developments (including the satisfaction or waiver of any conditions precedent)) require the Stockholder to Transfer the Subject Company Shares or (ii) any voting trust, proxy or other Contract with respect to the voting or Transfer of the Subject Company Shares other than customary prime broker arrangements, or (c) take any actions in furtherance of any of the matters described in the foregoing clauses (a) or (b). For purposes of this Agreement, “Transfer” means any, direct or indirect, sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest in or disposition or encumbrance of an interest (whether with or without consideration, whether voluntarily or involuntarily or by operation of law or otherwise).

5. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time; and (b) the termination of the Business Combination Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 5(b) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or in the case of Fraud and (ii) each of Section 2(b)(i) (solely to the extent that it relates to Section 5.3(a) (Confidentiality) of the Business Combination Agreement), Section 2(b)(ii) (solely to the extent it relates to Section 8.18 (Trust Account Waiver) of the Business Combination Agreement), Section 5, 7, 9 through 15 and Section 18 of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary,  (a) the Stockholder makes no agreement or understanding herein in any capacity other than in such Stockholder’s capacity as a record holder and beneficial owner of the Subject Company Shares, and not in such Stockholder’s capacity as a director, officer or employee of the Company or in such Stockholder’s capacity as a trustee or fiduciary of any Company Equity Plan, and (b) nothing herein will be construed to limit or affect any action or inaction by such Stockholder/any representative of such Stockholder serving as a member of the board of directors of any Group Company or as an officer, employee or fiduciary of any Group Company, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such Group Company.

7. No Recourse. Each Party agrees on behalf of itself and its Representatives that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereunder shall be asserted against any Representative of AMHC or the Stockholder, and (b) none of the Representatives of AMHC or the Stockholder shall have any Liability arising out of or relating to this Agreement, the negotiation hereof of its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representation made or alleged to be made in connection herewith, as expressly provided for herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by AMHC, the Stockholder or any Representative concerning this Agreement or the transactions contemplated hereby.

8. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail upon confirmation of receipt by the intended recipient, or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:

If to Amplitude Healthcare Acquisition Corporation, to:

1177 Avenue of the Americas, Fl 40

New York, New York 10036

Attention: Vishal Kapoor

E-mail: [*]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP

7 World Trade Center

250 Greenwich Street

New York, New York 10007

Attention:	Christopher Barnstable Brown, Esq.
Glenn Pollner, Esq.
E-mail:	[*]
[*]

If to the Stockholder, to:

[•]

[•]

[•]

Attention:

E-mail:

with a copy (which shall not constitute notice) to:

[•]

[•]

[•]

Attention:

E-mail:

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

9. Entire Agreement. This Agreement, the Business Combination Agreement and documents referred to herein and therein constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Stockholder and AMHC. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Stockholder without AMHC’s prior written consent (to be withheld or given in its sole discretion). Any attempted assignment of this Agreement not in accordance with the terms of this Section 10 shall be void.

11. Fees and Expenses. Except as otherwise expressly set forth in the Business Combination Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform his, her or its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

13. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

14. Further Assurances. From time to time and without additional consideration, the Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as AMHC may reasonably request for the purpose of carrying out and furthering the express terms of this Agreement.

15. Appraisal Rights; Other Rights. The Stockholder hereby irrevocably and unconditionally waives and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal and any dissenters’ rights relating to the Business Combination Agreement or the transactions contemplated thereby that Stockholder may have by virtue of, or with respect to, the Subject Company Shares (including, without limitation, all rights under Section 262 of the General Corporation Law of the State of Delaware). In addition, the Stockholder hereby waives any rights of first refusal, co-sale rights, rights of first offer, or similar rights (including rights of notice in connection therewith) it may have, whether under any of the agreements set forth on Schedule C hereto, as applicable, under the Amended and Restated Bylaws of the Company, as may be in effect from time to time, or otherwise, in each case with respect to the Business Combination Agreement and the transactions contemplated thereby (including the Merger).

16. No Solicitation. Stockholder agrees to immediately cease any solicitation, discussions or negotiations with any Persons that may be ongoing by such Stockholder as of the date of this Agreement with respect to a Company Acquisition Proposal. Until the Effective Time, such Stockholder shall not, directly or indirectly, (a) solicit, initiate, encourage, facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal or (b) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any non-public information in connection with a Company Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to a Company Acquisition Proposal.

17. Disclosure. The Stockholder hereby authorizes AMHC and the Company to publish and disclose in any announcement or disclosure, in each case, legally required by the SEC, the Stockholder’s identity and ownership of the Subject Company Shares and the nature of the Stockholder’s obligations under this Agreement.

18. Miscellaneous. Sections 8.1 (Non-Survival), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are incorporated herein by reference and shall apply to this Agreement, mutatis mutandis.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed and delivered this Company Stockholder Support Agreement as of the date first above written.

AMPLITUDE HEALTHCARE ACQUISITION CORPORATION

By:
Name:
Title:

[STOCKHOLDER]

By:
Name:
Title:

Schedule A

Type of Equity Securities	Number of Securities Held

Schedule B

Section (B)2.3.1 of Article IV of the Amended and Restated Certificate of Incorporation is hereby amended to add the following to the end of such section:

“(d) for the avoidance of doubt and notwithstanding any provision in this Amended and Restated Certificate of Incorporation to the contrary, (1) for all purposes of this Amended and Restated Certificate of Incorporation, the merger (the “Merger”) of Ample Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation pursuant to the Business Combination Agreement, dated as of May [●], 2021 by and among Amplitude Healthcare Acquisition Corp., a Delaware corporation, Merger Sub, and the Corporation (as may be amended from time to time, the “Business Combination Agreement”) shall constitute a Deemed Liquidation Event, and (2) the proceeds payable to holders of the Preferred Stock and the Common Stock upon consummating the Merger shall be determined and paid in accordance with and subject to the terms of the Business Combination Agreement.”

Schedule C

Terminated Agreements

1. Termination effective as of immediately prior to the Effective Time of the Merger:

a. Investors’ Rights Agreement, dated November 21, 2019, by and among the Company and the investors party thereto.

b. Right of First Refusal and Co-Sale Agreement, dated November 21, 2019, by and among the Company, the Major Investors, and the Key Holders party thereto.

c. Voting Agreement, dated November 21, 2019, by and among the Company and the Investors, stockholders, Key Holders, and other parties thereto.

d. Management Rights Letter, dated as of the Initial Closing Date (as defined in the Series A-1 SPA) between the Company and Abingworth Bioventures VII LP.

e. Management Rights Letter, dated as of the Initial Closing Date (as defined in the Series A-1 SPA), between the Company and Qiming U.S. Healthcare Fund II, L.P.

2. Termination effective as of immediately following the Effective Time of the Merger:

a. Letter Re: Series A-2 Preferred Stock, dated November 21, 2019, by and between the Company and Amgen Inc.

b. Series A-1 Preferred Stock Purchase Agreement, dated November 21, 2019, by and among the Company and the investors party thereto.

Exhibit D

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

To Accompany Certificates Formerly Representing
Shares of Capital Stock of

JASPER THERAPEUTICS, INC.

DESCRIPTION OF SURRENDERED CERTIFICATES

Names(s) and Address(es) of Registered Owner(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Certificate(s) Surrendered (Attach additional list if necessary)
	Certificate Number(s)	Total Number of Shares Represented By Certificate(s)

Total number of shares:

[ ]            If any certificate(s) representing shares of stock that you own have been lost or destroyed, check this box and see Instruction 8. Please fill out the remainder of this Letter of Transmittal and indicate here the number of shares of stock represented by the lost or destroyed certificates. ________      (Number of Shares)

SPECIAL PAYMENT INSTRUCTIONS (See Instructions 1, 4, and 5)	SPECIAL DELIVERY INSTRUCTIONS (See Instructions 1, 4 and 5)

To be completed ONLY if the shares for surrendered Certificates is to be issued in the name of someone other than the undersigned.	To be completed ONLY if the shares for surrendered Certificates is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

Issue check to:	Deliver check to:

Name: ____________________________________________ (Please Print)	Name: ____________________________________________ (Please Print)
Address: ________________________________________	Address: _______________________________________

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security No.)

IMPORTANT — STOCKHOLDERS SIGN HERE
(U.S. Holders Also Please Complete Substitute Form W-9 Below)
(Non-U.S. Holders Please Obtain and Complete Form W-8BEN or Other Form W-8)

(Must be signed by former registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) as evidenced by certificates and documents transmitted herewith. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Name(s): X

Area Code and Telephone Number:

Dated: ___________________, 2021

GUARANTEE OF SIGNATURE(S)
(See Instructions 1 and 4)
Complete ONLY if required by Instruction 1.

FOR USE BY FINANCIAL INSTITUTION ONLY.

PLACE MEDALLION GUARANTEE IN SPACE BELOW.

Firm:
By:
Title:
Address:

TO BE COMPLETED BY ALL SURRENDERING U.S. HOLDERS
(See Instruction 6)

PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Request for Taxpayer Identification Number (TIN) And Certification	Name: Address:
Check appropriate box:

	Individual/Sole Proprietor ☐ Corporation	☐

	Partnership ☐ Other (specify)	☐ Exempt from
Backup Withholding ☐
	Part I. Please provide your taxpayer identification number in the space at right. If awaiting TIN, write “Applied For” in space at right and complete the Certificate of Awaiting Taxpayer Identification Number below.	SSN: ______________________________
OR EIN: ______________________________

Part II. For Payees exempt from backup withholding, see the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” and complete as instructed therein.

Part III. Certification

Under penalties of perjury, I certify that:

(1)      The number shown on this form is my correct Taxpayer Identification Number (or, as indicated, I am waiting for a number to be issued to me):

(2)      I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)      I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature: ______________________________________      Date: __________________, 2021

You must complete the following certificate if you wrote “applied for” in part I of this substitute form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute Form W-9.
Signature:____________________________________ Date:_____________________, 2021

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1.       Guarantee of Signature. Signatures on all Letters of Transmittal must be guaranteed by a financial institution that is a member of a Securities Transfer Association approved medallion program such as STAMP, SEMP or MSP (an “Eligible Institution”), except in cases where securities are surrendered (i) by a registered holder of the securities who has not completed either the box entitled “Special Payment/Issuance Instructions” or the box entitled “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution. See Instruction 4.

2.       Delivery of Letter of Transmittal and Certificates. The Letter of Transmittal, properly completed and duly executed, together with the certificate(s) for the securities described should be delivered to Continental Stock Transfer & Trust Company in the envelope enclosed for your convenience. Do not send this Letter of Transmittal to Jasper Therapeutics, Inc. (“Company”).

THE METHOD OF DELIVERY OF CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE OWNER, BUT IF SENT BY MAIL, IT IS RECOMMENDED THAT THEY BE SENT BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. DELIVERY OF THE DOCUMENTS WILL BE EFFECTIVE, AND RISK OF LOSS AND TITLE WITH RESPECT THERETO SHALL PASS, ONLY WHEN THE MATERIALS ARE ACTUALLY RECEIVED BY THE PAYING AGENT.

3.       Inadequate Space. If the space provided on the Letter of Transmittal is inadequate, the certificate numbers and the number of shares should be listed on a separate schedule to be attached thereto.

4.       Signatures of Letter of Transmittal, Stock Powers and Endorsements. When the Letter of Transmittal is signed by the registered owner(s) of the certificate(s) listed and surrendered thereby, no endorsements of certificates or separate stock powers are required.

If the certificate(s) surrendered is (are) owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any surrendered certificates are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal is signed by a person other than the registered owner of the certificate(s) listed, such certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name or names of the registered owner or owners appear on the certificate(s). Signatures on such certificates or stock powers must be guaranteed by an Eligible Institution. See Instruction 1.

If the Letter of Transmittal or any certificate or stock power is signed by trustees, executors, administrators, guardians, attorney-in-fact, officers of corporations or others, acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence, satisfactory to Continental Stock Transfer & Trust Company, the Company’s transfer agent, of their authority to do so must be submitted.

5.       Special Payment and Delivery Instructions. Indicate the name and address to which payment for the securities is to be issued and/or sent if different from the name and address of the person(s) signing the Letter of Transmittal.

6.       Substitute Form W-9. Enter your social security or employer identification number, and complete, sign and date the Substitute W-9 certification. If you are a foreign person, you must provide a properly completed and executed Internal Revenue Service Form W-8BEN, which you can obtain from Continental Stock Transfer & Trust Company.

7.       Additional Copies. Additional copies of the Letter of Transmittal may be obtained from the Reorganization Department of Continental Stock Transfer & Trust Company at the address listed below.

8.       Lost, Stolen or Destroyed Certificates. If any stock certificates have been lost, stolen or destroyed, please so indicate on the front of the Letter of Transmittal, and additional paperwork will be sent to you to replace the lost, stolen or destroyed certificates.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by Continental Stock Transfer & Trust Company and the Company, and such determination shall be final and binding. Continental Stock Transfer & Trust Company and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived. Neither Continental Stock Transfer & Trust Company nor the Company is under any obligation to waive or to provide any notification of any irregularities or defects in the surrender of any certificates, nor shall Continental Stock Transfer & Trust Company or the Company be liable for any failure to give such notification.

For Information:
Continental Stock Transfer & Trust Company
[1 State Street – 30th Floor
New York, New York 10004
917-262-2378]

Exhibit E

Form of AMHC New Certificate of Incorporation

SECOND AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
JASPER THERAPEUTICS, INC.

[Name] hereby certifies that:

ONE: [He] is the duly elected and acting [President and Chief Executive Officer] of [_____], a Delaware corporation.

TWO: The date of filing of said corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware was August 13, 2019 under the name “Amplitude Healthcare Acquisition Corporation.” The initial certificate of incorporation was amended and restated by the Amended and Restated Certificate of Incorporation of said corporation filed with the Secretary of State of the State of Delaware on November 19, 2019.

THREE: The Amended and Restated Certificate of Incorporation of the corporation, as amended, is hereby amended and restated to read in its entirety as follows:

I.

The name of this corporation is [Jasper Therapeutics, Inc.] (the “Company”).

II.

The registered office of the Company in the State of Delaware is to be located at 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The registered agent in charge thereof is Corporation Service Company.

III.

The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

A.	The total number of shares of capital stock which the Company shall have authority to issue is [____], of which (i) [____] shares shall be a class designated as voting common stock, par value $0.0001 per share (the “Voting Common Stock”), (ii) [____] shares shall be a class designated as non-voting common stock, par value $0.0001 per share (the “Non-Voting Common Stock”) and (iii) [____] shares shall be a class designated as undesignated preferred stock, par value $0.0001 per share (the “Preferred Stock”). Any reference to “Common Stock” in this Second Amended and Restated Certificate of Incorporation (this “Restated Certificate”) shall refer to Voting Common Stock and Non-Voting Common Stock, collectively. Any reference to “Common Stock” issued by the Company in any contract, agreement or otherwise to which the Company is a party, whether before or after the date of filing of this Restated Certificate, shall refer to Voting Common Stock, unless specific reference is made to Non-Voting Common Stock; provided, however, that this sentence shall not alter or affect the rights of the Non-Voting Common Stock hereunder. For the avoidance of doubt, except as expressly set forth in this Article IV.A (with respect to voting power only), in Article IV.D, and in Article VIII (with respect to waiver, amendment, modification or repeal of certain provisions), the Non-Voting Common Stock shall have the same rights of, and be identical in all respects and as to all matters to, the Voting Common Stock, including in connection with any merger or consolidation of the Company.

B.	The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the “Board of Directors”) is hereby expressly authorized to provide for the issue of any or all of the unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional or other rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Company entitled to vote thereon, without a separate vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

C.	Each outstanding share of Voting Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Voting Common Stock shall not be entitled to vote on any amendment to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other such series of Preferred Stock, to vote thereon by law or pursuant to this Restated Certificate (including any certificate of designation filed with respect to any series of Preferred Stock); and provided, further, that the Non-Voting Common Stock (i) shall be non-voting except as may be required by law and (ii) shall not entitle the holder thereof to vote on the election of directors at any time.

D.	(1) Each holder of shares of Non-Voting Common Stock shall have the right to convert each share of Non-Voting Common Stock held by such holder into one (1) share of Voting Common Stock at such holder’s election by providing written notice to the Company; provided, however, that such shares of Non-Voting Common Stock may only be converted into shares of Voting Common Stock to the extent that, as a result of such conversion, such conversion would not result in the holder(s) thereof beneficially owning (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)), when aggregated with affiliates with whom such holder is required to aggregate beneficial ownership for purposes of Section 13(d) of the Exchange Act (collectively, the “Related Holders”), in excess of the Beneficial Ownership Limitation. For avoidance of doubt, in the event that the Related Holders beneficially own in the aggregate, directly or indirectly, shares of Voting Common Stock in excess of the Beneficial Ownership Limitation without taking into account the conversion of Non-Voting Common Stock, then none of the Non-Voting Common Stock held by such Related Holders shall be convertible into Voting Common Stock until such time as such Related Holders no longer beneficially own in the aggregate, directly or indirectly, shares of Voting Common Stock in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” means initially 9.9% of the Voting Common Stock. Any holder of Non-Voting Common Stock may elect to increase the Beneficial Ownership Limitation applicable to such holder (and only such holder and its Related Holders) upon 61 days’ prior written notice of such election to the Company and may decrease the Beneficial Ownership Limitation applicable to such holder (and only such holder and its Related Holders) at any time upon providing written notice of such election to the Company; provided, however, that no holder may make such an election to change the Beneficial Ownership Limitation applicable to such holder unless all holders managed by the same investment advisor as such electing holder make the same election and each such written election is provided to the Company by the applicable deadlines set forth herein.

(2) A converting holder’s acquisition of the shares of Voting Common Stock pursuant to the election provided for in such holder’s conversion notice under this Article IV, Section D shall not result in Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of shares of Voting Common Stock that exceed the Beneficial Ownership Limitation, and any Voting Common Stock to which the converting holder would be otherwise entitled but for the Beneficial Ownership Limitation will remain Non-Voting Common Stock. Any purported delivery of shares of Voting Common Stock upon conversion of Non-Voting Common Stock shall be void ab initio and shall have no effect to the extent (but only to the extent) that such delivery would result in the Related Holders becoming in the aggregate, directly or indirectly, the beneficial owner of shares of Voting Common Stock that exceed the Beneficial Ownership Limitation. Any conversion of Non-Voting Common Stock into Voting Common Stock shall be deemed to have been made immediately prior to the close of business on the date of the written conversion notice, and the person or persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Voting Common Stock as of such date and time. Each share of Non-Voting Common Stock that is converted pursuant to this Article IV, Section D shall be retired by the Company and shall not be reissued. Within five (5) business days of any written request by a holder of Non-Voting Common Stock to the Company, the Company shall inform such holder in writing of the then current number of outstanding shares of Voting Common Stock and Non-Voting Common Stock.

(3) Any shares of Non-Voting Common Stock shall be converted into a corresponding number of fully paid and nonassessable shares of Voting Common Stock promptly upon written request to the Company in writing following a Non-Affiliate Transfer. A “Non-Affiliate Transfer” shall mean a transfer of shares of Non-Voting Common Stock to any person that is not an affiliate of a holder of the Non-Voting Common Stock immediately following the issuance thereof. The Company shall, upon the request of each such holder and a written certification from such transferee holder of such holder’s non-affiliation with the original holder of such Non-Voting Common Stock, in a form reasonably acceptable to the Company, issue and deliver to such holder new certificates (unless shares of Voting Common Stock are then maintained in book-entry form) representing such non-affiliate holder’s shares of Voting Common Stock. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such request and certification is received by the Company, and the person or persons entitled to receive the shares of Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Voting Common Stock as of such date and time. Each share of Non-Voting Common Stock that is converted pursuant to this section shall be retired by the Company and shall not be reissued.

E.	Dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets of funds of the Company legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof, subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

F.	Upon the voluntary or involuntary liquidation, dissolution or winding up of the Company, the net assets of the Company shall be distributed pro rata to the holders of Common Stock, subject to any preferential or other rights of any then outstanding Preferred Stock. The Non-Voting Common Stock shall rank on parity with the Voting Common Stock as to distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

V.

For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.	The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

B.	Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C.	Subject to the rights of any series of Preferred Stock that may be designated from time to time to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitations imposed by applicable law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

D.	Subject to any limitations imposed by applicable law and subject to the rights of the holders of any series of Preferred Stock that may be designated from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders and except as otherwise provided by applicable law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

E.	The Board of Directors is expressly empowered to adopt, amend or repeal the Amended and Restated Bylaws of the Company (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Restated Certificate, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class.

F.	The directors of the Company need not be elected by written ballot unless the Bylaws so provide.

G.	No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws. No action shall be taken by the stockholders of the Company by written consent or electronic transmission.

H.	Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws.

VI.

A.	The liability of a director of the Company for monetary damages shall be eliminated to the fullest extent under applicable law.

B.	To the fullest extent permitted by applicable law, the Company is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Company (and any other persons to which applicable law permits the Company to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article VI to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.

C.	Any repeal or modification of this Article VI shall only be prospective and shall not affect the rights or protections or increase the liability of any director under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A.	Unless the Company consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the Company; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders; (iii) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company, arising out of or pursuant to any provision of the DGCL, this Restated Certificate or the Bylaws (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of this Restated Certificate or the Bylaws (as each may be amended from time to time, including any right, obligation or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the Company or any current or former director, officer or other employee of the Company governed by the internal-affairs doctrine or otherwise related to the Company’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section A of Article VII shall not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

B.	Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the Company, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

C.	Any person or entity holding, owning or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to the provisions of this Restated Certificate.

VIII.

A.	The Company reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VIII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B.	Notwithstanding any other provisions of this Restated Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Restated Certificate or any certificate of designation filed with respect to a series of Preferred Stock that may be designated from time to time, subject to the rights of the holders of any series of Preferred Stock, (i) the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, shall be required to waive, alter, amend or repeal (whether by merger, consolidation or otherwise) Articles V, VI, VII and VIII of this Restated Certificate (for clarification, the holders of Non-Voting Common Stock are not entitled to vote in the election of directors and should not be included in the calculation of such voting power) and (ii) neither the proviso of paragraph A of Article IV, the final sentence of paragraph A of Article IV, the final proviso of paragraph C of Article IV, paragraph D of Article IV, the second sentence of paragraph F of Article IV nor this proviso of Section B of Article VIII shall be waived, altered, amended or repealed (whether by merger, consolidation or otherwise) without the vote or consent of the holders of a majority of the outstanding shares of Non-Voting Common Stock (which majority must include the vote or consent of Citadel Multi-Strategy Equities Master Fund Ltd. (or its affiliates) to the extent such entities remain holders of any Non-Voting Common Stock).

* * * *

FOUR: This Restated Certificate has been duly adopted and approved by the Board of Directors and by written consent of the stockholders in accordance with Sections 228, 242 and 245 of the DGCL and written notice of such action has been given as provided in section 228 of the DGCL.

[Signature page follows]

IN WITNESS WHEREOF, [Jasper Therapeutics, Inc.] has caused this Second Amended and Restated Certificate of Incorporation to be signed by its [President and Chief Executive Officer] this____ day of ____________, 2021.

[Jasper Therapeutics, Inc.]

[NAME]
[President and Chief Executive Officer]

Exhibit F

Form of AMHC New Bylaws

SECOND AMENDED AND RESTATED
BYLAWS
OF
JASPER THERAPEUTICS, INC.

Article I

OFFICES

Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the corporation’s Board of Directors (the “Board of Directors”), and may also have offices at such other places, both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

Article II

CORPORATE SEAL

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Article III

STOCKHOLDERS’ MEETINGS

Section 4. Place of Meetings. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).

Section 5. Annual Meetings.

(a) The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders (with respect to business other than nominations); (ii) brought specifically by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving the stockholder’s notice provided for in Section 5(b) of these Second Amended and Restated Bylaws (the “Bylaws”), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 5. The number of nominees a stockholder may nominate for election at an annual meeting of stockholders (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such meeting. For the avoidance of doubt, clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

(b) At an annual meeting of the stockholders, only such business shall be conducted as is a proper matter for stockholder action under Delaware law and as shall have been properly brought before the meeting.

(i) For nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) of these Bylaws and must update and supplement such written notice on a timely basis as set forth in Section 5(c) of these Bylaws. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee; (2) the principal occupation or employment of such nominee; (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee; (4) the date or dates on which such shares were acquired and the investment intent of such acquisition; (5) with respect to each nominee for election or re-election to the Board of Directors, include a completed and signed questionnaire, representation and agreement required by Section 5(e) of these Bylaws; and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 5(b)(iv) of these Bylaws. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(ii) Other than proposals sought to be included in the corporation’s proxy materials pursuant to Rule 14(a)-8 under the 1934 Act, for business other than nominations for the election to the Board of Directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 5(b)(iii) of these Bylaws, and must update and supplement such written notice on a timely basis as set forth in Section 5(c) of these Bylaws. Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest (including any anticipated benefit of such business to any Proponent (as defined below) other than solely as a result of its ownership of the corporation’s capital stock, that is material to any Proponent individually, or to the Proponents in the aggregate) in such business of any Proponent; and (B) the information required by Section 5(b)(iv) of these Bylaws.

(iii) To be timely, the written notice required by Section 5(b)(i) or 5(b)(ii) of these Bylaws must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, subject to the last sentence of this Section 5(b)(iii), in the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which notice of the date of such annual meeting was mailed or public announcement of the date of such meeting is first made, whichever first occurs. In no event shall an adjournment or a postponement of an annual meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) The written notice required by Section 5(b)(i) or 5(b)(ii) of these Bylaws shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent, as they appear on the corporation’s books; (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 5(b)(i) of these Bylaws) or to propose the business that is specified in the notice (with respect to a notice under Section 5(b)(ii) of these Bylaws); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 5(b)(i) of these Bylaws) or to carry such proposal (with respect to a notice under Section 5(b)(ii) of these Bylaws); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the proposal on the date of such stockholder’s notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions.

For purposes of Sections 5 and 6 of these Bylaws, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Proponent or any of its affiliates or associates, whether record or beneficial:

(w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the corporation;

(x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the corporation;

(y) the effect or intent of which is to mitigate loss, manage risk or benefit from security value or price changes; or

(z) which provides the right to vote or increase or decrease the voting power of, such Proponent, or any of its affiliates or associates, with respect to any securities of the corporation, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held by any general or limited partnership, or any limited liability company, of which such Proponent is, directly or indirectly, a general partner or managing member.

(c) A stockholder providing written notice required by Section 5(b)(i) or (ii) of these Bylaws shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) the date that is five business days prior to the meeting and, in the event of any adjournment or postponement thereof, five business days prior to such adjourned or postponed meeting. In the case of an update and supplement pursuant to clause (i) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 5(c), such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than two business days prior to the date for the meeting, and, in the event of any adjournment or postponement thereof, two business days prior to such adjourned or postponed meeting.

(d) Notwithstanding anything in Section 5(b)(iii) of these Bylaws to the contrary, in the event that the number of directors in an Expiring Class (as defined below) is increased and there is no public announcement of the appointment of a director to such class, or, if no appointment was made, of the vacancy in such class, made by the corporation at least 10 days before the last day a stockholder may deliver a notice of nomination in accordance with Section 5(b)(iii) of these Bylaws, a stockholder’s notice required by this Section 5 and which complies with the requirements in Section 5(b)(i) of these Bylaws, other than the timing requirements in Section 5(b)(iii) of these Bylaws, shall also be considered timely, but only with respect to nominees for any new positions in such Expiring Class created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the corporation. For purposes of this Section 5, an “Expiring Class” shall mean a class of directors whose term shall expire at the next annual meeting of stockholders.

(e) To be eligible to be a nominee for election or re-election as a director of the corporation pursuant to a nomination under clause (iii) of Section 5(a) of these Bylaws, such proposed nominee or a person on such proposed nominee’s behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 5(b)(iii) or 5(d) of these Bylaws, as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the corporation that has not been disclosed therein; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

(f) A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (ii) of Section 5(a) of these Bylaws, or in accordance with clause (iii) of Section 5(a) of these Bylaws. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, or the Proponent does not act in accordance with the representations in Sections 5(b)(iv)(D) and 5(b)(iv)(E) of these Bylaws, to declare that such proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

(g) Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations to be considered pursuant to Section 5(a)(iii) of these Bylaws.

(h) For purposes of Sections 5 and 6 of these Bylaws,

(i) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(ii) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended (the “1933 Act”).

Section 6. Special Meetings.

(a) Special meetings of the stockholders of the corporation may be called, for any purpose as is a proper matter for stockholder action under Delaware law, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

(b) The Board of Directors shall determine the time and place, if any, of such special meeting. Upon determination of the time and place, if any, of the meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. No business may be transacted at such special meeting otherwise than specified in the notice of meeting.

(c) Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in this paragraph, who shall be entitled to vote at the meeting and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 5(b)(i) of these Bylaws. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if written notice setting forth the information required by Section 5(b)(i) of these Bylaws shall be received by the Secretary at the principal executive offices of the corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such meeting and the 10th day following the day on which notice of the date of such special meeting was mailed or public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting, whichever first occurs. The stockholder shall also update and supplement such information as required under Section 5(c) of these Bylaws. The number of nominees a stockholder may nominate for election at a special meeting shall not exceed the number of directors to be elected at such meeting. In no event shall an adjournment or a postponement of a special meeting for which notice has been given, or the public announcement thereof has been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(d) Notwithstanding the foregoing provisions of this Section 6, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Section 6. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to nominations for the election to the Board of Directors to be considered pursuant to Section 6(c) of these Bylaws.

Section 7. Notice of Meetings. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at any such meeting. If mailed, notice is deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. If sent via electronic transmission, notice is deemed given as of the sending time recorded at the time of transmission. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof, or by electronic transmission by such person, either before or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

Section 8. Quorum. At all meetings of stockholders, except where otherwise provided by statute or by the corporation’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”), or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series.

Section 9. Adjournment and Notice of Adjourned Meetings. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 10. Voting Rights. Each stockholder shall have one vote upon the matter in question for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided by law or by the Certificate of Incorporation. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three years from its date of creation unless the proxy provides for a longer period.

Section 11. Joint Owners of Stock. If shares or other securities having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one votes, his act binds all; (b) if more than one votes, the act of the majority so voting binds all; or (c) if more than one votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of clause (c) of this Section 11 shall be a majority or even-split in interest.

Section 12. List of Stockholders. The Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

Section 13. Action Without Meeting. No action shall be taken by the stockholders except at an annual or special meeting of stockholders called in accordance with these Bylaws, and no action shall be taken by the stockholders by written consent or electronic transmission.

Section 14. Organization.

(a) At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, if applicable, the Lead Independent Director (as defined below), or, if the Lead Independent Director is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his or her absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b) The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

Article IV

DIRECTORS

Section 15. Number and Term of Office. The authorized number of directors of the corporation shall be fixed in accordance with the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these Bylaws.

Section 16. Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation.

Section 17. Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. The Board of Directors is authorized to assign members of the Board of Directors already in office to such classes at the time the classification becomes effective. At the first annual meeting of stockholders following the initial classification of the Board of Directors, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such initial classification, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such initial classification, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this Section 17, each director shall serve until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 18. Vacancies. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders, provided, however, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by the provisions of the Certificate of Incorporation, vacancies and newly created directorships of such class or classes or series shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

Section 19. Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time. If no such specification is made, it shall be deemed effective at the time of delivery to the Secretary. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

Section 20. Removal.

(a) Subject to the rights of any series of Preferred Stock to elect additional directors under specified circumstances, neither the Board of Directors nor any individual director may be removed without cause.

(b) Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of all then outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors.

Section 21. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for regular meetings of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the Chief Executive Officer or a majority of the authorized number of directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be given orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting. If notice is sent by U.S. mail, it shall be sent by first class mail, charges prepaid, at least three days before the date of the meeting. Notice of any meeting may be waived in writing, or by electronic transmission, at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though it had been transacted at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 22. Quorum and Voting.

(a) Unless the Certificate of Incorporation requires a greater number, and except with respect to questions related to indemnification arising under Section 47 of these Bylaws for which a quorum shall be one-third of the exact number of directors fixed from time to time, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws.

Section 23. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 24. Fees and Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor.

Section 25. Committees.

(a) Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any Bylaw of the corporation.

(b) Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Section 25, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(d) Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.

Section 26. Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Section 27. Lead Independent Director. The Chairman of the Board of Directors, or if the Chairman is not an independent director, one of the independent directors, may be designated by the Board of Directors as lead independent director (“Lead Independent Director”) to serve until replaced by the Board of Directors. The Lead Independent Director will: with the Chairman of the Board of Directors, establish the agenda for regular Board meetings and serve as chairman of Board of Directors meetings in the absence of the Chairman of the Board of Directors; establish the agenda for meetings of the independent directors; coordinate with the committee chairs regarding meeting agendas and informational requirements; preside over meetings of the independent directors; preside over any portions of meetings of the Board of Directors at which the evaluation or compensation of the Chief Executive Officer is presented or discussed; preside over any portions of meetings of the Board of Directors at which the performance of the Board of Directors is presented or discussed; and perform such other duties as may be established or delegated by the Chairman of the Board of Directors.

Section 28. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Lead Independent Director, or if the Lead Independent Director is absent, the Chief Executive Officer (if a director), or, if the Chief Executive Officer is absent, the President (if a director), or if the President is absent, the most senior Vice President (if a director), or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary or other officer or director directed to do so by the Chairman, shall act as secretary of the meeting.

Section 29. Emergency Bylaws. In the event of any emergency, disaster, catastrophe or other similar emergency condition of a type described in Section 1100(a) of the DGCL (an “Emergency”), notwithstanding any different or conflicting provisions in the Certificate of Incorporation or these Bylaws, during an Emergency:

(a) Notice. A meeting of the Board of Directors, the Executive Committee or any other committee appointed pursuant to Section 25 may be called by any directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary by any such means as, in the judgment of the person calling the meeting, may be feasible at the time, and notice of any such meeting of the Board of Directors, the Executive Committee or any other committee appointed pursuant to Section 25 may be given, in the judgment of the person calling the meeting, only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time. Such notice shall be given at such time in advance of the meeting as, in the judgement of the person calling the meeting, circumstances permit.

(b) Quorum. The director or directors in attendance at a meeting called in accordance with Section 29(a) shall constitute a quorum.

(c) Liability. No officer, director or employee acting in accordance with this Section 29 shall be liable except for willful misconduct. No amendment, repeal or change to this Section 29 shall modify the prior sentence with regard to actions taken prior to the time of such amendment, repeal or change.

Article V

OFFICERS

Section 30. Officers Designated. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer and the Treasurer. The Board of Directors may also appoint one or more Assistant Secretaries and Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors.

Section 31. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chief Executive Officer. The Chief Executive Officer shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors or the Lead Independent Director has been appointed and is present. Unless an officer has been appointed Chief Executive Officer of the corporation, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. To the extent that a Chief Executive Officer has been appointed and no President has been appointed, all references in these Bylaws to the President shall be deemed references to the Chief Executive Officer. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors, the Lead Independent Director, or the Chief Executive Officer has been appointed and is present. Unless another officer has been appointed Chief Executive Officer of the corporation, the President shall be the Chief Executive Officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer, or, if the Chief Executive Officer has not been appointed or is absent, the President shall designate from time to time.

(e) Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary or other officer to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(f) Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. To the extent that a Chief Financial Officer has been appointed and no Treasurer has been appointed, all references in these Bylaws to the Treasurer shall be deemed references to the Chief Financial Officer. The President may direct the Treasurer, if any, or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

(g) Duties of Treasurer. Unless another officer has been appointed Chief Financial Officer of the corporation, the Treasurer shall be the chief financial officer of the corporation and shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President, and, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time.

Section 32. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 33. Salaries. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

Section 34. Resignations. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer.

Section 35. Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or by the Chief Executive Officer or by other superior officers upon whom such power of removal may have been conferred by the Board of Directors.

Article VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 36. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation.

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 37. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

Article VII

SHARES OF STOCK

Section 38. Form and Execution of Certificates.

(a) The shares of the corporation shall be represented by certificates, or shall be uncertificated if so provided by resolution or resolutions of the Board of Directors. Certificates for the shares of stock of the corporation, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by certificate in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, the Chief Executive Officer, or the President or any Vice President and by the Chief Financial Officer, Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

(b) Each certificate for shares of stock of the corporation that are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

(c) If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests a copy of the full text of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 39. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 40. Transfers.

(a) Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.

(b) The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 41. Fixing Record Dates.

(a) In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting,

(b) In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 42. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VIII

OTHER SECURITIES OF THE CORPORATION

Section 43. Execution of Other Securities. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 38 of these Bylaws), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

Article IX

DIVIDENDS

Section 44. Declaration of Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law.

Section 45. Dividend Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Article X

FISCAL YEAR

Section 46. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Article XI

INDEMNIFICATION

Section 47. Indemnification of Directors, Officers, Employees and Other Agents.

(a) Directors and Officers. The corporation shall indemnify its directors and officers to the extent not prohibited by the DGCL or any other applicable law.

(b) Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person (except for officers) or other persons as the Board of Directors shall determine.

(c) Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 47 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 47, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Section 47 shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. If a claim is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. To the extent permitted by law, the claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 47 or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director or officer, or, if applicable, employee or other agent, and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 47.

(h) Amendments. Any repeal or modification of this Section 47 shall only be prospective. (except to the extent such amendment or change in applicable law permits the corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto) and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article XI shall require the affirmative vote of the stockholders holding at least 66.7% of the voting power of all outstanding shares of capital stock of the corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 47 that shall not have been invalidated, or by any other applicable law. If this Section 47 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, ERISA excise taxes, penalties amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 47 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv) References to a “director,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 47.

(k) Severability. If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article XI shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Article XII

NOTICES

Section 48. Notices.

(a) Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 of these Bylaws. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by U.S. mail or nationally recognized overnight courier, or by facsimile, telegraph or telex, or by electronic mail or other electronic means.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), as otherwise provided in these Bylaws, or by overnight delivery service, facsimile, telex or telegram, except that such notice other than one which is delivered personally shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected, or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person With Whom Communication is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

(f) Notice to Stockholders Sharing an Address. Except as otherwise prohibited under the DGCL, any notice given under the provisions of the DGCL, the Certificate of Incorporation or the Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Such consent shall have been deemed to have been given if such stockholder fails to object in writing to the corporation within 60 days of having been given notice by the corporation of its intention to send the single notice. Any consent shall be revocable by the stockholder by written notice to the corporation.

Article XIII

AMENDMENTS

Section 49. Amendments. Subject to the limitations set forth in Section 47(h) of these Bylaws or the provisions of the Certificate of Incorporation, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. Any adoption, amendment or repeal of the Bylaws of the corporation by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders also shall have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by the Certificate of Incorporation, such action by stockholders shall require the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Article XIV

LOANS TO OFFICERS OR EMPLOYEES

Section 50. Loans to Officers or Employees. Except as otherwise prohibited by applicable law, the corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute.

Article XV

MISCELLANEOUS

Section 51. Forum.

(a) Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if and only if the Court of Chancery of the State of Delaware lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) and any appellate court therefrom shall be the sole and exclusive forum for the following claims or causes of action under the Delaware statutory or common law: (i) any derivative claim or cause of action brought on behalf of the corporation; (ii) any claim or cause of action for breach of a fiduciary duty owed by any current or former director, officer or other employee of the corporation, to the corporation or the corporation’s stockholders; (iii) any claim or cause of action against the corporation or any current or former director, officer or other employee of the corporation, arising out of or pursuant to any provision of the DGCL, the Certificate of Incorporation or the Bylaws of the corporation (as each may be amended from time to time); (iv) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws of the corporation (as each may be amended from time to time, including any right, obligation, or remedy thereunder); (v) any claim or cause of action as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; and (vi) any claim or cause of action against the corporation or any current or former director, officer or other employee of the corporation, governed by the internal-affairs doctrine or otherwise related to the corporation’s internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. This Section 51 of Article XV shall not apply to claims or causes of action brought to enforce a duty or liability created by the 1933 Act, the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts have exclusive jurisdiction.

(b) Unless the corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the 1933 Act, including all causes of action asserted against any defendant named in such complaint. For the avoidance of doubt, this provision is intended to benefit and may be enforced by the corporation, its officers and directors, the underwriters for any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering.

(c) Any person or entity holding, owning or otherwise acquiring any interest in any security of the corporation shall be deemed to have notice of and consented to the provisions of these Bylaws.

Exhibit G

Form of AMHC Incentive Equity Plan

Jasper Therapeutics, Inc.

2021 Equity Incentive Plan

Adopted by the Board of Directors: [__], 2021

Approved by the Stockholders: [__], 2021

1. General.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; (vi) Performance Awards; and (vii) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2. Shares Subject to the Plan.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed [__] shares, plus a number of shares equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) [4]% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, or (ii) [2,200,000] shares of Common Stock; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is [same number as the share reserve] shares, which such amount shall be increased commencing on January 1, 2022 and ending on (and including) January 1, 2031, in an amount equal to the lesser of (i) [4]% of the total number of shares of Common Stock outstanding on December 31 of the preceding year, (ii) [2,200,000] shares of Common stock, and (iii) such amount as may be determined by the Board.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with respect to a SAR, only shares of Common Stock which are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. Eligibility and Limitations.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company (as such term is defined in Rule 405) unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A because the Awards are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Awards otherwise comply with the distribution requirements of Section 409A.

(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Effective Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $[750,000] in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $[1,000,000] in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

4. Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Option Agreement and SAR Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Option Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the SAR Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the SAR Agreement.

(e) Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, or (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy, then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a Corporate Transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

5. Awards Other Than Options and Stock Appreciation Rights.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any RSU Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award.

(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, as determined by the Board and specified in the Award Agreement).

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award.

(b) Performance Awards. With respect to any Performance Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, the other terms and conditions of such Award, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board.

(c) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. Adjustments Upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Awards in the event of a Corporate Transaction except as set forth in Section 11, and unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.

(i) Awards May Be Assumed. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction (contingent upon the effectiveness of the Corporate Transaction) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Corporate Transaction), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Corporate Transaction). With respect to the vesting of Performance Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Performance Awards will accelerate at 100% of the target level upon the occurrence of the Corporate Transaction. With respect to the vesting of Awards that will accelerate upon the occurrence of a Corporate Transaction pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Corporate Transaction.

(iii) Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. Administration.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award; (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Performance Award that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Corporate Transaction, for reasons of administrative convenience.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. Tax Withholding

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. Miscellaneous.

(a) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

10. Covenants of the Company.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. Additional Rules for Awards Subject to Section 409A.

(a) Application. Unless the provisions of this Section of the Plan are expressly superseded by the provisions in the form of Award Agreement, the provisions of this Section shall apply and shall supersede anything to the contrary set forth in the Award Agreement for a Non-Exempt Award.

(b) Non-Exempt Awards Subject to Non-Exempt Severance Arrangements. To the extent a Non-Exempt Award is subject to Section 409A due to application of a Non-Exempt Severance Arrangement, the following provisions of this subsection (b) apply.

(i) If the Non-Exempt Award vests in the ordinary course during the Participant’s Continuous Service in accordance with the vesting schedule set forth in the Award Agreement, and does not accelerate vesting under the terms of a Non-Exempt Severance Arrangement, in no event will the shares be issued in respect of such Non-Exempt Award any later than the later of: (i) December 31st of the calendar year that includes the applicable vesting date, or (ii) the 60th day that follows the applicable vesting date.

(ii) If vesting of the Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with the Participant’s Separation from Service, and such vesting acceleration provisions were in effect as of the date of grant of the Non-Exempt Award and, therefore, are part of the terms of such Non-Exempt Award as of the date of grant, then the shares will be earlier issued in settlement of such Non-Exempt Award upon the Participant’s Separation from Service in accordance with the terms of the Non-Exempt Severance Arrangement, but in no event later than the 60th day that follows the date of the Participant’s Separation from Service. However, if at the time the shares would otherwise be issued the Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of such Participant’s Separation from Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iii) If vesting of a Non-Exempt Award accelerates under the terms of a Non-Exempt Severance Arrangement in connection with a Participant’s Separation from Service, and such vesting acceleration provisions were not in effect as of the date of grant of the Non-Exempt Award and, therefore, are not a part of the terms of such Non-Exempt Award on the date of grant, then such acceleration of vesting of the Non-Exempt Award shall not accelerate the issuance date of the shares, but the shares shall instead be issued on the same schedule as set forth in the Grant Notice as if they had vested in the ordinary course during the Participant’s Continuous Service, notwithstanding the vesting acceleration of the Non-Exempt Award. Such issuance schedule is intended to satisfy the requirements of payment on a specified date or pursuant to a fixed schedule, as provided under Treasury Regulations Section 1.409A-3(a)(4).

(c) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Employees and Consultants. The provisions of this subsection (c) shall apply and shall supersede anything to the contrary set forth in the Plan with respect to the permitted treatment of any Non-Exempt Award in connection with a Corporate Transaction if the Participant was either an Employee or Consultant upon the applicable date of grant of the Non-Exempt Award.

(i) Vested Non-Exempt Awards. The following provisions shall apply to any Vested Non-Exempt Award in connection with a Corporate Transaction:

(1) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Vested Non-Exempt Award. Upon the Section 409A Change in Control the settlement of the Vested Non-Exempt Award will automatically be accelerated and the shares will be immediately issued in respect of the Vested Non-Exempt Award. Alternatively, the Company may instead provide that the Participant will receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control.

(2) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute each Vested Non-Exempt Award. The shares to be issued in respect of the Vested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of the Fair Market Value of the shares made on the date of the Corporate Transaction.

(ii) Unvested Non-Exempt Awards. The following provisions shall apply to any Unvested Non-Exempt Award unless otherwise determined by the Board pursuant to subsection (e) of this Section.

(1) In the event of a Corporate Transaction, the Acquiring Entity shall assume, continue or substitute any Unvested Non-Exempt Award. Unless otherwise determined by the Board, any Unvested Non-Exempt Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of any Unvested Non-Exempt Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value of the shares made on the date of the Corporate Transaction.

(2) If the Acquiring Entity will not assume, substitute or continue any Unvested Non-Exempt Award in connection with a Corporate Transaction, then such Award shall automatically terminate and be forfeited upon the Corporate Transaction with no consideration payable to any Participant in respect of such forfeited Unvested Non-Exempt Award. Notwithstanding the foregoing, to the extent permitted and in compliance with the requirements of Section 409A, the Board may in its discretion determine to elect to accelerate the vesting and settlement of the Unvested Non-Exempt Award upon the Corporate Transaction, or instead substitute a cash payment equal to the Fair Market Value of such shares that would otherwise be issued to the Participant, as further provided in subsection (e)(ii) below. In the absence of such discretionary election by the Board, any Unvested Non-Exempt Award shall be forfeited without payment of any consideration to the affected Participants if the Acquiring Entity will not assume, substitute or continue the Unvested Non-Exempt Awards in connection with the Corporate Transaction.

(3) The foregoing treatment shall apply with respect to all Unvested Non-Exempt Awards upon any Corporate Transaction, and regardless of whether or not such Corporate Transaction is also a Section 409A Change in Control.

(d) Treatment of Non-Exempt Awards Upon a Corporate Transaction for Non-Employee Directors. The following provisions of this subsection (d) shall apply and shall supersede anything to the contrary that may be set forth in the Plan with respect to the permitted treatment of a Non-Exempt Director Award in connection with a Corporate Transaction.

(i) If the Corporate Transaction is also a Section 409A Change in Control then the Acquiring Entity may not assume, continue or substitute the Non-Exempt Director Award. Upon the Section 409A Change in Control the vesting and settlement of any Non-Exempt Director Award will automatically be accelerated and the shares will be immediately issued to the Participant in respect of the Non-Exempt Director Award. Alternatively, the Company may provide that the Participant will instead receive a cash settlement equal to the Fair Market Value of the shares that would otherwise be issued to the Participant upon the Section 409A Change in Control pursuant to the preceding provision.

(ii) If the Corporate Transaction is not also a Section 409A Change in Control, then the Acquiring Entity must either assume, continue or substitute the Non-Exempt Director Award. Unless otherwise determined by the Board, the Non-Exempt Director Award will remain subject to the same vesting and forfeiture restrictions that were applicable to the Award prior to the Corporate Transaction. The shares to be issued in respect of the Non-Exempt Director Award shall be issued to the Participant by the Acquiring Entity on the same schedule that the shares would have been issued to the Participant if the Corporate Transaction had not occurred. In the Acquiring Entity’s discretion, in lieu of an issuance of shares, the Acquiring Entity may instead substitute a cash payment on each applicable issuance date, equal to the Fair Market Value of the shares that would otherwise be issued to the Participant on such issuance dates, with the determination of Fair Market Value made on the date of the Corporate Transaction.

(e) If the RSU Award is a Non-Exempt Award, then the provisions in this Section 11(e) shall apply and supersede anything to the contrary that may be set forth in the Plan or the Award Agreement with respect to the permitted treatment of such Non-Exempt Award:

(i) Any exercise by the Board of discretion to accelerate the vesting of a Non-Exempt Award shall not result in any acceleration of the scheduled issuance dates for the shares in respect of the Non-Exempt Award unless earlier issuance of the shares upon the applicable vesting dates would be in compliance with the requirements of Section 409A.

(ii) The Company explicitly reserves the right to earlier settle any Non-Exempt Award to the extent permitted and in compliance with the requirements of Section 409A, including pursuant to any of the exemptions available in Treasury Regulations Section 1.409A-3(j)(4)(ix).

(iii) To the extent the terms of any Non-Exempt Award provide that it will be settled upon a Change in Control or Corporate Transaction, to the extent it is required for compliance with the requirements of Section 409A, the Change in Control or Corporate Transaction event triggering settlement must also constitute a Section 409A Change in Control. To the extent the terms of a Non-Exempt Award provide that it will be settled upon a termination of employment or termination of Continuous Service, to the extent it is required for compliance with the requirements of Section 409A, the termination event triggering settlement must also constitute a Separation From Service. However, if at the time the shares would otherwise be issued to a Participant in connection with a “separation from service” such Participant is subject to the distribution limitations contained in Section 409A applicable to “specified employees,” as defined in Section 409A(a)(2)(B)(i) of the Code, such shares shall not be issued before the date that is six months following the date of the Participant’s Separation From Service, or, if earlier, the date of the Participant’s death that occurs within such six month period.

(iv) The provisions in this subsection (e) for delivery of the shares in respect of the settlement of a RSU Award that is a Non-Exempt Award are intended to comply with the requirements of Section 409A so that the delivery of the shares to the Participant in respect of such Non-Exempt Award will not trigger the additional tax imposed under Section 409A, and any ambiguities herein will be so interpreted.

12. Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

14. Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Acquiring Entity” means the surviving or acquiring corporation (or its parent company) in connection with a Corporate Transaction.

(b) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

(c) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(d) “Applicable Law” means shall mean the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as the Nasdaq Stock Market, New York Stock Exchange or the Financial Industry Regulatory Authority).

(e) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR, a Performance Award or any Other Award).

(f) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(g) “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(h) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(i) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company and by the Company’s Chief Executive Officer or his or her designee with respect to Participants who are not executive officers of the Company. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(j) “Change in Control” or “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

(v) individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(k) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Jasper Therapeutics, Inc., a Delaware corporation, and any successor corporation thereto.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(s) “Director” means a member of the Board.

(t) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(u) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(v) “Effective Date” means the later of (i) the date on which the Plan is approved by the stockholders of the Company in accordance with Section 13, and (ii) the day that is one day prior to the date of the closing of the transactions contemplated by that certain Business Combination Agreement, dated as of [___________], 2021, by and among the Company and the other parties thereto.

(w) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(x) “Employer” means the Company or the Affiliate that employs the Participant.

(y) “Entity” means a corporation, partnership, limited liability company or other entity.

(z) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(aa) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(bb) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) If there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(cc) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including the Nasdaq Stock Market, New York Stock Exchange, and the Financial Industry Regulatory Authority).

(dd) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(ee)  “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(ff) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(gg) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(hh) “Non-Exempt Award” means any Award that is subject to, and not exempt from, Section 409A, including as the result of (i) a deferral of the issuance of the shares subject to the Award which is elected by the Participant or imposed by the Company or (ii) the terms of any Non-Exempt Severance Agreement.

(ii) “Non-Exempt Director Award” means a Non-Exempt Award granted to a Participant who was a Director but not an Employee on the applicable grant date.

(jj) “Non-Exempt Severance Arrangement” means a severance arrangement or other agreement between the Participant and the Company that provides for acceleration of vesting of an Award and issuance of the shares in respect of such Award upon the Participant’s termination of employment or separation from service (as such term is defined in Section 409A(a)(2)(A)(i) of the Code (and without regard to any alternative definition thereunder) (“Separation from Service”) and such severance benefit does not satisfy the requirements for an exemption from application of Section 409A provided under Treasury Regulations Section 1.409A-1(b)(4), 1.409A-1(b)(9) or otherwise.

(kk) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(ll) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(mm) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(nn) “Option Agreement” means a written agreement between the Company and the Optionholder evidencing the terms and conditions of the Option grant. The Option Agreement includes the Grant Notice for the Option and the agreement containing the written summary of the general terms and conditions applicable to the Option and which is provided to a Participant along with the Grant Notice. Each Option Agreement will be subject to the terms and conditions of the Plan.

(oo) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(pp) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award, RSU Award or Performance Award.

(qq) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(rr) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(ss) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(tt) “Performance Award” means an Award that may vest or may be exercised or a cash award that may vest or become earned and paid contingent upon the attainment during a Performance Period of certain Performance Goals and which is granted under the terms and conditions of Section 5(b) pursuant to such terms as are approved by the Board. In addition, to the extent permitted by Applicable Law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Common Stock.

(uu) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(vv) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement or the written terms of a Performance Cash Award.

(ww) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(xx) “Plan” means this Jasper Therapeutics, Inc. 2021 Equity Incentive Plan, as amended from time to time.

(yy) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(zz) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(aaa) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

(bbb) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ccc) “Returning Shares” means shares of Common Stock subject to outstanding stock awards granted under the Company’s 2019 Equity Incentive Plan and that following the Effective Date: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (iii) are withheld or reacquired to satisfy a tax withholding obligation.

(ddd) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(eee) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

(fff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(ggg) “Rule 405” means Rule 405 promulgated under the Securities Act.

(hhh) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(iii) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(jjj) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(kkk) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(lll) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(mmm) “SAR Agreement” means a written agreement between the Company and a holder of a SAR evidencing the terms and conditions of a SAR grant. The SAR Agreement includes the Grant Notice for the SAR and the agreement containing the written summary of the general terms and conditions applicable to the SAR and which is provided to a Participant along with the Grant Notice. Each SAR Agreement will be subject to the terms and conditions of the Plan.

(nnn) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(ooo) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ppp) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

(qqq) “Unvested Non-Exempt Award” means the portion of any Non-Exempt Award that had not vested in accordance with its terms upon or prior to the date of any Corporate Transaction.

(rrr) “Vested Non-Exempt Award” means the portion of any Non-Exempt Award that had vested in accordance with its terms upon or prior to the date of a Corporate Transaction.

Exhibit H

Form of Sponsor Support Agreement

SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of May [__], 2021, is made by and among Amplitude Healthcare Holdings LLC, a Delaware limited liability company (the “Sponsor”), Amplitude Healthcare Acquisition Corporation, a Delaware corporation (“AMHC”), and Jasper Therapeutics, Inc., a Delaware corporation (the “Company”). The Sponsor, AMHC and the Company shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, AMHC, the Company and certain other Persons party thereto entered into that certain Business Combination Agreement, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Business Combination Agreement”); and

WHEREAS, the Business Combination Agreement contemplates that the Parties will enter into this Agreement concurrently with the entry into the Business Combination Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will (a) vote in favor of approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger), (b) agree to waive any adjustment to the conversion ratio set forth in the Governing Documents of AMHC or any other anti-dilution or similar protection with respect to the AMHC Class B Shares (whether resulting from the transactions contemplated by the Business Combination Agreement, the Subscription Agreements or otherwise), (c) place into escrow certain AMHC Shares held by the Sponsor, the release of which shall be contingent upon certain events and conditions set forth herein, (d) forfeit all private placement warrants owned by the Sponsor as of immediately prior to the Closing and (e) agree to be bound by certain transfer restrictions with respect to its AMHC Class B Shares.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. At any meeting of the shareholders of AMHC, however called (including any adjournment or postponement thereof), and in any action by written resolution of the shareholders of AMHC, the Sponsor hereby unconditionally and irrevocably agrees to (i) if applicable, appear at each such meeting or otherwise cause all of its AMHC Shares to be counted as present thereat for purposes of calculating a quorum, (ii) vote, and in any action by written resolution of the shareholders of AMHC, provide written consent with respect to, all of the Sponsor’s AMHC Class B Shares (together with any other Equity Securities of AMHC that the Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject AMHC Equity Securities”) in favor of the Transaction Proposals and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, (A) any AMHC Acquisition Proposal or (B) any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the AMHC Parties’ covenants, agreements or obligations under the Business Combination Agreement or (y) any of the conditions to the Closing set forth in Sections 6.1 or 6.3 of the Business Combination Agreement not being satisfied.

2. Waiver of Anti-dilution Protection. The Sponsor hereby (a) waives, subject to, and conditioned upon, the occurrence of the Closing (for itself and for its, successors and assigns), to the fullest extent permitted by law and the Amended and Restated Certificate of Incorporation of AMHC, dated November 19, 2019 (the “AMHC CoI”), and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate that the AMHC Class B Shares held by it convert into AMHC Class A Shares in connection with the transactions contemplated by the Business Combination Agreement.

3. Transfer of Shares.

(a) The Sponsor hereby agrees that it shall not, directly or indirectly, (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, dispose of or otherwise encumber any of its Subject AMHC Equity Securities or otherwise agree to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject AMHC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject AMHC Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement, (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any of its Subject AMHC Equity Securities, (iv) engage in any hedging or other transaction which is designed to, or which would (either alone or in connection with one or more events, developments or events (including the satisfaction or waiver of any conditions precedent)), lead to or result in a sale or disposition of its Subject AMHC Equity Securities even if such Subject AMHC Equity Securities would be disposed of by a person other than the Sponsor or (v) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder.

(b) In furtherance of the foregoing, AMHC hereby agrees to (i) place a revocable stop order on all Subject AMHC Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify AMHC’s transfer agent in writing of such stop order and the restrictions on such Subject AMHC Equity Securities under Section 3(a) and direct AMHC’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject AMHC Equity Securities; for the avoidance of doubt, the obligations of AMHC under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject AMHC Equity Securities. Neither AMHC nor the Sponsor shall instruct the Escrow Agent (as defined below) to release any AMHC Shares owned by the Sponsor except in accordance with the Escrow Agreement (as defined below) and Section 6 of this Agreement.

4. Other Covenants.

(a) Unless this Agreement shall have been terminated in accordance with Section 8, the Sponsor hereby agrees that it shall not effect a AMHC Stockholder Redemption.

(b) The Sponsor hereby agrees to be bound by and subject to (i) Sections 5.3(a) (Confidentiality) and 5.4(a) (Public Announcements) of the Business Combination Agreement to the same extent as such provisions apply to the parties to the Business Combination Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 5.7(b) (Exclusive Dealing) of the Business Combination Agreement to the same extent as such provisions apply to AMHC as if the Sponsor is directly party thereto.

(c) The Sponsor hereby agrees to execute and deliver the Registration Rights Agreement prior to the closing of the Merger.

5. Termination of AMHC Class B Shares Lock-up Period. The Sponsor and AMHC hereby agree that effective as of the consummation of the Closing (and not before), Section 7 of that certain Letter Agreement, dated November 19, 2019, by and among AMHC, the Sponsor and certain other parties thereto (the “Class B Stockholder Agreement”), shall be amended and restated in its entirety as follows:

“7. Reserved.”

The amendment and restatement set forth in this Section 5 shall be void and of no force and effect with respect to the Class B Stockholder Agreement if the Business Combination Agreement shall be terminated for any reason in accordance with its terms. For clarity, Sponsor agrees to execute and deliver the Registration Rights Agreement prior to the Closing of the Merger.

6. Escrow, Vesting and Forfeiture. The Sponsor agrees that, as of immediately following the Closing, 1,000,000 AMHC Class B Shares beneficially owned by the Sponsor as of immediately prior to the Closing (which, for clarity, shall be automatically converted into AMHC Class A Shares pursuant to Section 4.3(b) of the AMHC CoI prior to the Closing of the Merger and the Business Combination Agreement) (collectively, the “Sponsor Earn-Out Shares”) shall be subject to the escrow, vesting and forfeiture provisions set forth in this Section 6. For the avoidance of doubt, any AMHC Shares beneficially owned by any individual other than the Sponsor (or any of its permitted transferees) and any AMHC Shares beneficially owned by the Sponsor (or any such permitted transferees), other than the Sponsor Earn-Out Shares described in the foregoing sentence (including any equity securities purchased by the Sponsor or any of its Affiliates pursuant to any Subscription Agreement), shall not be subject to escrow, vesting or forfeiture. The Sponsor and AMHC agree that the Escrow Agent shall be directed to hold the Sponsor Earn-Out Shares in escrow in accordance with the terms of the Escrow Agreement until the applicable portion of such Sponsor Earn-Out Shares have vested in accordance with Section 6(b), in which case such Sponsor Earn-Out Shares shall be released to or as directed by a joint written instruction from AMHC and the Sponsor. In the case of any Sponsor Earn-Out Shares that do not vest and are subject to forfeiture pursuant to Section 6(c), the Escrow Agent shall release such forfeited Sponsor Earn-Out Shares to AMHC for cancellation.

(a) Stock Escrow Agreement. Each of the Sponsor and AMHC agrees to take all actions necessary to cause, at the Closing, the execution of a certain Stock Escrow Agreement by and among AMHC, the Sponsor, Continental Stock Transfer & Trust Company (the “Escrow Agent”) and the other parties thereto, in the form attached as Exhibit A hereto (the “Escrow Agreement”). At and after the Closing, each of the Sponsor and AMHC shall use reasonable best efforts to cause the Escrow Agent and the other parties of the Escrow Agreement to take all action necessary to give effect to the actions contemplated by the Escrow Agreement. The Escrow Agreement shall become effective as of the Closing (and not before). The Escrow Agreement shall become effective only in connection with the consummation of the transactions contemplated by the Business Combination Agreement, and this Section 6(a) (and Exhibit A) shall be void and of no force and effect if the Business Combination Agreement shall be terminated or the Closing shall not occur for any reason.

(b) Vesting of Sponsor Earn-Out Shares.

(i) If, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over any twenty (20) Trading Days (as defined below) within any thirty (30) consecutive Trading Day period the VWAP (as defined below) of the AMHC Shares is greater than or equal to $15.00 (the “First Milestone”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”).

(ii) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the AMHC Shares is greater than or equal to $18.00 (the “Second Milestone” and together with the First Milestone, the “Earnout Milestones”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout” and together with the First Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(iii) Upon consummation during the Earnout Period of any Change of Control Transaction pursuant to which the stockholders of AMHC have the right to receive consideration implying a value per AMHC Share greater than or equal to the redemption amount payable to Public Stockholders that redeem in connection with the Closing of the Business Combination, any Earnout Milestone that has not yet been achieved shall automatically be deemed to have been achieved and the applicable Earnout Consideration shall vest and be released to the Sponsor in connection with this Section 6(b)(iii) prior to the consummation of such Change of Control Transaction.

(iv) The per share stock prices referenced in Section 6(b)(i)-(ii) above will be equitably adjusted on account of any changes in the Equity Securities of AMHC by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(v) For purposes of this Section 6:

(A) “Change of Control Transaction” means any transaction or series of related transactions following the Closing (a) under which AMHC sells, leases or exchanges all or substantially all of its assets, or (b) that results, directly or indirectly, in the stockholders of AMHC as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise).

(B) “Trading Day” means any day on which AMHC Shares are actually traded on the principal securities exchange or securities market on which AMHC Shares are then traded.

(C) “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. under the function “VWAP” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by AMHC.

(c) Forfeiture of Unvested Sponsor Earn-Out Shares. Any Sponsor Earn-Out Shares that remain unvested pursuant to Section 6(b)(i)-(iii) as of the expiration of the Earnout Period (and the related portion of dividends and earnings thereon) shall be forfeited and the AMHC shall direct the Escrow Agent to transfer such forfeited Sponsor Earn-Out Shares to AMHC for cancellation, without any consideration for such transfer.

7. Forfeiture of Private Placement Warrants. Notwithstanding anything in this Agreement, effective upon the Closing, any and all warrants to purchase AMHC Shares issued to the Sponsor in certain private placements occurring simultaneously with the IPO held by the Sponsor and outstanding as of the date hereof, will be cancelled and forfeited, and shall cease to exist, effective upon the Closing, and no consideration shall be delivered in exchange therefor.

8. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) a written agreement to terminate this Agreement executed by the Sponsor, AMHC and the Company; (b) by written notice by either party to the other party after the date that is thirty (30) days after the “Termination Date” set forth in the Business Combination Agreement, if the Closing shall not have occurred by such date; and (c) the termination of the Business Combination Agreement in accordance with its terms prior to the Effective Time. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or Liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 8(c) shall not affect any Liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination, or in the case of Fraud.

9. No Recourse. Except for claims pursuant to the Business Combination Agreement or any other Ancillary Document by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Company Non-Party Affiliate or any AMHC Non-Party Affiliate (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Company Non-Party Affiliates or the AMHC Non-Party Affiliates (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

10. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in the Sponsor’s capacity as a record holder and beneficial owner of the Subject AMHC Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor serving as a member of the board of directors (or other similar governing body) of any AMHC Party or as an officer, employee or fiduciary of any AMHC Party, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such AMHC Party].

11. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

12. Incorporation by Reference. Sections 8.1 (Non-Survival), 8.2 (Entire Agreement; Assignment). 8.3 (Amendment), 8.5 (Governing Law), 8.7 (Construction; Interpretation), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.15 (Waiver of Jury Trial), 8.16 (Submission to Jurisdiction) and 8.17 (Remedies) of the Business Combination Agreement are incorporated herein and shall apply to this Agreement mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

Amplitude Healthcare Holdings LLC

By:
Name:
Title:

Amplitude Healthcare Acquisition Corporation

By:
Name:
Title:

Jasper Therapeutics, Inc.

By:
Name:
Title:

EXHIBIT A

Escrow Agreement

STOCK ESCROW AGREEMENT

This STOCK ESCROW AGREEMENT (this “Agreement”) is made and entered into as of [___], 2021, by and among [AMPLITUDE HEALTHCARE ACQUISITION CORPORATION], a Delaware corporation (“[AMHC]”), AMPLITUDE HEALTHCARE HOLDINGS LLC, a Delaware limited liability company (the “Sponsor”) and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation (“Earnout Escrow Agent” and together with [AMHC] and the Sponsor, sometimes referred to individually as a “Party” or collectively as the “Parties”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Business Combination Agreement (as defined herein).

WHEREAS, [AMHC], Jasper Therapeutics, Inc. (“Jasper”) and certain other persons party thereto entered into that certain Business Combination Agreement, dated as of May 5, 2021 (together with all exhibits, schedules and annexes thereto, as amended, modified or supplemented from time to time in accordance with its terms, the “Business Combination Agreement”);

WHEREAS, in connection with the Business Combination Agreement, the Sponsor, [AMHC] and Jasper entered into that certain sponsor support agreement, dated as of May 5, 2021 (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Sponsor Support Agreement”), pursuant to which, among other things, the Sponsor has agreed to place into escrow One Million (1,000,000) [AMHC] Class B Shares held by the Sponsor (the “Sponsor Earn-out Shares”), the release of which shall be contingent upon certain events and conditions set forth in this Agreement and in Section 6 of the Sponsor Support Agreement;

WHEREAS, the Sponsor Earn-out Shares shall be held in escrow by the Earnout Escrow Agent pursuant to the terms of this Agreement (the “Escrow Account”) and shall be released by the Earnout Escrow Agent only upon the occurrence of certain triggering events as specifically set forth in this Agreement and pursuant to Section 6 of the Sponsor Support Agreement;

WHEREAS, pursuant to Section 2.1(a) of the Business Combination Agreement and Section 4.3(b) of the certificate of incorporation of [AMHC], the Sponsor Earn-out Shares shall convert into [AMHC] Class A Shares;

WHEREAS, in accordance with Section 2.1(a) of the Business Combination Agreement, the certificate of incorporation of [AMHC] shall be amended and restated in its entirety to the [AMHC] New Certificate of Incorporation, pursuant to which the [AMHC] Class A Shares and [AMHC] Class B Shares shall be replaced with [AMHC] New Voting Shares and [AMHC] New Non-Voting Shares, respectively; and

WHEREAS, the Parties desire to constitute and appoint the Earnout Escrow Agent as escrow agent hereunder, and the Earnout Escrow Agent is willing to assume and perform the duties and obligations of the escrow agent pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1.
Appointment.

Section 1.01 The [AMHC] and the Sponsor hereby appoint the Earnout Escrow Agent as their escrow agent to hold the Sponsor Earn-out Shares and any Escrowed Dividends (as defined herein) received by the Earnout Escrow Agent pursuant to Section 2(e) in escrow for the Sponsor and to administer and disburse the Sponsor Earn-out Shares and the Escrow Dividends and otherwise for the purposes set forth herein, and the Earnout Escrow Agent hereby accepts such appointment under the express terms and conditions set forth herein.

Section 1.02 Prior to or in connection with any dissolution of the Sponsor, the Sponsor shall designate a representative to act on behalf of the Sponsor, all on terms reasonably acceptable to the other Parties (any such Person so appointed, the “Sponsor Representative”).

ARTICLE 2.
Deposit, Delivery and Receipt of Sponsor Earn-out Shares; Other Actions.

Section 2.01 At the Closing and immediately prior to the Effective Time, the Sponsor will deliver, or cause to be delivered, the Sponsor Earn-out Shares to the Earnout Escrow Agent electronically through the DTC’s Deposit/Withdrawal At Custodian system to an account designated by the Earnout Escrow Agent.

Section 2.02 The Earnout Escrow Agent will hold the Sponsor Earn-out Shares in the Escrow Account as a book-entry position registered in the name of the Sponsor until any such Sponsor Earn-out Shares are to be (i) released to the Sponsor, or (ii) otherwise forfeited and released to [AMHC], in each case, in accordance with the terms of this Agreement and the Sponsor Support Agreement.

Section 2.03 When all or any portion of the Sponsor Earn-out Shares are required to be released under the Sponsor Support Agreement, the Parties shall deliver joint written instructions to the Earnout Escrow Agent in accordance with the security procedures set forth in Section 11 and executed by each of (x) [AMHC] and (y) the Sponsor (or, in the event of a dissolution of the Sponsor, the Sponsor Representative) (a “Release Notice”). The Parties agree that the Sponsor Earn-out Shares shall not be subject to attachment by any creditor (including any creditor of any party to the Business Combination Agreement or Sponsor Support Agreement).

Section 2.04 The Earnout Escrow Agent does not own or have any interest in the Sponsor Earn-out Shares or any Escrowed Dividends, but is serving as escrow holder, having only possession thereof and agreeing to hold and distribute the Sponsor Earn-out Shares and any Escrowed Dividends in accordance with the terms and conditions set forth herein.

Section 2.05 The Parties agree that Sponsor shall retain all voting rights and other shareholder rights with respect to the Sponsor Earn-out Shares (except the right to receive any dividends or other distributions paid in respect of such Sponsor Earn-out Shares following the Closing and prior to the release of such Sponsor Earn-out Shares, which instead shall be governed by the terms of this Agreement) until such shares are released from the Escrow Account in accordance with the terms of this Agreement and the Sponsor Support Agreement. For so long as the Sponsor Earn-out Shares are held by the Earnout Escrow Agent, the Earnout Escrow Agent shall vote the Sponsor Earn-out Shares solely as directed in writing by Sponsor. Any dividend or other distributions distributed on any Sponsor Earn-out Shares (collectively the “Escrowed Dividends”) shall be distributed to and held by the Earnout Escrow Agent, and shall be disbursed by the Earnout Escrow Agent together with and when the Sponsor Earn-out Shares on which such dividend was distributed are released, to the same person or entity to whom such Sponsor Earn-out Shares are released in accordance with the terms of this Agreement. For the avoidance of doubt, any release or distribution of Sponsor Earn-out Shares in accordance with this Agreement shall also be understood to include a distribution of the Escrowed Dividends, if any, with respect to such released Sponsor Earn-out Shares.

Section 2.06 Any cash Escrowed Dividends shall be delivered to the Earnout Escrow Agent to be held in a bank account and be deposited in one or more non-interest-bearing accounts to be maintained by the Earnout Escrow Agent in the name of the Earnout Escrow Agent at one or more of the banks listed in Schedule 3 hereto (the “Approved Banks”). The deposit of such Escrowed Dividends in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends. At any time and from time to time, the applicable Party entitled to such Escrowed Dividends may direct the Earnout Escrow Agent, by written instruction, (i) to deposit such dividends with a specific Approved Bank, (ii) not to deposit any new dividend amount in any Approved Bank as specified in such written instruction and/or (iii) to withdraw all or any of such dividends that may then be deposited with any Approved Bank specified in such written instruction. With respect to any such written instruction by the applicable Party entitled to the Escrowed Dividends, the Earnout Escrow Agent will withdraw such amount specified in such written instruction as soon as reasonably practicable and the Parties acknowledge and agree that such specified amount remains at the sole risk of the Parties prior to and after such withdrawal. Any amount so withdrawn may be reinvested or deposited with any other Approved Bank or any Approved Bank instructed by the applicable Party entitled to the Escrowed Dividends in such written instruction. So long as the Earnout Escrow Agent is holding any amount of the cash Escrowed Dividends in accordance with this Agreement and absent investment instructions from the applicable Party in accordance with this Section 2(f) (such amount in respect of which no investment instructions have been received, a “Non-Invested Amount”), the Earnout Escrow Agent shall deposit the Non-Invested Amount in a non-interest-bearing account with an Approved Bank and such deposit of the Escrowed Dividend in any of the Approved Banks shall be deemed to be at the direction of the applicable Party entitled to such Escrowed Dividends.

Section 2.07 The Earnout Escrow Agent shall have no duty, responsibility or obligation to invest any cash Escrowed Dividends or other funds or cash held by it hereunder other than in accordance with this Section 2.

Section 2.08 The amounts held in custody by the Earnout Escrow Agent pursuant to this Agreement are at the sole risk of the Parties and, without limiting the generality of the foregoing, the Earnout Escrow Agent shall have no responsibility or liability for any diminution of the cash Escrowed Dividends which may result from any deposits made pursuant to this Agreement, including any losses resulting from a default by an Approved Bank or any other credit losses (whether or not resulting from such default) or other losses on any deposit required to be liquidated in order to make a payment required hereunder. The Parties acknowledge and agree that the Earnout Escrow Agent is acting prudently and at their direction when depositing the cash Escrowed Dividends at any Approved Bank, and the Earnout Escrow Agent is not required to make any further inquiries in respect of any Approved Bank.

ARTICLE 3.
Release Notices.

Section 3.01 The Earnout Escrow Agent shall disburse the Sponsor Earn-out Shares only in accordance with the Release Notice. Each such Release Notice shall set forth in reasonable detail the triggering event giving rise to the requested release and the specific release instructions with respect thereto (including the number of Sponsor Earn-out Shares to be released and the identity of the person to whom they should be released).

Section 3.02 If the Sponsor Earn-out Shares are to be released to the Sponsor (as opposed to a release and forfeiture to [AMHC]), the specified number of Sponsor Earn-out Shares (and the applicable portion of the Escrowed Dividends) shall be released to the Sponsor; provided, that if the Sponsor has been dissolved, the Sponsor Earn-out Shares shall be released to the Persons designated by the Sponsor Representative (in which case, the Sponsor Representative shall specify in the Release Notice the number of Sponsor Earn-out Shares and Escrowed Dividends each Person shall receive in connection with such release and the Earnout Escrow Agent, the [AMHC] shall have no liability for the accuracy of, or compliance with terms of the Business Combination Agreement, the Sponsor Support Agreement or any other document, of such instructions).

Section 3.03 If the Business Combination Agreement requires that all or any portion of the Sponsor Earn-out Shares are to be released and forfeited to [AMHC], then the Release Notice shall specify the number of Sponsor Earn-out Shares to be released and forfeited to [AMHC] (and the applicable portion of the Escrowed Dividends).

Section 3.04 In the event an equitable adjustment is required under Section 4(a)(iv) below, any Release Notice shall also include reasonably detailed information with respect to such equitable adjustment.

Section 3.05 During the period from the date of this Agreement until the date upon which all of the Sponsor Earn-out Shares have been released, [AMHC], the Sponsor (or, following the dissolution of the Sponsor, the Sponsor Representative) agree to promptly and jointly issue all applicable Release Notices upon the occurrence of each triggering event, as such events are described in the Sponsor Support Agreement (and in accordance with Section 4). For the avoidance of doubt, in the event of a conflict between the terms of this Agreement and the Sponsor Support Agreement, then, as between [AMHC] and the Sponsor (or the Sponsor Representative), the terms of the Sponsor Support Agreement shall control and the aforementioned parties shall use reasonable best efforts to effect an amendment to this Agreement (including to Section 4 below).

Section 3.06 Within five (5) Business Days following the receipt of any Release Notice and subject to the receipt of required documentation for compliance with applicable anti-money laundering requirements, the Earnout Escrow Agent shall release and deliver to the person or persons designated in the applicable Release Notice the number of Sponsor Earn-out Shares set forth in such Release Notice by transfer of the relevant Sponsor Earn-out Shares into the securities accounts designated in such Release Notice.

Section 3.07 The Earnout Escrow Agent shall be entitled to rely upon, and be held harmless for such reliance, on any Release Notice for any action taken, suffered or omitted to be taken in good faith by it. The Earnout Escrow Agent shall have no obligation to determine whether a triggering event has occurred or is contemplated to occur under the Sponsor Support Agreement, this Agreement (including, without limitation, under Section 4), or any other document.

Section 3.08 For purposes of this Agreement, “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York or the location of the Earnout Escrow Agent’s offices in Section 10 are authorized or required by law to close.

ARTICLE 4.
Disbursement and Termination.

Section 4.01 Release of Sponsor Earn-out Shares. The Sponsor Earn-out Shares shall be released and delivered as follows:

(a) (A) If, during the period from and after the Closing until the third anniversary of the Closing (the “Earnout Period”), over any twenty (20) Trading Days (as defined below) within any thirty (30) consecutive Trading Day period the VWAP (as defined below) of the [AMHC] Shares is greater than or equal to $15.00 (the “First Milestone”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “First Milestone Earnout”).

(b) If, during the Earnout Period, over any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period the VWAP of the [AMHC] Shares is greater than or equal to $18.00 (the “Second Milestone” and together with the First Milestone, the “Earnout Milestones”), then 500,000 Sponsor Earn-Out Shares shall vest and be released to the Sponsor (such 500,000 Sponsor Earn-Out Shares, the “Second Milestone Earnout” and together with the First Milestone Earnout, the “Earnout Consideration”). For the avoidance of doubt, the Earnout Consideration in respect of each Earnout Milestone shall be vested and released only once and the Earnout Consideration shall in no event exceed the total amount of Sponsor Earn-Out Shares, in the aggregate.

(c) Upon consummation during the Earnout Period of any Change of Control Transaction (as defined below) pursuant to which the stockholders of [AMHC] have the right to receive consideration implying a value per [AMHC] Share greater than or equal to the redemption amount payable to Public Stockholders that redeem in connection with the Closing of the Business Combination, any Earnout Milestone that has not yet been achieved shall automatically be deemed to have been achieved and the applicable Earnout Consideration shall vest and be released to the Sponsor in connection with this Section 4(a)(iii) prior to the consummation of such Change of Control Transaction.

(d) The per share stock prices referenced in Section 4(a)(i)-(ii) above will be equitably adjusted on account of any changes in the Equity Securities of [AMHC] by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means.

(e) For purposes of this Section 6:

(1) (A) “Change of Control Transaction” means any transaction or series of related transactions (a) under which any Person(s), directly or indirectly, acquires or otherwise purchases (i) another Person or any of its Affiliates or (ii) all or a material portion of assets, businesses or equity securities of another Person, (b) that results, directly or indirectly, in the stockholders of a Person as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting shares (or any successor or parent company of such Person) immediately after the consummation thereof (in the case of each of clause (a) and (b), whether by merger, consolidation, tender offer, recapitalization, purchase or issuance of equity securities, tender offer or otherwise), or (c) under which any Person(s) makes any equity or similar investment in another Person.

(2) (B) “Trading Day” means any day on which [AMHC] Shares are actually traded on the principal securities exchange or securities market on which [AMHC] Shares are then traded.

(B) “VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg L.P. under the function “VWAP” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by [AMHC].

Section 4.02 Forfeiture of Unvested Sponsor Earn-Out Shares. Any Sponsor Earn-Out Shares that remain unvested pursuant to Section 4(a)(i)-(iii) as of the expiration of the Earnout Period (and the related portion of dividends and earnings thereon) shall be forfeited and [AMHC] shall direct the Earnout Escrow Agent to transfer such forfeited Sponsor Earn-Out Shares to [AMHC] for cancellation, without any consideration for such transfer.

Section 4.03 Escrow Termination Date. Subject to the provisions of Section 8, this Agreement shall terminate after all of the Sponsor Earn-out Shares and Escrowed Dividends have been released from the Escrow Account.

Section 4.04 Records. The Earnout Escrow Agent shall keep proper books of record and account in which full and correct entries shall be made of all release activity in the Escrow Account.

ARTICLE 5.
Earnout Escrow Agent.

Section 5.01 The Earnout Escrow Agent shall have only those duties as are specifically and expressly provided herein, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Earnout Escrow Agent shall not have any fiduciary, partnership or joint venture relationship with any Party or any other person or entity arising out of or in connection with this Agreement.

Section 5.02 The Earnout Escrow Agent shall not be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document among the Parties, in connection herewith, if any, including without limitation the Business Combination Agreement and the Sponsor Support Agreement, nor shall the Earnout Escrow Agent be required to determine if any person or entity has complied with any such agreements, nor shall any additional obligations of the Earnout Escrow Agent be inferred from the terms of such agreements, even though reference thereto may be made in this Agreement. In the event of any conflict between the terms and provisions of this Agreement, those of the Business Combination Agreement, the Sponsor Support Agreement, any schedule or exhibit attached to this Agreement, or any other agreement among the Parties, the terms and conditions of this Agreement shall govern and control in all respects relating to the Earnout Escrow Agent, but in every other respect involving the parties and beneficiaries of any such other agreement, the other agreement shall control.

Section 5.03 The Earnout Escrow Agent may rely upon, and shall not be liable for acting or refraining from acting upon, any Release Notice or other written notice, document, instruction or request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper Party or Parties without inquiry and without requiring substantiating evidence of any kind. The Earnout Escrow Agent shall not be liable to any Party, any beneficiary, or other person or entity for refraining from acting upon any Release Notice or other written notice, document, instruction or request furnished to it hereunder setting forth, claiming, containing, objecting to, or related to the transfer or distribution of the Sponsor Earn-out Shares, or any portion thereof, unless such Release Notice or other written notice, document, instruction or notice shall have been delivered to the Earnout Escrow Agent in accordance with Section 11 below and the Earnout Escrow Agent has been able to satisfy any applicable security procedures as may be required hereunder and as set forth in Section 11. The Earnout Escrow Agent shall not be under any duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Earnout Escrow Agent shall have no duty to solicit any receipt of Sponsor Earn-out Shares which may be due to it or the Escrow Account, nor shall the Earnout Escrow Agent have any duty or obligation to confirm or verify the accuracy or correctness of any number or class of Sponsor Earn-out Shares deposited with it hereunder.

Section 5.04 The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Earnout Escrow Agent’s fraud, gross negligence or willful misconduct was the primary cause of any loss to either Party. The Earnout Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or through affiliates or agents, and the Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by any such attorney or agent in good faith, absent fraud, gross negligence, bad faith or willful misconduct (each as determined by a final, nonappealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof. The Earnout Escrow Agent may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Earnout Escrow Agent shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reasonable reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons. In the event that the Earnout Escrow Agent shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any Party which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action, and its sole obligation shall be to keep safely all property held in escrow until it shall be given a direction in writing by the Parties which eliminates such ambiguity or uncertainty to the satisfaction of Earnout Escrow Agent or by a final and non-appealable order or judgment of a court of competent jurisdiction. To the extent practicable, the Parties agree to pursue any redress or recourse in connection with any dispute arising under the Business Combination Agreement or the Sponsor Support Agreement (other than with respect to a dispute involving the Earnout Escrow Agent) without making the Earnout Escrow Agent a party to the same. Anything in this Agreement to the contrary notwithstanding, in no event shall the Earnout Escrow Agent be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Earnout Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

ARTICLE 6.
Succession.

Section 6.01 The Earnout Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving thirty (30) days advance notice (pursuant to Section 10) in writing of such resignation to the Parties specifying a date when such resignation shall take effect. By delivery of joint written instructions by the Parties to the Earnout Escrow Agent, the Parties shall have the right to terminate their appointment of the Earnout Escrow Agent, or successor escrow agent, as Earnout Escrow Agent, upon thirty (30) days’ notice to the Earnout Escrow Agent. If the Earnout Escrow Agent shall resign, be removed or otherwise become incapable of acting, the Parties shall appoint a successor to be the Earnout Escrow Agent. If the Parties have failed to appoint a successor escrow agent prior to the expiration of thirty (30) days after giving notice of such removal or following the receipt of the notice of resignation or incapacity, the Earnout Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent within the relevant jurisdiction or for other appropriate relief, and any such resulting appointment shall be binding upon all of the parties hereto. The Earnout Escrow Agent’s sole responsibility after such thirty (30) day notice period expires shall be to hold the Sponsor Earn-out Shares (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent as jointly instructed in writing by the Parties, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery, the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8 hereunder. The Earnout Escrow Agent shall have the right to withhold monies or property in an amount equal to any amount due and then owing to the Earnout Escrow Agent, plus any costs and expenses the Earnout Escrow Agent shall reasonably believe may be incurred by the Earnout Escrow Agent that the Parties are obligated to indemnify or reimburse the Earnout Escrow Agent for pursuant to this Agreement in connection with the termination of this Agreement, so long as the Earnout Escrow Agent has previously submitted a written invoice in respect thereof to the Parties that the Parties have not paid within 30 days of receipt of such invoice.

Section 6.02 Any entity into which the Earnout Escrow Agent may be merged or converted or with which it may be consolidated, or any entity to which all or substantially all the escrow business may be transferred, shall be the Earnout Escrow Agent under this Agreement without further action on the part of any party hereto. The Earnout Escrow Agent shall promptly notify the Parties in the event this occurs.

Section 6.03 Every successor escrow agent appointed hereunder shall execute, acknowledge and deliver to its predecessor, and also to the Parties, an instrument in writing accepting such appointment hereunder, and thereupon such successor escrow agent, without any further action, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor; and every predecessor escrow agent shall deliver all property and moneys held by it hereunder to such successor escrow agent, at which time of delivery the Earnout Escrow Agent’s obligations hereunder shall cease and terminate, subject to the provisions of Section 8.

ARTICLE 7.
Compensation and Reimbursement.

[AMHC] agrees to (a) pay the Earnout Escrow Agent upon execution of this Agreement, and from time to time thereafter, all reasonable compensation for the services to be rendered hereunder by the Earnout Escrow Agent as described in Schedule 2 attached hereto, and (b) pay or reimburse the Earnout Escrow Agent upon request for all reasonable and documented expenses, disbursements and advances, including, without limitation, reasonable attorney’s fees and expenses, incurred or made by it in connection with the performance, modification and termination of this Agreement.

ARTICLE 8.
Indemnity.

Section 8.01 Subject to Section 8(c) below, the Earnout Escrow Agent shall be liable for any and all losses, damages, claims, costs, charges, penalties and related interest, counsel fees and expenses, payments, expenses and liability (collectively, “Losses”), only to the extent such Losses are determined by a court of competent jurisdiction to be a result of its own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction); provided, however, that any liability of the Earnout Escrow Agent will be limited in the aggregate to the aggregate value of the Sponsor Earn-out Shares and Earnout Dividends deposited with the Earnout Escrow Agent.

Section 8.02 The Parties shall jointly and severally indemnify and hold the Earnout Escrow Agent harmless from and against, and the Earnout Escrow Agent shall not be responsible for, any and all Losses arising out of or attributable to the Earnout Escrow Agent’s duties under this Agreement or this appointment, including the reasonable costs and expenses of defending itself against any Losses or enforcing this Agreement (collectively, “Agent Claims”), except to the extent that such Losses are determined by a court of competent jurisdiction to be a result of the Earnout Escrow Agent’s own fraud, gross negligence, bad faith or willful misconduct (as determined by final adjudication of a court of competent jurisdiction). Notwithstanding the foregoing, and except as provided in Section 7, as between themselves, the Parties agree that any Agent Claims payable hereunder shall be paid (or reimbursed, as applicable): (a) in the case that the Agent Claim is not attributable to actions or inactions of any particular Party, by [AMHC]; and (b) in the event that the Agent Claim is attributable to the actions or inactions of a certain Party, by such Party (and such Party shall reimburse the other Parties, in the event that such other Party(ies) has made indemnification payments under this Section 8(b) in respect of such Agent Claim).

Section 8.03 Notwithstanding anything in this Agreement to the contrary, none of the Parties or the Earnout Escrow Agent shall be liable for any incidental, punitive, indirect, special or consequential damages of any nature whatsoever, including, but not limited to, loss of anticipated profits, occasioned by a breach of any provision of this Agreement even if apprised of the possibility of such damages.

Section 8.04 In order that the indemnification provisions contained in this Section 8 shall apply, upon the assertion of a claim for which one party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion in writing after it becomes aware, and shall keep the other party advised with respect to all developments concerning such claim; provided, that failure to give prompt notice shall not relieve the indemnifying party of any liability to the indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action has been materially prejudiced by the indemnified party’s failure to timely give such notice. The indemnifying party shall have the option to participate with the indemnified party in the defense of such claim or to defend against said claim in its own name or the name of the indemnified party unless such claim is (i) brought by the indemnified party or (ii) the indemnified party reasonably determines that there may be a conflict of interest between the indemnified party and the indemnifying party in the defense of such claim and the indemnified party does in fact assume the defense. The indemnified party shall in no case confess any claim, make any compromise or take any action adverse to the indemnifying party in any case in which the indemnifying party may be required to indemnify it, except with the indemnifying party’s prior written consent, which shall not be unreasonably withheld or delayed.

Section 8.05 For the avoidance of doubt, this Section 8 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

ARTICLE 9.
Patriot Act Disclosure/Taxpayer Identification Numbers/Tax Reporting.

Section 9.01 Patriot Act Disclosure. Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Earnout Escrow Agent to implement reasonable procedures to verify the identity of any person that opens a new account with it. Accordingly, the Parties acknowledge that Section 326 of the USA PATRIOT Act and the Earnout Escrow Agent’s identity verification procedures require the Earnout Escrow Agent to obtain applicable information which is required to confirm the Parties’ identity including without limitation name, address and organizational documents (“identifying information”). The Parties agree to provide the Earnout Escrow Agent with and consent to the Earnout Escrow Agent obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Earnout Escrow Agent for the purposes of this Agreement.

Section 9.02 Certification and Tax Reporting. The Parties have provided, or promptly following the date hereof will provide, the Earnout Escrow Agent with their respective fully executed Internal Revenue Service (“IRS”) Form W-8, or W-9. The Earnout Escrow Agent shall make such reports to the applicable tax authorities as directed by [AMHC] and shall have no obligation under this Agreement to make any other reports with respect to taxes. If required by law, the Earnout Escrow Agent shall withhold any taxes it deems appropriate in the absence of proper tax documentation or as required by law, and shall remit such taxes to the appropriate authorities.

ARTICLE 10.
Notices.

All notices, demands and other communications given pursuant to the terms and provisions hereof shall be in writing, except for communications from the Parties setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of funds, including but not limited to funds transfer instructions (all of which shall be specifically governed by Section 11 below), shall be deemed effective on the date of receipt, and may be sent by:

Section 10.01 by facsimile or other electronic submission (including e-mail);

Section 10.02 by overnight courier or delivery service; or

Section 10.03 by certified or registered mail, return receipt requested; to the appropriate notice address set forth below or at such other address as any party hereto may have furnished to the other parties hereto in writing by registered mail, return receipt requested.

If to the Sponsor:

Amplitude Healthcare Holdings LLC

1177 Avenue of the Americas, Fl 40

New York, New York

Attention: Vishal Kapoor

E-mail: [*]

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, New York 10007
Attention: Christopher Barnstable Brown, Esq.
Glenn Pollner, Esq.

Email: [*]
[*]

If to [AMHC]:

Jasper Therapeutics, Inc.

725 Mariposa Avenue, #207

Mountain View, California 94041

Attention: Jeet Mahal

E-mail: [*]

with a copy (which shall not constitute notice) to:

Paul Hastings LLP
1117 S. California Avenue

Palo Alto, CA 94304
Attention:      Jeffrey T. Hartlin, Esq.

Jason M. Rabbitt-Tomita, Esq.

E-mail: [*]

[*]

If to the Earnout Escrow Agent:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, NY 10004-1561
Attn: Henry Farrell

Email: [*]

ARTICLE 11.
Security Procedures.

Section 11.01 Notwithstanding anything to the contrary as set forth in this Agreement, any instructions setting forth, claiming, containing, objecting to, or in any way related to the transfer or distribution of the Sponsor Earn-out Shares, including but not limited to any such instructions that may otherwise be set forth in a Release Notice or other written notice, document, instruction or request permitted pursuant to Section 4 of this Agreement, may be given to the Earnout Escrow Agent only by confirmed facsimile or other electronic transmission (including e-mail) and no instruction for or related to the transfer or distribution of the Sponsor Earn-out Shares, or any portion thereof, shall be deemed delivered and effective unless the Earnout Escrow Agent actually shall have received such instruction by facsimile or other electronic transmission (including e-mail) at the number or e-mail address provided to the Parties by the Earnout Escrow Agent in accordance with Section 10 and as further evidenced by a confirmed transmittal to that number or e-mail address.

Section 11.02 In the event transfer instructions are so received by the Earnout Escrow Agent by facsimile or other electronic submission (including e-mail), the Earnout Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Earnout Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Earnout Escrow Agent.

Section 11.03 Notwithstanding anything to the contrary herein, the Earnout Escrow Agent shall only deliver or distribute the Sponsor Earn-out Shares upon receipt of and in accordance with the delivery instructions set forth in the applicable Release Notice.

Section 11.04 The Parties acknowledge that the security procedures set forth in this Section 11 are commercially reasonable.

ARTICLE 12.
Compliance with Court Orders.

In the event that any escrow or trust property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court affecting the property deposited under this Agreement, the Earnout Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders, judgments or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Earnout Escrow Agent obeys or complies with any such writ, order, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, entity, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

ARTICLE 13.
Miscellaneous.

Section 13.01 Amendment. Except for transfer instructions as provided in Section 11, the provisions of this Agreement may be waived, altered, amended or supplemented, in whole or in part, only by a writing signed by the parties hereto.

Section 13.02 Assignment. Neither this Agreement nor any right, obligation or interest hereunder may be assigned in whole or in part by any party hereto, except as provided in Section 6, without the prior written consent of all of the other parties hereto.

Section 13.03 Governing Law; Jurisdiction. This Agreement shall be governed by and construed under the laws of the State of New York, without regard to principles of law (including conflicts of law) that will require the application of the laws of any other jurisdiction. Each party to this Agreement irrevocably waives any objection on the grounds of venue, forum non-conveniens, lack of jurisdiction or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of any court of the State of New York or United States federal court located in the State of New York. The parties to this Agreement further hereby waive any right to a trial by jury with respect to any lawsuit or judicial proceeding arising or relating to this Agreement.

Section 13.04 Force Majeure. No party to this Agreement is liable to any other party hereto for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of acts reasonably beyond its control including, without limitation, acts of God, fire, terrorism, disease, pandemic, floods, strikes, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest; provided, that the Earnout Escrow Agent shall use commercially reasonable efforts to resume performance as soon as practicable. If any such act occurs, then the Earnout Escrow Agent shall give, as promptly as practicable, written notice to the Parties, stating the nature of such act and any action being taken to avoid or minimize its effect.

Section 13.05 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All signatures of the parties to this Agreement may be transmitted by facsimile or pdf (including via e-mail). A signature to this Agreement transmitted electronically shall have the same authority, effect, and enforceability as an original signature, and will be binding and effective upon such party when a counterpart shall have been signed by each of the parties hereto and delivered to the other parties hereto.

Section 13.06 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable by reason of any applicable law of a jurisdiction, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 13.07 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation. The table of contents and headings set forth in this Agreement are for convenience of reference purposes only and shall not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision hereof. All references to currency, monetary values and dollars set forth herein shall mean U.S. dollars. The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 13.08 Enforcement, Remedies and Compliance. A person or entity who is not a party to this Agreement shall have no right to enforce any term of this Agreement. Each Party represents, warrants and covenants that each document, notice, instruction or request provided by such Party to the Earnout Escrow Agent shall comply with applicable laws and regulations. Where, however, the conflicting provisions of any such applicable law may be waived, they are hereby irrevocably waived by the parties hereto to the fullest extent permitted by law, to the end that this Agreement shall be enforced as written. Except as expressly provided in Section 8 above, nothing in this Agreement, whether express or implied, shall be construed to give to any person or entity other than the Earnout Escrow Agent and the Parties any legal or equitable right, remedy, interest or claim under or in respect of this Agreement or any funds escrowed hereunder. Except as otherwise expressly provided herein or as between the applicable Parties in the Business Combination Agreement or the Sponsor Support Agreement, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

Section 13.09 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH PARTY HERETO HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13(i).

Section 13.10 Publicity. Except as may be required by applicable law (including securities laws), court order, regulatory authority (including a securities authority) or as shall be required or desirable to be presented by a party to any tax authority of such party, none of the parties hereto shall disclose, issue a news release, public announcement, advertisement, or other form of publicity concerning the existence of this Agreement or the services to be provided hereunder without obtaining the prior written approval of the other parties hereto, which may be withheld in the other parties’ sole discretion; provided that the Earnout Escrow Agent may use [AMHC]’s name in its customer lists or otherwise as required by applicable law or regulation.

Section 13.11 Successors. All the covenants and provisions of this Agreement by or for the benefit of the parties hereto shall bind and inure to the benefit of their respective permitted successors and assigns hereunder.

Section 13.12 Third Party Beneficiaries. The provisions of this Agreement are intended to benefit only the parties hereto and their respective permitted successors and assigns. No rights shall be granted to any other person or entity by virtue of this Agreement, and there are no third party beneficiaries hereof.

Section 13.13 Survival. Notwithstanding anything to the contrary, all provisions regarding indemnification, liability and limits thereon, compensation and expenses (with respect to any fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and confidentiality shall survive the termination or expiration of this Agreement. For the avoidance of doubt, Section 8, Section 6, Section 7 (with respect to any outstanding fees or expenses payable in respect of the period preceding the termination or expiry of this Agreement) and Section 13 shall survive termination of this Agreement or the resignation, replacement or removal of the Earnout Escrow Agent for any reason.

Section 13.14 Merger of Agreement. This Agreement together with the Sponsor Support Agreement constitutes the entire agreement between the parties hereto related to the Sponsor Earn-out Shares and supersedes any prior agreement with respect to the subject matter hereof, whether oral or written.

Section 13.15 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by all parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Escrow Agreement as of the date set forth above.

[Amplitude Healthcare Acquisition Corporation]

By:
Name:
Title:

Amplitude Healthcare Holdings LLC

By:
Name:
Title:

Continental Stock Transfer & Trust Company, as Earnout Escrow Agent

By:
Name:
Title:

Schedule 1

Security Procedures

To be attached.

Schedule 2

Compensation and Reimbursement

To be attached.

Schedule 3

Approved Banks

To be attached.

Schedule I

Supporting Company Stockholders

1.	Judith Shizuru

2.	Susan Prohaska

3.	Abingworth Bioventures VII L.P.

4.	Qiming U.S. Healthcare Fund II, L.P.

5.	Citadel Multi-Strategy Equities Master Fund LTD.

6.	Roche Finance Ltd